EXHIBIT 4.9

OMNIBUS Amendment and Consent

This OMNIBUS AMENDMENT AND CONSENT, dated as of November 15, 2021 (this “Agreement”), is made among TEXTAINER MARINE CONTAINERS II LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda (“Issuer”), TEXTAINER EQUIPMENT MANAGEMENT LIMITED, an exempted company with limited liability continued into and existing under the laws of Bermuda (“TEML”), TEXTAINER LIMITED, a company incorporated under the laws of Bermuda (“TL”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), and each of the undersigned Series 2012-1 Noteholders (as defined in the Existing Supplement referred to below).

RECITALS:

A.Issuer is party to (i) that certain Second Amended and Restated Indenture, dated as of August 31, 2017 (as amended by Amendment 1, dated as of July 24, 2019, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Indenture”), with WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells”), as indenture trustee (“Existing Indenture Trustee”); (ii) that certain Second Amended and Restated Series 2012-1 Supplement, dated as of August 31, 2017 (as amended by Amendment 1, dated as of July 24, 2019, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Supplement”), with Existing Indenture Trustee; (iii) that certain Second Amended and Restated Series 2012-1 Note Purchase Agreement, dated as of August 31, 2017 (as amended by Amendment 1, dated as of July 24, 2019, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing NPA”), with TL, as seller (the “Seller”), Existing Administrative Agent (as defined below), each of Wells, Bank of America, N.A., ING Belgium SA/NV, Keybank National Association, Thunder Bay Funding, LLC, ABN AMRO Capital USA LLC, Truist Bank (as successor by merger to Suntrust Bank), PNC Bank National Association, Fifth Third Bank, National Association, and Everbank Commercial Finance Inc., as a Noteholder, and Royal Bank of Canada, as a Noteholder Agent; (iv) that certain Third Amended and Restated Management Agreement, dated as of December 31, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Management Agreement”), with TEML, as manager (the “Manager”); (v) that certain Manager Transfer Facilitator Agreement, dated as of May 1, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Manager Transfer Facilitator Agreement”), with Existing Indenture Trustee and ABN AMRO BANK N.V., a company organized and existing under the laws of the Netherlands (“ABN”), as manager transfer facilitator (in such capacity, the “Manager Transfer Facilitator”); and (vi) that certain Administration Agreement, dated as of May 1, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Administration Agreement”), with Manager, Existing Indenture Trustee and WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (“WFS”), as administrative agent (in such capacity, the “Existing Administrative Agent”).

B.Wells has resigned as Existing Indenture Trustee, and Issuer wishes to appoint WTNA as indenture trustee under the Existing Indenture (in such capacity, “Successor Trustee”); Section 907 of the Indenture requires any such appointment to be made by Issuer at the direction and subject to the consent of the Requisite Global Majority.

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C.ABN wishes to assign its role as Manager Transfer Facilitator, and WTNA is willing to accept such role; Section 15 of the Manager Transfer Facilitator Agreement requires the prior written consent of the Indenture Trustee (acting at the direction of the Requisite Global Majority), and prior written notice to each Rating Agency, as conditions to such assignment and assumption.

D.WFS has resigned as Existing Administrative Agent, and Issuer wishes to appoint Wells as administrative agent under the Administration Agreement (in such capacity, “Successor Administrative Agent”); Successor Administration Agreement and Issuer wish to terminate the Administration Agreement such that Administrative Agent’s duties will be governed by the Proposed NPA (as defined below) and other Related Documents; Section 11(a) of the Administration Agreement requires that the Administration Agreement continue in full force until all of the Outstanding Obligations have been paid in full; Section 14 of the Administration Agreement requires that any amendment thereto be accompanied by the written consent of the Requisite Global Majority.

E.Issuer and Manager wish to amend the Management Agreement; Section 21.8(b)(i) of the Management Agreement requires satisfaction of the Rating Agency Condition (as defined in the Existing Indenture) as a condition to any amendment to the Management Agreement; pursuant to the Existing Indenture and Existing Supplement, the Rating Agency Condition may be satisfied with respect to such amendment by obtaining the consent of the Majority of Holders of the Series 2012-1 Notes.

F.Issuer and Successor Trustee wish to amend certain provisions of the Existing Indenture and, for ease of reference, to restate the terms of the Existing Indenture in the form of Exhibit A hereto (the “Proposed Indenture”); Section 1002(a) of the Existing Indenture requires the consent of the Requisite Global Majority, each affected Series Enhancer and each affected Interest Rate Hedge Provider (if such proposed amendment would adversely affect such Interest Rate Hedge Provider’s rights, duties or immunities under this Indenture or otherwise), as a condition to such amendment.

G.Issuer and Successor Trustee wish to amend certain provisions of the Existing Supplement and, for ease of reference, to restate the terms of the Existing Supplement in the form of Exhibit B hereto (the “Proposed Supplement”); Section 705(a) of the Existing Supplement requires that the Control Party for Series 2012-1 consent to, and have directed Indenture Trustee to have entered into, such amendment as a condition to such amendment.

H.Issuer and the Majority of Holders of the Series 2012-1 Notes wish to amend, as of the date hereof, certain provisions of the Existing NPA and, for ease of reference to restate the Existing NPA in the form of Exhibit C hereto (the “Proposed NPA”); Section 9.1(a) of the Existing NPA requires the written consent of each affected Series 2012-1 Noteholder as a condition to such amendment and restatement.

I.Pursuant to the Existing Indenture and Existing Supplement, the Requisite Global Majority is comprised of the Majority of Holders of the Series 2012-1 Notes; pursuant to the Existing Supplement, the Control Party for Series 2012-1 is the Majority of Holders of the Series 2012-1 Notes.

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AGREEMENT:

1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Indenture or, if not defined therein, in the Existing Supplement.

2.Replacement of Trustee. Each of the Series 2012-1 Noteholders party hereto hereby (i) consents to the appointment of WTNA as Successor Trustee and (ii) directs Issuer to appoint WTNA as Successor Trustee.

3.Replacement of Manager Transfer Facilitator.

(a)Each of the Series 2012-1 Noteholders party hereto hereby (i) appoints WTNA as Manager Transfer Facilitator and consents to the assignment of the Manager Transfer Facilitator Agreement from ABN to WTNA, and (ii) directs Successor Trustee to consent to such appointment and assignment.

(b)Issuer agrees that WTNA is acceptable to Issuer as successor Manager Transfer Facilitator.

(c)Successor Trustee hereby consents to the appointment of WTNA as Manager Transfer Facilitator and the assignment of the Manager Transfer Facilitator Agreement from ABN to WTNA.

(d)Each of Issuer and Indenture Trustee waives the prior notice requirement in Section 11(b) of the Manager Transfer Facilitator Agreement with respect to the resignation of ABN as Manager Transfer Facilitator.

4.Administration Agreement and Administrative Agent.

(a)Each of the Series 2012-1 Noteholders party hereto hereby appoints Wells as the Administrative Agent and consents to the termination of the Administration Agreement.

(b)Issuer agrees that Wells is acceptable to Issuer as successor Administrative Agent.

5.Indenture.

(a)Each of the Series 2012-1 Noteholders party hereto hereby (i) consents to the amendment and restatement of the Existing Indenture in the form of the Proposed Indenture and (ii) directs Successor Trustee to enter into this Agreement and the Proposed Indenture for the purpose, and with the effect, of amending and restating the Existing Indenture in the form of the Proposed Indenture.

(b)The Existing Indenture is amended and restated in the form of the Proposed Indenture.

6.Supplement.

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(a)Each of the Series 2012-1 Noteholders party hereto hereby (i) consents to the amendment and restatement of the Existing Supplement in the form of the Proposed Supplement and (ii) directs Successor Trustee to enter into this Agreement and the Proposed Supplement for the purpose, and with the effect, of amending and restating the Existing Supplement in the form of the Proposed Supplement.

(b)The Existing Supplement is amended and restated in the form of the Proposed Supplement.

7.Management Agreement.

(a)Each of the Series 2012-1 Noteholders party hereto hereby consents to the amendment of the Management Agreement pursuant to Section 7(b).

(b)Issuer and Manager agree that the Management Agreement is amended on the Effective Date as follows:

(i)The definition of “Long-Term Lease Fleet” set forth in Section 1.1 is amended by replacing the phrase “twenty-four (24)” therein with the phrase “twelve (12)”.

(ii)Section 5.1(a)(i) of the Management Agreement is amended by replacing the phrase “twelve percent (12.0%)” therein with the phrase “nine percent (9.0%)”.

(iii)Section 5.1(a)(i) of the Management Agreement is amended by replacing the phrase “eight percent (8.0%)” therein with the phrase “nine percent (9.0%)”.

(iv)Section 7.2(a) of the Management Agreement is amended and restated in its entirety to read as follows:

“(a)(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements of Manager for such quarter, together with a certificate setting forth the calculation of the Consolidated Funded Debt and Consolidated Tangible Net Worth of the Manager calculated as of the end of the most recently completed fiscal quarter, (ii) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements of TGH and its consolidated Subsidiaries for such quarter, (iii) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements of Issuer, (iv) within one hundred twenty (120) days after the end of each fiscal year of Manager, a copy of the annual audited financial statements of Manager prepared on a consistent basis in conformity with GAAP and certified by an independent certified public accountant of recognized national standing, (v) within one hundred twenty (120) days after the end of each fiscal year of TGH, unaudited financial statements of TGH and its consolidated Subsidiaries for such fiscal year, and (vi) within one hundred twenty (120) days after the end of each fiscal year of Issuer, a copy of the annual audited financial statement of the Issuer prepared on a consistent basis, in conformity with GAAP and certified by

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an independent certified public account of recognized national standing; and”

(v)Section 7.11 is amended as follows:

(A)The existing paragraph therein shall be renumbered as Section 7.11(a); and

(B)A new Section 7.11(b) shall be added thereto, to read in its entirety as follows:

“(b)Within one hundred twenty (120) days following the end of each fiscal year of the Manager, the Manager shall cause the Independent Accountants, to deliver to the Indenture Trustee, the Issuer and the Administrative Agent, a report specifying the results of the application of such agreed-upon procedures as the Administrative Agent and the Issuer shall specify from time to time relating to 25 randomly-selected leases included in the Back-Up Data Files most recently delivered pursuant to Section 7.16.”

8.NPA.

(a)Each of the Series 2012-1 Noteholders party hereto hereby (i) consents to the amendment and restatement of the Existing NPA in the form of the Proposed NPA, and (ii) waives the application of Section 2.5 of the Existing NPA to the extension of the Scheduled Conversion Date.

(b)The Existing NPA is amended and restated in the form of the Proposed NPA.

(c)Restatement of Commitments. On November 15, 2021, the Commitments of Withdrawing Noteholders that are party to the Agreement will be extended to the Scheduled Conversion Date. One of the Noteholders that is party to the Original Agreement will withdraw from the transaction and its Commitment will be terminated on such date (such Noteholder, the “Withdrawing Noteholder”). The unpaid principal balance of the Series 2012-1 Advances owing to such Withdrawing Noteholder will be repaid on the November 15, 2021 by certain Series 2012-1 Noteholders, each of which will increase the amount of its Commitment (each of the foregoing, an “Increasing Noteholder” and collectively, the “Increasing Noteholders”). On November 15, 2021, all Increasing Noteholders will fund to Indenture Trustee, funds in an amount, such that, after giving effect to such funding, the unpaid principal balance of the Series 2012-1 Notes owing to each such Increasing Noteholder (stated as a percentage of the Aggregate Series 2012-1 Note Principal Balance) shall be equal to the percentage opposite its name on Schedule II to the Proposed NPA. The Indenture Trustee will use the funding received from the Increasing Noteholders to pay to the Withdrawing Noteholder funds in an amount necessary to reduce the unpaid principal balance of the Series 2012-1 Note owing to such Withdrawing Noteholder (stated as a percentage of the Aggregate Series 2012-1 Note Principal Balance) to the percentage opposite its name on Schedule II to the Proposed NPA.

(d)Each of the Issuer, the Seller and each Noteholder consent to the foregoing.

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9.Representations and Warranties.

(a)Issuer represents and warrants to each Series 2012-1 Noteholder as follows:

(i)After giving effect to this Agreement, each of the representations and warranties of the Issuer set forth in the Indenture, in Article VI of the Supplement, and in Article IV of the NPA is true and correct as of the date first written above with the same effect as though each had been made by Issuer as of such date, except to the extent that any of such representations and warranties expressly relates to an earlier date.

(ii)No Early Amortization Event, Event of Default, or Asset Base Deficiency is continuing, or will result from the transactions contemplated by this Agreement.

(iii)Each of the conditions precedent (A) to the amendment of the Existing Indenture set forth in the Existing Indenture, (B) to the amendment of the Existing Supplement set forth in the Existing Supplement, (C) to the amendment of the NPA set forth in the NPA, and (D) to the amendment of the Management Agreement set forth in the Management Agreement, has been, or contemporaneously with the execution of this Agreement will be, satisfied

(iv)There is no Series Enhancer or Rating Agency. PNC Bank, National Association, Truist Bank, and Fifth Third Bank are the sole Interest Rate Hedge Providers.

(b)Issuer ratifies and affirms the Indenture and the Supplement (including without limitation the security interests and liens created thereby), which remain in full force and effect, undiminished by this Agreement.

10.Effectiveness.

(a)This Agreement shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(i)Issuer shall have received:

(A)Counterpart signatures hereto executed and delivered by Issuer, Manager, Successor Trustee and each Person that is a Series 2012-1 Noteholder as of the date hereof.

(B)Counterpart signatures to the Instrument of Assignment and Acceptance, dated as of the date hereof and in the form of Exhibit D hereto (the “Trustee Assignment”), executed and delivered by Wells, WTNA and Issuer.

(C)Counterpart signatures to the Instrument of Assignment and Acceptance, dated as of the date hereof and in the form of Exhibit E hereto (the “MTF Assignment”), executed and delivered by ABN, WTNA and Issuer.

(ii)Successor Indenture Trustee shall have received an Officer’s Certificate described in Section 1301 of the Indenture.

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(iii)Successor Indenture Trustee and Administrative Agent shall have received each of the items described in Section 501 of the Proposed Supplement.

(iv)Administrative Agent shall have received:

(A)Counterpart signatures to a Fee Letter for each Series 2012-1 Noteholder, executed and delivered by Issuer.

(B)Counterpart signatures to a securities account control agreement with respect to each of the Trust Account, the Restricted Cash Account and the Counterparty Collateral Account, executed and delivered by Issuer, Successor Trustee and WTNA, as securities intermediary.

(b)Sequence of Effectiveness. For purposes of clarification, upon fulfillment of the conditions set forth in Section 10(a), (i) the consents and directions provided under Sections 2 and 3 shall become effective immediately prior to the effectiveness of the Trustee Assignment and MTF Assignment, and the other provisions of this Agreement, and (ii) the consents, directions and waivers under Sections 4 through 8 shall become effective immediately prior to the amendments under Sections 4 through 8.

11.Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction.

(b)Any legal suit, action or proceeding against the Issuer arising out of or relating to this Agreement, or any transaction contemplated hereby, may be instituted in any Federal or State court in the City and County of New York, State of New York. Issuer hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this Agreement, Issuer hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

(c)Each of the parties hereto hereby irrevocably waives, as against the other parties hereto, any rights it may have to a jury trial in respect of any civil action or proceeding (whether arising in contract or tort or otherwise), including any counterclaim, arising under or relating to the Indenture or any other related document, including in respect of the negotiation, administration or enforcement hereof or thereof.

12.Miscellaneous.

(a)This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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(b)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)This Agreement shall constitute a Series 2012-1 Related Document.

[Signatures to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TEXTAINER MARINE CONTAINERS II LIMITED, as Issuer

By ___/s/ Adam Hopkin____________________

Adam Hopkin

Secretary

For purposes of Section 7(b) only: TEXTAINER EQUIPMENT MANAGEMENT LIMITED, as Manager

By __/s/ Adam Hopkin______________________

Adam Hopkin

Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By ____/s/ Jose Paredes _____________________

Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Series 2012-1 Noteholder

By ___/s/ John Fulvimar______________________

Name:

Title:  Director

ING BELGIUM SA/NV, as a Series 2012-1 Noteholder

By ______/s/ Aranud Barbanel____________

Name:

Title:

By ____/s/ Luc Missoorten______________

Name:

Title:

[Amendment and Consent—TMCLII Related Documents]

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BANK OF AMERICA, N.A., as a Series 2012-1 Noteholder

By _____/s/ Christopher C. Jonas_____________

Name:

Title:

ROYAL BANK OF CANADA, as a Series 2012-1 Noteholder

By _______/s/ Kevin P. Wilson___________

Name:

Title: Authorized Signatory

By _________/s/ Irina Racheva_______________

Name:

Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Series 2012-1 Noteholder and an Interest Rate Hedge Provider

By ______/s/ Roger Yue________________

Name:

Title:  Senior Vice President

TRUIST BANK, as a Series 2012-1 Noteholder and an Interest Rate Hedge Provider

By ______/s/ Jason Meyer____________________

Name:

Title:  Managing Director

FIFTH THIRD BANK, as a Series 2012-1 Noteholder and an Interest Rate Hedge Provider

By _____/s/ Andrew D. Jones_____________

Name:

Title:  Managing Director

[Amendment and Consent—TMCLII Related Documents]

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CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Series 2012-1 Noteholder

By __/s/ Konstantia Kourmenptis______________

Name:

Title:   Managing Director

By ___/s/ Richard McBride___________________

Name:

Title:  Director

KEYBANK NATIONAL ASSOCIATION, as a Series 2012-1 Noteholder

By ____/s/ Richard Andersen_________________

Name:

Title:  Senior Vice President

TIAA FSB, as successor to certain assets of Everbank Commercial Finance, Inc., as a Series 2012-1 Noteholder1

By ___/s/ Ke Tang_______________

Name:

Title:  Director

[1]	Withdrawing from transaction.

[Amendment and Consent—TMCLII Related Documents]

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TEXTAINER LIMITED, as Seller

By _______/s/ Adam Hopkin_________________

Name:

Title:  Secretary

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Exhibit A to Amendment and Consent

PROPOSED INDENTURE

EXECUTION VERSION

TEXTAINER MARINE CONTAINERS II LIMITED

Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

Indenture Trustee

_________________________

THIRD AMENDED AND RESTATED INDENTURE

Dated as of November 15, 2021

_________________________

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Page

Article I DEFINITIONS	4
Section 101	Defined Terms.4
Section 102	Other Definitional Provisions.41
Section 103	Computation of Time Periods42
Section 104	Statutory References42
Section 105	Duties of Manager Transfer Facilitator42
Section 106	Changes in GAAP43
Article II THE NOTES	43
Section 201	Authorization of Notes.43
Section 202	Form of Notes; Book-Entry Notes.43
Section 203	Execution, Recourse Obligation47
Section 204	Certificate of Authentication47
Section 205	Registration; Registration of Transfer and Exchange of Notes47
Section 206	Mutilated, Destroyed, Lost and Stolen Notes.49
Section 207	Delivery, Retention and Cancellation of Notes50
Section 208	ERISA Deemed Representations50
Article III PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS	51
Section 301	Principal and Interest51
Section 302	Trust Account51
Section 303	Investment of Monies Held in the Trust Account, the Restricted Cash Account, and Series Accounts.60
Section 304	Copies of Reports to Noteholders, each Interest Rate Hedge Provider and each Series Enhancer.63
Section 305	Records63
Section 306	Restricted Cash Account.63
Section 307	CUSIP Numbers64
Section 308	No Claim65
Section 309	Compliance with Withholding Requirements65
Section 310	Tax Treatment of Notes65
Section 311	Subordination65
Section 312	Letters of Credit and L/C Cash Account.65
Section 313	Payment Account67
Article IV COLLATERAL	67
Section 401	Collateral.67
Section 402	Pro Rata Interest.68
Section 403	Indenture Trustee’s Appointment as Attorney-in-Fact.69
Section 404	Release of Security Interest70
Section 405	Administration of Collateral.70
Section 406	Quiet Enjoyment71
Article V RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF NET ISSUER PROCEEDS; REQUISITE GLOBAL MAJORITY	71

i

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Section 501	Rights of Noteholders71
Section 502	Allocations Among Series72
Section 503	Determination of Requisite Global Majority72
Article VI COVENANTS	72
Section 601	Payment of Principal and Interest, Payment of Taxes.72
Section 602	Maintenance of Office.72
Section 603	Corporate Existence73
Section 604	Protection of Collateral73
Section 605	Performance of Obligations74
Section 606	Negative Covenants74
Section 607	Non-Consolidation of Issuer.77
Section 608	No Bankruptcy Petition78
Section 609	Liens78
Section 610	Other Indebtedness78
Section 611	Guarantees, Loans, Advances and Other Liabilities78
Section 612	Consolidation, Amalgamation, Merger and Sale of Assets; Ownership of the Issuer79
Section 613	Other Agreements.79
Section 614	Charter Documents80
Section 615	Capital Expenditures80
Section 616	Permitted Activities80
Section 617	Investment Company80
Section 618	Payments of Collateral80
Section 619	Notices80
Section 620	Books and Records81
Section 621	Taxes81
Section 622	Subsidiaries81
Section 623	Investments81
Section 624	Use of Proceeds81
Section 625	Asset Base Report81
Section 626	Financial Statements81
Section 627	Interest Rate Hedge Agreements.82
Section 628	UNIDROIT Convention86
Section 629	Other Information86
Section 630	Separate Identity86
Section 631	Purchase of Additional Containers86
Section 632	Compliance with Law87
Section 633	FATCA87
Section 634	Inspections.87
Section 635	Sanctions88
Section 636	Noteholder Tax Information88
Article VII DISCHARGE OF INDENTURE; PREPAYMENTS	89

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Section 701	Full Discharge89
Section 702	Prepayment of Notes89
Section 703	Unclaimed Funds90
Article VIII DEFAULT PROVISIONS AND REMEDIES	90
Section 801	Event of Default90
Section 802	Acceleration of Stated Maturity; Rescission and Annulment93
Section 803	Collection of Indebtedness94
Section 804	Remedies94
Section 805	Indenture Trustee May Enforce Claims Without Possession of Notes.95
Section 806	Allocation of Money Collected95
Section 807	Limitation on Suits96
Section 808	Unconditional Right of Holders to Receive Principal, Interest and Commitment Fees96
Section 809	Restoration of Rights and Remedies97
Section 810	Rights and Remedies Cumulative97
Section 811	Delay or Omission Not Waiver97
Section 812	Control by Requisite Global Majority.97
Section 813	Waiver of Past Defaults.98
Section 814	Undertaking for Costs98
Section 815	Waiver of Stay or Extension Laws98
Section 816	Sale of Collateral.99
Section 817	Action on Notes99
Article IX CONCERNING THE INDENTURE TRUSTEE	100
Section 901	Duties of Indenture Trustee.100
Section 902	Certain Matters Affecting the Indenture Trustee101
Section 903	Indenture Trustee Not Liable.103
Section 904	Indenture Trustee May Own Notes104
Section 905	Indenture Trustee’s Fees, Expenses and Indemnities.104
Section 906	Eligibility Requirements for Indenture Trustee105
Section 907	Resignation and Removal of Indenture Trustee105
Section 908	Successor Indenture Trustee106
Section 909	Merger or Consolidation of Indenture Trustee106
Section 910	Separate Indenture Trustees, Co-Indenture Trustees and Custodians107
Section 911	Representations and Warranties108
Section 912	Indenture Trustee Offices109
Section 913	Notice of Event of Default, Early Amortization Event or Manager Default109
Article X SUPPLEMENTAL INDENTURES	109
Section 1001	Supplemental Indentures Not Creating a New Series Without Consent of Holders109

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Section 1002	Supplemental Indentures Not Creating a New Series with Consent of Holders.110
Section 1003	Execution of Supplemental Indentures112
Section 1004	Effect of Supplemental Indentures112
Section 1005	Reference in Notes to Supplemental Indentures112
Section 1006	Issuance of Series of Notes.112
Article XI HOLDERS LISTS	113
Section 1101	Indenture Trustee to Furnish Names and Addresses of Holders113
Section 1102	Preservation of Information; Communications to Holders114
Article XII EARLY AMORTIZATION EVENT	114
Section 1201	Early Amortization Event114
Section 1202	Remedies115
Article XIII MISCELLANEOUS PROVISIONS	115
Section 1301	Compliance Certificates and Opinions.115
Section 1302	Form of Documents Delivered to Indenture Trustee.115
Section 1303	Acts of Holders.116
Section 1304	[Reserved].117
Section 1305	Limitation of Rights117
Section 1306	Severability; Entire Agreement117
Section 1307	Notices117
Section 1308	Consent to Jurisdiction118
Section 1309	Captions118
Section 1310	Governing Law118
Section 1311	No Petition118
Section 1312	General Interpretive Principles119
Section 1313	WAIVER OF JURY TRIAL119
Section 1314	Waiver of Immunity119
Section 1315	Judgment Currency120
Section 1316	Statutory References120
Section 1317	Counterparts120
Section 1318	Transactions Under Prior Agreement120
Section 1319	Patriot Act121
Section 1320	Multiple Roles121

EXHIBIT AFORM OF ASSET BASE REPORT

EXHIBIT BDEPRECIATION METHODS BY TYPE OF CONTAINER

EXHIBIT CFORM OF PURCHASER LETTER

EXHIBIT DFORM OF PURCHASER CERTIFICATION

EXHIBIT EFORM OF NON-RECOURSE RELEASE

EXHIBIT FINTEREST RATE HEDGING POLICY

EXHIBIT GFORM OF CONTROL AGREEMENT

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Third Amended and Restated Indenture, dated as of November 15, 2021 (as amended or supplemented from time to time as permitted hereby, including, with respect to any Series or Class, the related Supplement, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company incorporated and existing under the laws of Bermuda (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (“Prior Trustee”), entered into that certain Second Amended and Restated Indenture, dated as of November 15, 2021 (as amended by Amendment 1, dated as of July 24, 2019, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”);

WHEREAS, Prior Trustee has assigned its role as indenture trustee to WTNA, which has assumed such role; and

WHEREAS, the Issuer and the Indenture Trustee wish to amend certain provisions of the Prior Agreement as of the date hereof, to confirm the Lien of the Prior Agreement and, for ease of reference, to restate the terms of the Indenture in their entirety;

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider:

GRANTING CLAUSE

To secure the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party, the Issuer hereby confirms the grant, assignment, conveyance, mortgage, pledge, charge, hypothecation and transfer to the Indenture Trustee, for the benefit of the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider, of a first priority (except in the case of any Manufacturer’s Lien, in which case the Lien of this Indenture is subordinate solely to such Manufacturer’s Lien) perfected security interest in and to all of the Issuer’s right, title and interest in, to and under the following whether now existing or hereafter created or acquired (with respect to clauses (v) through (xv) below, only to the extent such assets or property arise out of or in any way relate to (but only to the extent they relate to) the Managed Containers):

(i)the Managed Containers and all other Transferred Assets;

(ii)all Deposit Accounts and all Securities Accounts, including the Trust Account, the Restricted Cash Account, the Counterparty Collateral Account, L/C Cash Account, any Pre-Funding Account, any Series Account and the Payment Account but excluding all Issuer Swap Posting Accounts, and all cash and cash equivalents, Eligible Investments, Financial Assets, Investment Property, Securities Entitlements and other instruments or amounts credited or

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deposited from time to time in any of the foregoing (other than in any Issuer Swap Posting Account);

(iii)the Container Sale Agreement, each Container Transfer Agreement, the Management Agreement, Interest Rate Hedge Agreement and each other Related Document to which the Issuer is a party;

(iv)all collections received by the Issuer from the operation of the Managed Containers, including any Issuer Proceeds and Pre-Adjustment Issuer Proceeds, on deposit in the Master Account;

(v)all Accounts;

(vi)all Chattel Paper, and all Leases and all schedules, supplements, amendments, modifications, renewals, extensions and all guaranties and other credit support with respect to the foregoing and all rentals, payments and monies due and to become due in respect of the foregoing, and all rights to terminate or compel performance thereof;

(vii)all Contracts;

(viii)all Documents;

(ix)all General Intangibles;

(x)all Instruments;

(xi)all Inventory;

(xii)all Supporting Obligations;

(xiii)all Equipment;

(xiv)all Letter of Credit Rights;

(xv)all Commercial Tort Claims;

(xvi)all property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(xvii)the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements and all claims for damages arising out of the breach of any Container Related Agreement;

(xviii)any guarantee of the Container Related Agreements and any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements;

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(xix)all or any part of insurance proceeds of all or any part of the Collateral and all proceeds of the voluntary or involuntary disposition of all or any part of the Collateral or such proceeds;

(xx)any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of all or any part of the Collateral;

(xxi)to the extent not otherwise included, all income, payments and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein collectively called the “Collateral” and as such is security for the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party. Notwithstanding the foregoing Grant, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person and (ii) no Lease in which the Lessee is a Sanctioned Person, shall, in either instance, constitute Collateral.

In furtherance of the foregoing, the Issuer hereby confirms the grant, assignment, conveyance, mortgage, pledge, charge, hypothecation and transfer to the Indenture Trustee, for the benefit of the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider, of (i) a fixed charge over the Container Sale Agreement, each Container Transfer Agreement, each Interest Rate Hedge Agreement and the Management Agreement and (ii) a floating charge over all other assets of the Issuer.

In furtherance of the foregoing, the Issuer hereby confirms the appointment of the Indenture Trustee as its designee for purposes of exercising the power of attorney granted by the Manager pursuant to Section 11.4 of the Management Agreement.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided. Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations. The Issuer hereby confirms and the Indenture Trustee hereby acknowledges that the Issuer does not currently have any rights with respect to Commercial Tort Claims on the Closing Date.

The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements (including any such financing statements claiming a security interest in all assets of the Issuer) and amendments thereto that (i) indicate the Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, and (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing

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statement or amendment, including whether the Issuer is an organization, the type of organization and any organizational identification number issued to the Issuer (provided, however, that the Indenture Trustee has no obligation or duty to take such action nor to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant of a security interest in the Collateral hereunder). The Issuer agrees to furnish any such information to the Indenture Trustee promptly upon the Indenture Trustee’s request. The Issuer also ratifies its authorization for the Indenture Trustee to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

Article I
DEFINITIONS

Section 101.	Defined Terms.

Capitalized terms used in this Indenture shall have the following meanings and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms:

“Account”:  Any “account”, as such term is defined in Section 9-102(a)(2) of the UCC.

“Administrative Agent”:  The Person performing the duties of the Administrative Agent under the Administrative Agreement; as of the date hereof, Wells Fargo Bank, National Association.

“Administrative Agent Fee”:  This term shall have the meaning set forth in the administrative agent fee letter, as such agreement may be amended, modified and restated from time to time in accordance with its terms.

“Advance Rate”:  As of any date of determination, one of the following:

(A)eighty percent (80%) prior to Conversion Date; or

(B)on or subsequent to the Conversion Date, the lesser of:

(1)the excess of (A) eighty percent (80%), minus (B) the product of (x) two percent (2%) and (y) the number of twelve month periods that have elapsed since the Conversion Date, and

(2)the Effective Advance Rate on the Conversion Date and thereafter the Effective Advance Rate at the beginning of the current twelve month period.

“Affiliate”:  With respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Aggregate Available Amount”:  As of any date of determination, an amount equal to the sum of the then amount available for drawings under all Eligible Letters of Credit then in effect.

“Aggregate Net Book Value”:  As of any date of determination, an amount equal to the sum of the Net Book Values of all Eligible Containers.

“Aggregate Outstanding Obligations”:  As of any date of determination, an amount equal to the sum of (i) the Outstanding Obligations for all Series of Notes then Outstanding, and (ii) all other amounts owing by the Issuer to the Indenture Trustee, any Series Enhancer, any Noteholder, or any Interest Rate Hedge Provider pursuant to the terms of any Related Document.

“Aggregate Principal Balance”:  As of any date of determination, an amount equal to the sum of the then unpaid principal balance of all Series of Notes then Outstanding.

“Applicable Law”:  With respect to any Person or Managed Container, all law, treaties, judgment, decrees, injunctions, waits, rules, regulations, orders, directives, concessions, licenses and permits of any Governmental Authority applicable to such Person or its Property or in respect of its operations.

“Asset Base”:  Either or both (as the context may require) of a Senior Asset Base or a Subordinate Asset Base.

“Asset Base Deficiency”:  The condition that exists on any Payment Date if (i) after giving effect to the payment of all Supplemental Principal Payment Amounts then due and payable for each Series of Senior Notes on such Payment Date (to the extent that there is cash available to make such payments), the sum of the then unpaid principal balances of all Series of Senior Notes exceeds the Senior Asset Base, or (ii) after giving effect to all Subordinate Supplemental Principal Payment Amounts then due and payable for each Series of Subordinate Notes on such Payment Date (to the extent that there is cash available to make such payments), the sum of the then unpaid principal balances of all Series of Subordinate Notes exceeds the Subordinate Asset Base.

“Asset Base Report”:  A certificate with appropriate insertions setting forth the components of the Asset Base as of the date of determination for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to this Indenture and shall be certified by an Authorized Signatory of the Manager or one of its permitted Affiliates on behalf of the Manager.

“Asset Sales Percentage”:  For any Payment Date on which a Residual Deficiency is continuing, the quotient (stated as a percentage and reported on the related Manager Report) of A divided by B where:

A=the aggregate Sales Proceeds received by the Issuer during the Specified Measurement Period, and

B=the Asset Base as of the first day of the month immediately preceding such Payment Date.

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For purposes of measuring the Sales Proceeds in clause (A), the Specified Measurement Period shall mean the period commencing on the first day of the calendar month in which a Residual Deficiency is reported on a Manager Report and continuing for each calendar month thereafter until a Residual Deficiency is no longer continuing.

“Authorized Signatory”:  Any Person designated by written notice delivered to the Indenture Trustee and the related Series Enhancer as authorized to execute documents and instruments on behalf of a Person.

“Available Distribution Amount”:  For any Payment Date, an amount equal to the sum (without duplication) of (i) the Pre-Adjustment Issuer Proceeds and (without duplication) Issuer Proceeds received from the Manager during the immediately preceding Collection Period, less certain sums deducted in accordance with the terms of the Management Agreement, (ii) all amounts received by the Issuer on the related Determination Date pursuant to any Interest Rate Hedge Agreement, (iii) all Warranty Purchase Amounts and Manager Advances received by the Issuer since the immediately preceding Determination Date and (iv) any earnings on Eligible Investments in the Trust Account to the extent that such earnings were credited to such account during the related Collection Period.

“Bankruptcy Code”:  The United States Bankruptcy Reform Act of 1978, as amended.

“Bankruptcy Concentration Deduction” means, as of any date of determination, for any lessee or sublessee that is then subject to an Insolvency Proceeding (each a “Bankrupt Lessee”) and

(i)its Bankruptcy-Delinquent Containers, the product of (A) the Applicable Percentage (as set forth in the table below based on the date of determination) for such Bankrupt Lessee, and (B) the Net Book Values of all Bankruptcy-Delinquent Containers of such Bankrupt Lessee; and

(ii)its Bankruptcy-Current Containers, the product of (A) the Applicable Percentage (as set forth in the table below based on the date of determination) for such Bankrupt Lessee, and (B) the Net Book Values of all Bankruptcy-Current Containers of such Bankrupt Lessee:

Date of Determination	Applicable Percentage
During the Collection Period during which such Bankrupt Lessee first became subject to such Insolvency Proceeding	0%
During the first Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	16.67%
During the second Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	33.33%
During the third Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	50.00%
During the fourth Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	66.67%

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During the fifth Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	83.33%
After the sixth Collection Period after such Bankrupt Lessee first became subject to such Insolvency Proceeding	100%

“Bankruptcy-Current Container” means, as of any date of determination, a Managed Container that is then (i) subject to a Lease under which (A) the lessee or sublessee is a Bankrupt Lessee and (B) rental payments are less than or equal to 120 days delinquent and (ii) not a Bankruptcy-Reinstated Container.

“Bankruptcy-Delinquent Container” means, as of any date of determination, a Managed Container that is then (i) subject to a Lease under which (A) the lessee or sublessee is a Bankrupt Lessee and (B) rental payments are greater than 120 days delinquent and (ii) not a Bankruptcy-Reinstated Container.

“Bankruptcy-Reinstated Container” means, as of any date of determination, a Managed Container that is or was subject to a Lease under which the lessee or sublessee is a Bankrupt Lessee, and as to which either of the following has occurred: (i) the applicable Lease has been terminated and such Managed Container has been recovered by, or on behalf of, the Issuer on such date of determination, or (ii) such Bankrupt Lessee has become current under all delinquent lease payments.

“Book-Entry Custodian”:  The Person appointed pursuant to the terms of this Indenture to act in accordance with a certain letter of representations agreement such Person has with the Depositary, in which the Depositary delegates its duties to maintain the Book-Entry Notes to such Person and authorizes such Person to perform such duties.

“Book-Entry Notes”:  Collectively, the Rule 144A Book-Entry Notes, the Regulation S Temporary Book-Entry Notes and the Unrestricted Book-Entry Notes.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange, the Federal Reserve Bank or banking institutions in San Francisco, California, New York, New York, Amsterdam, The Netherlands or the city in which the Corporate Trust Office is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

“Cash on Cash Return”:  With respect to any Container and the Lease thereof, an amount (expressed as a percentage) the numerator of which is equal to the product of (i) the per diem rental for such Container as set forth in the Lease, and (ii) 365, and denominator of which is equal to the Original Equipment Cost of such Container.

“Casualty Loss”:  Any of the following events with respect to any Managed Container:  (a) the actual total loss or compromised total loss of such Managed Container, (b) the loss, theft or destruction of such Managed Container including resulting from the inability to recover, or a decision to forego the recovery of, a Managed Container following a default by a Lessee under a Lease of such Managed Container, (c) thirty (30) days following a determination by, or on behalf of, the Issuer that such Managed Container is damaged beyond repair or permanently rendered

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unfit for use for any reason whatsoever, (d) the seizure, condemnation or confiscation of such Managed Container for a period exceeding sixty (60) days or (e) if such Managed Container is subject to a Lease, such Managed Container shall have been deemed under its Lease to have suffered a casualty loss as to the entire Managed Container. In determining the date on which a Casualty Loss occurred, the application of the time frames set forth in clauses (a) through (e) above shall in no event result in the deemed occurrence of a Casualty Loss prior to the date on which an officer of the Issuer or the Manager obtains actual knowledge of such Casualty Loss.

“CEU”:  A cost-equivalent unit which is a fixed unit of measurement based on the cost of a Container relative to the cost of a twenty-foot standard dry freight Container.

“Chattel Paper”:  Any lease (including any Finance Lease) or other “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC.

“Class”:  With respect to any Series, all Notes within such Series having the same rights to payment under the related Supplement.

“Closing Date”:  This term shall have the meaning set forth in the related Supplement.

“Code”:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Collateral”:  This term shall have the meaning set forth in the Granting Clause of this Indenture.

“Collection Period”:  Unless otherwise stated in a Supplement, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through and including the last day of such calendar month.

“Collections”:  With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Issuer, or by the Manager on behalf of the Issuer, with respect to the Managed Containers and the other items of Collateral.

“Commercial Tort Claims”:  Any “commercial tort claim”, as such term is defined in 9-102(a)(13) of the UCC.

“Competitor”:  Any Person engaged and competing with any of the Issuer, Textainer Limited, Textainer Group Holdings Limited or the Manager in the Container leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

“Container”:  Any dry freight cargo, high cube or other type of marine or intermodal container.

“Container Related Agreement”:  Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence

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on any Series Issuance Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, each Container Transfer Agreement, the Container Sale Agreement and the Chattel Paper.

“Container Representations and Warranties”:  This term shall have the meanings set forth in the Container Sale Agreement and each Container Transfer Agreement, respectively.

“Container Sale Agreement”:  The Container Sale Agreement, dated as of May 1, 2012, between the Issuer and Textainer Limited, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Container Transfer Agreement”:  Each container transfer agreement entered into from time to time between the Issuer and a Special Purpose Entity, including without limitation (i) that certain Container Transfer Agreement, dated as of August 6, 2018, between the Issuer and TMCLVII, and (ii) any agreement substantially similar to the foregoing, executed and delivered after the date hereof, in each case, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Contracts”:  All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Managed Containers or to the Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Container Sale Agreement, each Container Transfer Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Control Agreement”:  (i) A control agreement, among the Issuer, the Indenture Trustee and the Securities Intermediary, which shall be substantially in the form of Exhibit G to this Indenture, for each of the Trust Account, the Restricted Cash Account, the L/C Cash Account and each Series Account; and (ii) with respect to the Payment Account, a control agreement among the Issuer, the Indenture Trustee and the Depositary Bank.

“Control Party”:  This term shall have the meaning set forth in the Supplement for the related Series.

“Conversion Date”:  With respect to any Series of Warehouse Notes, the date on which a Conversion Event occurs with respect to such Series of Warehouse Notes.

“Conversion Event”:  With respect to any Series of Warehouse Notes, any event that will result in the termination of the revolving period for such Series and the commencement of principal amortization of such Series as set forth in the related Supplement.

“Corporate Trust Office”:  The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered. As of the date hereof, such office is located at 1100 North Market Street, Wilmington, Delaware 19890-1605.

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“Counterparty Collateral Account”:  The account or accounts established by and held in the name of the Indenture Trustee as provided in Section 627(i).

“Debt Service Coverage Ratio”:  For any Payment Date, the ratio (as reported on the Manager Report delivered on the related Determination Date), of (A) the DSCR Adjusted Available Proceeds for the six (6) immediately preceding calendar months, to (B) an amount equal to the sum of (1) the aggregate DSCR Covered Principal Payments for six (6) immediately preceding Payment Dates and (2) the aggregate DSCR Covered Interest Payment for the six (6) immediately preceding Payment Date. For purposes of calculating the Debt Service Coverage Ratio the amount set forth in clause (B)(1) above shall be calculated using the Effective Advance Rate in effect on the last day of the month in which the sixth (6th) Payment Date occurs.

“Default Interest”:  The incremental interest specified in the related Supplement payable by the Issuer resulting from (i) the failure of the Issuer to pay when due any principal of or interest on the Notes of the related Series or (ii) the occurrence of an Event of Default with respect to such Series.

“Definitive Note”:  A Note issued in physical form pursuant to the terms and conditions of Section 202 hereof.

“Deposit Account”:  Any “deposit account,” as such term is defined in Section 9-102(a)(29) of the UCC.

“Depositary”:  The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. For purposes of this Indenture, unless otherwise specified pursuant to Section 202, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

“Depositary Bank”:  WTNA, in its capacity as depositary bank under the Control Agreement with respect to the Payment Account.

“Depositary Participants”:  A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“Depreciation Expense”:  With respect to any calculation of the Asset Base, the amount of the depreciation expense recognized by the Issuer as the result of application of the Depreciation Policy. For any purpose other than the calculation of the Asset Base, the depreciation expense recognized by the Issuer in accordance with GAAP.

“Depreciation Policy”: A depreciation policy

(i)under which, for purposes of calculating the Asset Base, the Original Equipment Cost of a Managed Container is depreciated (x) in the case of a Managed Container originally acquired by TL directly from the manufacturer of such Managed Container, using the straight-line method over the estimated useful life for such type of Managed Container to the Residual Value

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for such type of Managed Container, as such useful lives and Residual Values are set forth on Exhibit B hereto, or (y) in the case of a Managed Container not included in clause (x), using straight-line method over the remaining estimated useful life of such type of Managed Container as of the date of acquisition of such Managed Container by TL to the Residual Value for such type of Managed Container, as such useful lives and Residual Values are set forth on Exhibit B hereto; and

(ii)which, for any purpose other than calculating the Asset Base, is determined in accordance with GAAP.

“Determination Date”:  The fourth (4th) Business Day prior to the related Payment Date.

“Director Services Provider”:  AMACAR Investments LLC, a Delaware limited liability company, and its successors and assigns.

“Documents”:  Any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC.

“Dollars”:  Dollars and the sign “$” means lawful money of the United States of America.

“Downgraded Letter of Credit Provider”: This term shall have the meaning set forth in Section 312.

“DSCR Adjusted Available Proceeds”:  For any Payment Date, an amount (as reported on the Manager Report delivered on the related Determination Date) equal to the sum of (i) the Available Distribution Amount to be distributed on such Payment Date (exclusive of the amount of (x) any Manager Advances included in such amount and (y) sales proceeds from the sales of a Managed Container to an Affiliate of the Issuer included in such amount) and (ii) all cash expenses paid by, or on behalf of, the Issuer during the immediately preceding Collection Period relating to the recovery of Hanjin Issuer Containers.

“DSCR Calculation Factor”:  For purposes of calculations the DSCR Covered Principal Payment for inclusion in the calculation of the Debt Service Coverage Ratio for any Payment Date, one of the following factors based on the Weighted Average Age of the entire fleet of Managed Containers, as such Weighted Average Age is reported in the Manager Report delivered for such Payment Date:

Weighted Average Age	DSCR Calculation Factor
< 3 years	5%
≥ 3 but < 7 years	7%
≥ 7 years	9%

“DSCR Covered Interest Payment”:  For any Payment Date, an amount equal to the aggregate amount of all amounts actually paid on such Payment Date pursuant to clause (1) through (7) inclusive of Section 302(c)(i) of the Indenture.

“DSCR Covered Principal Payment”:  For any Payment Date, the amount set forth in either clause (A) or (B):

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(A)prior to the Conversion Date, an amount equal to the product of (i) the Aggregate Principal Balance (calculated as of the close of business on the last day of the immediately preceding calendar month) and (ii) a fraction (specified as a percentage) the numerator of which is the DSCR Calculation Factor then in effect, and the denominator of which is twelve (12); or

(B)on or after the Conversion Date, an amount equal to the sum of the Minimum Principal Payment Amount for such Payment Date, the Scheduled Principal Payment Amount for such Payment Date and the Supplemental Principal Payment Amount for such Payment Date.”

“DSCR Sweep Event”:  The condition that will exist on any Payment Date or other specified date of determination if the Debt Service Coverage Ratio (as reported on the Manager Report delivered on the related Determination Date) is less than 1.20 to 1.00. Such DSCR Sweep Event will be automatically cured if the Debt Service Coverage Ratio for any subsequent Payment Date equals or exceeds 1.20 to 1.00.

“Early Amortization Event”:  The occurrence of any of the events or conditions set forth in Section 1201 hereof.

“Effective Advance Rate”:  For any date of determination, an amount equal to the quotient of (A) an amount equal to the excess, if any, of (x) the Aggregate Principal Balance on such date of determination (determined after giving effect to all payments of Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts, Supplemental Principal Payment, prepayments and additional principal payments resulting from the occurrence of a DSCR Sweep Event or a Residual Cash Sweep actually paid on such date), over (y) the balance of cash and Eligible Investments on deposit in the Restricted Cash Account on such date of determination (calculated after giving effect to and amounts released or added to the Restricted Cash Account on such date), divided by (B) the Aggregate Net Book Value on such date of determination.

“Eligible Account”:  Any of (a) a segregated account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and Standard & Poor’s in one of its generic credit rating categories no lower than “A3” or “A-”, as the case may be, or (c) an account held with the Indenture Trustee.

“Eligible Bank”:  A banking, financial or similar institution capable of issuing an Eligible Letter of Credit which has long-term unsecured debt rating of “A-” or better from S&P.

“Eligible Container”:  As of any date of determination, each Managed Container that meets all of the following criteria (which are subject to modification upon, and receipt of, the prior written consent of the Requisite Global Majority):

(i)Specifications. The Container conforms to the standard specifications used by the Manager for Containers purchased by and on behalf of Container owners other than the Issuer for that category of Container and to any applicable standards promulgated by applicable international standards organizations;

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(ii)Casualty Losses. Such Container shall not have suffered a Casualty Loss;

(iii)Title. The related Seller shall have had good and marketable title to such Container at the time of sale to the Issuer;

(iv)No Violation. The contribution and conveyance of such Container to the Issuer does not violate any agreement of the related Seller;

(v)Assignability. Except with respect to the U.S. Lease Contract or other Leases with the U.S. government, the Lease rights with respect to such Container are freely assignable;

(vi)All Necessary Actions Taken. The related Seller and the Issuer shall have taken all necessary actions to transfer title to such Container and all related Leases (other than TUS Subleases) from such Seller to the Issuer;

(vii)General Trading Terms. Substantially all of the Leases for such Containers shall contain the general trading terms the Manager uses in its normal course of business;

(viii)Purchase Price. In the case of a purchase (as opposed to a capital contribution) of a Container, the purchase price paid by the related Seller and/or the Issuer for such Container was not greater than the fair market value of the Container at the time of acquisition;

(ix)No Adverse Selection Procedures. The selection procedures in selecting any Container to be transferred to the Issuer did not or shall not, as the case may be, discriminate against the Issuer as to the type of Containers, utilization potential, lease rates, lessees, age of Containers or Lease terms, in comparison to the Fleet, except for any such adverse selection as may result from efforts to reduce the Excess Concentration Adjustment.

(x)No Sanctioned Person or Sanctioned Country. Such Container is then not on lease to a Sanctioned Person, and to the actual knowledge of the Issuer or the Manager, is not subleased to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used by the government of the United States or one of its allies or pursuant to a license granted by the Office of Foreign Assets Control of the United States Treasury Department;

(xi)Good Title; No Liens. The Issuer has good and marketable title to such Managed Container, free and clear of all Liens other than Permitted Encumbrances. If the Manufacturer Debt owed by the Issuer with respect to a Managed Container is not paid within ninety (90) days after acceptance of such Managed Container by, or on behalf of, the Issuer, such Managed Container shall no longer be classified as an Eligible Container until such time as the Manufacturer Debt related to such Manager Container is paid in full;

(xii)Container Representations and Warranties. Each Managed Container complies with the Container Representations and Warranties applicable to such Managed Container;

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(xiii)Restrictions on Leases with Affiliates. Such Managed Container is not subject to a Lease in which the Manager, the Issuer or any of their respective Affiliates is the lessee; provided however that a Managed Container is permitted to be subject to a Head Lease Agreement and a TUS Sublease;

(xiv)Cash on Cash Return. If such Managed Container is on lease on the date on which such Managed Container is acquired by the Issuer (whether by purchase or capital contribution), the Cash on Cash Return to the Issuer on such initial lease is nine percent (9%) or higher. This clause (xiv) is only applicable for the term of such initial Lease;

(xv)Finance Leases. If such managed Container is subject to a Finance Lease, the Issuer (or the Manager, on behalf of the Issuer), has to the extent necessary taken the actions specified in Section 3.5 of the Management Agreement with respect to such Finance Lease;

(xvi)Non-Monthly Leases. The percentage of CEUs of all Eligible Containers that are subject to Leases specifying that rental payments are payable less frequently than monthly shall not exceed two percent (2%) of the aggregate number of CEUs of all Eligible Containers on such date;

(xvii)Non-United States Dollar Leases. The percentage of CEUs of all Eligible Containers that are subject to Leases specifying payment in a currency other than United States Dollars and that are not sufficiently hedged in accordance with the currency hedging policy approved by the Requisite Global Majority shall not exceed two percent (2%) of the aggregate number of CEUs of all Eligible Containers on such date; and

(xviii)Lessees. The sum of the CEUs of all Eligible Containers that are subject to Leases to Persons for use other than the intermodal transportation of cargo shall not exceed seven percent (7%) of the aggregate CEUs of all Eligible Containers on such date.

“Eligible Institution”:  Any one or more of the following institutions:  (i) the corporate trust department of the Indenture Trustee; provided that the Indenture Trustee maintains a long-term unsecured senior debt rating of at least investment grade from Standard & Poor’s and Moody’s (so long an Notes deemed Outstanding hereunder are rated by Moody’s), or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by Standard & Poor’s Ratings Group and “A2” by Moody’s Investors Service, Inc., and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Interest Rate Hedge Provider”:  At the time of execution and delivery of the related Interest Rate Hedge Agreement, any bank or other financial institution (or any party providing credit support on such Person’s behalf) that (A) has (x) a long-term senior unsecured debt rating of at least “A-” from Standard & Poor’s or “ A3” from Moody’s and (y) a short-term unsecured debt rating of “A-2” from Standard & Poor’s or “P-2” from Moody’s, or (B) is otherwise approved by each Control Party for each Series of Notes.

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“Eligible Investments”:  One or more of the following:

(i)direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” or the equivalent or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

(iii)commercial paper (having original maturities of not more than two hundred seventy (270) days) of any corporation incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

(iv)any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of “plus” or “minus”) or that invests solely in Eligible Investments;

(v)eurodollar deposits (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” or the equivalent or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

(vi)other obligations or securities that are acceptable to the related Series Enhancer and each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency and the related Series Enhancer.

Nothing in the definition of “Eligible Investments” is intended to prohibit the Issuer from acquiring (to the extent permitted above) an Eligible Investment issued by the Indenture Trustee or an Affiliate of the Indenture Trustee.

“Eligible Letter of Credit”:  Any irrevocable, transferable, unconditional standby letter of credit (a) issued by an Eligible Bank and for which the Indenture Trustee is the beneficiary, (b) having a Letter of Credit Expiration Date of not earlier than one year after its issuance date and that permits drawing thereon prior to non-renewal, (c) that may be drawn upon at the principal offices of the Eligible Bank as the same shall be designated from time to time by notice to the Indenture Trustee pursuant to the terms of such letter of credit, (d) which is payable in Dollars in immediately available funds in an amount of not less than the available drawing amount specified

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therein, and (e) that may be transferred by the Indenture Trustee, without a fee payable by the Indenture Trustee and without the consent of the related Letter of Credit Provider, to any replacement Indenture Trustee appointed in accordance with the terms of this Indenture.

“Enhancement Agreement”:  Any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

“Entitlement Order”:  Any “entitlement order” as defined in Section 8-102(8) of the UCC.

“Equipment”:  Any “equipment” as defined in Section 9-102(a)(33) of the UCC.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”:  With respect to any Person, any other Person meeting the requirements of paragraphs (b), (c), (m) or (o) of Section 414 of the Code.

“Event of Default”:  With respect to any Series, the occurrence of any of the events or conditions set forth in Section 801 of this Indenture.

“Excess Concentration Adjustment”:  As of any date of determination, an amount equal to the sum of the amounts set forth in clauses (1) through (12):

(1)Maximum Concentration of Specialized Containers. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are specialized Containers (other than twenty foot (20’) dry freight, forty foot (40’) dry freight or forty foot (40’) high cube dry freight cargo Containers and refrigerated Containers), exceeds (y) an amount equal to fifteen percent (15%) of the Aggregate Net Book Value;

(2)Maximum Concentration of Refrigerated Containers. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are refrigerated Containers, exceeds (y) fifty percent (50%) of the Aggregate Net Book Value.

(3)Finance Leases. The amount by which (x) the sum of the Net Book Values of all Eligible Containers then owned by the Issuer that are subject to Finance Leases, exceeds (y) thirty percent (30%) of the Aggregate Net Book Value;

(4)Maximum Concentration for Single Lessee. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are on Lease to any single lessee (or sublessee) and its Affiliates, exceeds (y) the percentage of the Aggregate Net Book Value set forth opposite the name of such lessee below for the type of Lease set forth below:

Name of Lessee	Percentage
	All Leases	Finance Leases
Mediterranean Shipping Company	30%	30%
CMA CGM	25%	25%
Evergreen	25%	25%
Hapag-Lloyd	25%	25%

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Yang Ming	25%	25%
Maersk	25%	25%
COSCO	25%	25%
All other lessees not mentioned above	15%	5%

provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Managed Containers and the effect of such transaction is to cause a breach of the applicable foregoing percentage threshold, then the applicable foregoing percentage threshold shall on the effective date of such transaction be increased with respect to such acquiring or, in the case of a merger, surviving lessee to a percentage equal the greater of (i) the sum of the applicable percentage limitations for the transacting lessees as set forth above, and (ii) a fraction (expressed as a percentage) (x) the numerator of which shall equal the sum of the Net Book Values of all Managed Containers on lease to such transacting lessees immediately prior to such transaction and (y) the denominator of which shall equal the then Aggregate Net Book Value and provided, further, that if an applicable percentage threshold has been raised by operation of the foregoing proviso, then any additional Managed Containers subsequently leased to the acquiring or surviving lessee, as the case may be, shall not be considered Eligible Containers until such time as the sum of the Net Book Values of all Managed Containers then on lease to such acquiring or surviving lessee (stated as a percentage of the Aggregate Net Book Value) does not exceed the original percentage limitation applicable to such acquiring or surviving lessee;

(8)Maximum Concentration of Top Three Lessees. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are on Lease to the three (3) largest lessees (or sublessees), calculated based on the Net Book Value of Managed Containers on lease to such Person, exceeds (y) 60% of the Aggregate Net Book Value (provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Managed Containers and the effect of such transaction is to cause a breach of the foregoing percentage threshold, then the foregoing percentage threshold shall on the effective date of such transaction be increased to an amount equal to a fraction (expressed as a percentage) (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all Managed Containers on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Managed Containers then on lease to the two other lessees having the most Managed Containers then on lease with the Issuer (measured by Net Book Value) and (y) the denominator of which shall equal the then Aggregate Net Book Value and provided further that, if the foregoing limitation has been increased above sixty percent (60%) by operation of the above proviso, then any additional Managed Containers subsequently leased to any of such three lessees shall not be considered Eligible Containers until such time as the sum of the Net Book Values of all Managed Containers then on lease to such three lessees does not exceed an amount equal to sixty percent (60%) of the then Aggregate Net Book Value);

(9)U.S. Government Leases. The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are on Lease to the U.S. government, exceeds (y) 4% of the Aggregate Net Book Value; provided that, (A) any Containers subject to any such Lease

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shall not count against the limitation contained in this paragraph (10) following the execution by the appropriate U.S. governmental official(s) of a consent to assignment with respect thereto, and (B) any Containers subject to any such Lease shall not count against the limitation contained in this paragraph (10) following delivery to the Indenture Trustee of an Opinion of Counsel to the effect that the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. 15), has been complied with by the Issuer (or an agent thereof) regarding such Containers;

(10)Maximum Concentration of Bankruptcy-Delinquent Containers.  In the case of Eligible Containers that are Bankruptcy-Delinquent Containers, an amount equal to Bankruptcy Concentration Deduction for such Bankruptcy-Delinquent Containers; and

(11)Maximum Concentration of Bankruptcy-Current Containers.  In the case of Eligible Containers that are Bankruptcy-Current Containers, the amount (if positive) by which (x) the Bankruptcy Concentration Deduction for such Bankruptcy-Current Containers exceeds (y) the product of (i) the Aggregate Net Book Value, multiplied by (ii) ten percent (10%);

provided that, if an Eligible Container is subject to the Head Lease Agreement, the TUS Sublessee shall be deemed the lessee for purposes of the foregoing concentration limits.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Existing Commitment”:  With respect to any Series of (A) Warehouse Notes (i) prior to its Conversion Date, the aggregate Initial Commitment with respect to such Series of Notes Outstanding, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement and (ii) after its Conversion Date, the then unpaid principal balance of the Notes of such Series, and (B) Term Notes, the then unpaid principal balance of the Notes of such Series.

“Expected Final Payment Date”:  With respect to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full. The Expected Final Payment Date for a Series shall be set forth in the related Supplement.

“Failed Test Cure”:  The occurrence of either of the following events: (i) during any twelve month period following the end of the Failed Test Period, the Manager has, with the concurrence of the Independent Accountants, reduced the estimated Residual Value of each type of Managed Container to an amount not greater than the average Sales Proceeds per CEU, for all types of Managed Container during the Failed Test Period, or (ii) the average Sales Proceeds per CEU of all Managed Containers sold during any twelve month period following the end of the Failed Test Period exceeds $850 per CEU.

“Failed Test Period”:  Any Test Period during which the average Sales Proceeds per CEU realized from all sales of Managed Containers during such Test Period is less than Seven Hundred Fifty Dollars ($750).

“FATCA”: The Foreign Account Tax Compliance Act, as amended.

“FATCA Withholding Tax”: This term shall have the meaning set forth in Section 209 of this Indenture.

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“Finance Lease”:  Any Lease of a Container whose lease agreement provides the Lessee the right or option to purchase the Container at the expiration of the Lease and whose lease agreement satisfies the criteria for classification as a capital lease pursuant to GAAP, including Statement of Financial Accounting Standards No. 13, as amended.

“Financial Asset”:  Any “financial asset” as such term is defined in Section 8-102(a)(9) of the UCC.

“Fleet”:  As of any date of determination, both of the following collectively: (i) the Managed Containers and (ii) without duplication of clause (i), all other Containers then managed by Manager.

“General Intangibles”:  Any “general intangible” as such term is defined in Section 9-102(a)(42) of the UCC.

“Generally Accepted Accounting Principles” or GAAP”:  With respect to any Person, those generally accepted accounting principles and practices which are recognized as such by (i) the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question or (ii) such other equivalent entity(ies) that has or have authority for promulgating accounting principles and practices applicable to such Person.

“Governmental Authority”:  Any of the following:  (i) any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (iii) any court or administrative tribunal or (iv) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Grant”:  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

“Hanjin Issuer Container”: A Managed Container that was on lease to Hanjin Shipping Limited or one of its Affiliates on August 30, 2016.

“Head Lease Agreement”:  A Lease with TUS, as lessee, that possesses all of the following attributes:

(1)the rent payable by TUS under such Lease with respect to Managed Containers equals at least 98.5% of the amount of rent received by TUS from the applicable TUS Sublessee;

(2)the obligations of TUS under such Lease are secured by a first priority security interest granted by TUS in all TUS Subleases, and the proceeds of such TUS Subleases, in each case, to the extent but only to the extent related to the Managed Containers subject to the Head Lease Agreement;

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(3)such Lease requires that all rental payments payable under the TUS Subleases shall be remitted directly to a Master Account;

(4)such Lease requires that a Managed Container not be subleased by TUS to a Sanctioned Person and, to the actual knowledge of TUS, shall not be subleased by a TUS Sublessee to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used pursuant to a license granted by the Office of Foreign Assets Control of the United States Treasury Department;

(5)the term of such Head Lease Agreement with respect to a Managed Container shall expire upon the expiration or earlier termination of the TUS Sublease of such Managed Container;

(6)events of default by TUS under such Lease shall include (but not be limited to) the following:

i.any rental or other payments received by TUS with respect to a TUS Sublease (other than (i) amounts permitted to be deducted pursuant to Section 6.1 of the Management Agreement and (ii) amounts equal to the TUS Sublease Spread) with respect to a TUS Sublease of a Managed Container are not remitted to the Trust Account within seven days after the last Business Day of the week during which such payments are received by TUS from the applicable TUS Sublessees, and such condition continues unremedied for three (3) Business Days after such remittance is due;

ii.any representation and warranty made by TUS in such Lease, or in any certificate, report, or financial statement delivered by it pursuant thereto, shall prove to have been untrue in any material and adverse respect when made and shall continue unremedied for a period of 30 days after the earlier to occur of (i) an officer of TUS has actual knowledge thereof or (ii) TUS receives notice thereof;

iii.TUS shall cease to be engaged in the container management business;

iv.the filing of any petition in any bankruptcy proceeding, any assignment for the benefit of creditors, appointment of a receiver of all or any of TUS’s assets, entry into any type of liquidation, whether compulsory or voluntary, or the initiation of any other bankruptcy or insolvency proceeding by or against TUS including, without limitation, any action by TUS to call a meeting of its creditors or to compound with or negotiate for any composition with its creditors; provided that, in the case of any involuntary proceeding, such proceeding is not dismissed or stayed within 60 days;

v.TUS is unable to pay its debts when due or shall commence an insolvency proceeding;

vi.TUS assigns its interest in such Lease (provided that no sublease of a Managed Container shall be deemed to constitute an assignment of such Lease);

vii.TUS shall have failed to pay any amounts due or suffered to exist an event of default with respect to the term of any indebtedness which singularly or in the aggregate exceeds

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$1,000,000 and the effect of such failure or event of default is to cause such indebtedness to be immediately declared due and payable prior to the date on which it would otherwise have been due and payable;

viii.either of the following shall occur:  (i) TUS shall have Consolidated Funded Debt (as defined in the Management Agreement) in excess of $1,000,000 or (ii) the annual after-tax profit of TUS (calculated on a rolling four quarter basis) shall be less than $200,000;

ix.(i) TUS amalgamates or consolidates with, or merges with or into, another Person, (ii) TUS sells, assigns, conveys, transfers, leases, or otherwise disposes of (in each case, whether in one transaction or a series of transactions) all, or substantially all, of its assets to any person, other than pursuant to subleases of Containers, (iii) any person amalgamates or consolidates with, or merges with or into, TUS, or (iv) the Manager shall fail to own, directly or indirectly, a majority of the equity interests in TUS;

x.a judgment is rendered against TUS that is in excess of $1,000,000 and such judgment is not covered by insurance or bonded or stayed within 30 days of becoming final; or

xi.the lien, created by TUS on its interest in the TUS Subleases and the proceeds thereof (the “Sublease Collateral”) pursuant to the terms of the Head Lease Agreement, shall fail to be perfected or the Sublease Collateral shall be subject to a Lien other than a Permitted Encumbrance.

“Holder”:  See Noteholder.

“Indebtedness”:  With respect to any Person means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person’s business, (d) any obligation of such Person as lessee under a capital lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange hedging agreements, (g) liabilities and obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) and (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

“Indenture”:  As defined in the caption hereto.

“Indenture Trustee”:  The Person performing the duties of the Indenture Trustee under this Indenture.

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“Indenture Trustee Fee”:  The compensation payable to the Indenture Trustee for its services under this Indenture and the other Related Documents to which it is a party. Indenture Trustee Fees do not include Indenture Trustee Indemnified Amounts.

“Indenture Trustee Indemnified Amounts”:  Any indemnities payable to the Indenture Trustee pursuant to Section 905 of the Indenture.

“Independent Accountants”:  KPMG LLP or other independent certified public accountants of internationally recognized standing selected by Issuer and acceptable to the Administrative Agent and each Series Enhancer.

“Initial Commitment”:  With respect to any Series, the aggregate initial commitment, expressed as a dollar amount, to purchase up to a specified principal balance of all Classes of such Series, which commitments shall be set forth in the related Supplement.

“Insolvency Law”:  The Bankruptcy Code, the Companies Act 1981 of Bermuda or similar Applicable Law in any other applicable jurisdiction.

“Insolvency Proceeding”:  Any Proceeding under any applicable Insolvency Law.

“Instrument”:  Any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

“Insurance Agreement”:  Any Insurance and Indemnification Agreement among the Issuer, the Manager, the Indenture Trustee and the related Series Enhancer.

“Interest Payment”:  For each Series of Notes Outstanding for each Payment Date, all amounts set forth in the Supplement to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not Default Interest, Warehouse Note Increased Interest or Step Up Warehouse Fees) on such Series of Notes and (ii) commitment fees or deal agent fees payable to the Holders of such Series of Notes. If any Interest Payments are paid by a Series Enhancer, then any reimbursement obligations of the Issuer to such Series Enhancer in respect of such payments, including interest thereon shall be included in the calculation of the Interest Payments for such Series and shall be paid to the Series Enhancer to the extent that such payment would not cause a shortfall in other Interest Payments for the Noteholders of such Series.

“Interest Rate Cap”:  An interest rate cap agreement between the Issuer and an Interest Rate Hedge Provider named therein pursuant to which an Interest Rate Hedge Provider will make payments to the Issuer if the London interbank offered rate (or such other applicable or successor rate) exceeds a certain specified percentage.

“Interest Rate Hedge Agreement”:  Either an Interest Rate Cap or an Interest Rate Swap Agreement.

“Interest Rate Hedge Provider”:  Any Eligible Interest Rate Hedge Provider or any counterparty to an Interest Rate Cap or Interest Rate Hedge Agreement entered into by the Issuer pursuant to this Indenture.

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“Interest Rate Hedge Provider Required Rating Downgrade Event”:  Unless waived in writing by Control Party for each Series, the Interest Rate Hedge Provider’s (or any party providing credit support on its behalf) rating with respect to its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

Rating of Interest Rate Hedge Provider
S&P	Moody’s
Long-term of “BBB” or lower	Long-term of “Baa2” or lower

“Interest Rate Hedge Provider Required Rating Replacement Event”: Unless waived in writing by Control Party for each Series, the Interest Rate Hedge Provider’s (or any party providing credit support on its behalf) rating with respect to its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

Rating of Interest Rate Hedge Provider
S&P	Moody’s
Long-term of “BB-” or lower	Long-term of “Ba3” or lower

“Interest Rate Swap Agreement”:  A swap agreement or any other similar agreement between the Issuer and an Interest Rate Hedge Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which recourse by the Interest Rate Hedge Provider to the Issuer is limited to the Collateral and the Available Distribution Amount which pursuant to the terms of the Indenture is available for such purpose.

“Inventory”:  Any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

“Investment”:  When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person including any partnership and joint venture interests of each Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof, plus additional paid in capital (including, without limitation, share premium and contributed surplus), plus retained earnings, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“Investment Property”:  Any “investment property” as such term is defined in Section 9-102(a)(49) of the UCC.

“Issuer”:  As defined in the caption hereto.

“Issuer Expenses”:  For any Collection Period an amount equal to overhead and all other costs, expenses and liabilities of the Issuer (other than Operating Expenses paid pursuant to the Management Agreement and any Management Fee) payable during such Collection Period (including costs and expenses permitted to be paid to or by the Manager in connection with the

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conduct of the Issuer’s business), in each case determined on a cash basis, including but not limited to the following:

(A)administration expenses;

(B)accounting and audit expenses of the Issuer, and tax preparation, filing and audit expenses of the Issuer;

(C)premiums for liability, casualty, fidelity, directors and officers and other insurance;

(D)directors’ fees and expenses, including fees and expenses of the Director Services Provider;

(E)legal fees and expenses;

(F)other professional fees;

(G)taxes (including personal or other property taxes and all sales, value added, use and similar taxes but excluding any such amounts that are included as an Operating Expense);

(H)taxes imposed in respect of any and all issuances of equity interests, stock exchange listing fees, registrar and transfer expenses and trustee’s fees with respect to any outstanding securities of the Issuer;

(I)the fees, if any, due under any Enhancement Agreement, if any, or any agreement relating thereto;

(J)surveillance fees assessed by the Rating Agencies; and

(K)the expenses, if any, incurred by the Manager in performing its duties pursuant to Sections 3.4, 7.11 and 7.12 of the Management Agreement.

Notwithstanding the foregoing, Issuer Expenses shall not include (i) depreciation or amortization on the Managed Containers, (ii) payments of principal, interest and premium, if any, on or with respect to the Notes, or (iii) funds used to acquire additional Containers. In no event shall the Manager be obligated to pay any Issuer Expenses from its own funds.

“Issuer Proceeds”:  This term shall have the meaning set forth in the Management Agreement.

“Issuer Swap Posting Account”:  Any Deposit Account or Securities Account, the amounts on deposit therein are to be used for the sole purpose of pledging collateral by the Issuer to an Interest Rate Hedge Provider in accordance with the terms of an Interest Rate Hedge Agreement entered into by the Issuer pursuant to Section 627 of this Indenture.

“L/C Cash Account”:  An Eligible Account to be established by the Issuer in the name of the Indenture Trustee, pursuant to Section 312 of this Indenture, for the benefit of the Noteholders.

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“Lease”:  A lease relating to one or more Managed Containers entered into on behalf of the Issuer (which lease may relate to both Managed Containers and other Containers). Leases may be in the name of Manager, any Affiliate thereof or any third-party lessor from whom Manager has acquired management rights. Leases shall include all TUS Subleases.

“Legal Final Payment Date”:  With respect to any Series, the date on which the unpaid principal balance of, and accrued interest on, the Notes of such Series will be due and payable. The Legal Final Payment Date for a Series shall be set forth in the related Supplement.

“Lessee Transaction Event”:  All of the following events or conditions shall occur or exist on a Payment Date: (i) two or more lessees shall have engage in any transaction (whether a merger, consolidation, stock sale, asset sale or otherwise) (a “Transaction”) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in Managed Containers, (ii) the concentration limit percentage for the acquiring or surviving lessee in such Transaction has been automatically increased pursuant to the proviso in clauses (xxi) and/or (xxii) of the definition of “Eligible Container”, and (iii) on the seventh Payment Date after the occurrence of such Transaction or any Payment Date thereafter, the Issuer has not reduced the percentage concentration of Managed Containers on lease to the acquiring or surviving lessee to the concentration limit in effect for such acquiring or surviving lessee immediately prior to the Transaction (or such other percentage as has been approved by the Requisite Global Majority).

If a Lessee Transaction Event has occurred, such condition will continue until the earlier to occur of (i) the date on which such condition is waived by the Requisite Global Majority and (ii) the first date of which a subsequent Manager Report indicates that the concentration limit in effect for such acquiring or surviving lessee immediately prior to the Transaction (or such other percentage as has been approved by the Requisite Global Majority) has been achieved, which cure shall be effective immediately upon delivery of such Manager Report. “Letter of Credit”:  Any irrevocable, transferable, unconditional standby letter of credit issued for the benefit of the Indenture Trustee in accordance with the terms of this Indenture.

“Letter of Credit Expiration Date”:  For any Letter of Credit, the stated expiration date set forth in such Letter of Credit, as such date may be extended in accordance with the terms of such Letter of Credit.

“Letter of Credit Fee”:  The periodic interest and/or fees payable by the Issuer to a Letter of Credit Provider; provided, however, that in no event shall the Letter of Credit Fee include reimbursement for any draws made on the related Letter of Credit.

“Letter of Credit Provider”:  The issuing bank of a Letter of Credit.

“Letter of Credit Right”:  Any “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC.

“Lien”:  Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

“LOC Pro Rata Share”:  With respect to any Letter of Credit, a fraction (stated as percentage) the numerator of which is the available amount of such Letter of Credit and the denominator of which is the then Aggregate Available Amount.

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“Long-Term Lease”:  A Lease, other than a Finance Lease, having an initial term of twelve (12) months or more.

“Managed Containers”: As of any date of determination, all Containers then owned by the Issuer.

“Management Agreement”:  The Third Amended and Restated Management Agreement, dated as of December 31, 2019, between the Manager and the Issuer, as amended by that certain Omnibus Amendment and Consent, dated as of the date hereof, and as further amended, supplemented or modified from time to time in accordance with its terms.

“Management Fee”:  For any Collection Period, the Management Fee calculated in accordance with the terms of the Management Agreement.

“Management Fee Arrearage”:  For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

“Manager”:  The Person performing the duties of the Manager under the Management Agreement; initially, TEML.

“Manager Advance”:  The term shall have the meaning as set forth in the Management Agreement.

“Manager Default”:  The occurrence of any of the events or conditions set forth in Section 11.1 of the Management Agreement.

“Manager Report”:  A written informational statement in the form attached as Exhibit A to the Management Agreement to be provided by the Manager in accordance with the Management Agreement and furnished to the Indenture Trustee.

“Manager Termination Notice”:  A written notice to be provided to the Manager and other specified Persons pursuant to this Indenture and the Management Agreement.

“Manager Transfer Facilitator”:  The Person performing the duties of the Manager Transfer Facilitator under the Manager Transfer Facilitator Agreement; as of the date hereof, WTNA.

“Manager Transfer Facilitator Agreement”:  The Manager Transfer Facilitator Agreement, dated as of May 1, 2012, among WTNA (as successor to ABN AMRO Bank N.V.), as Manager Transfer Facilitator, the Issuer and the Indenture Trustee, as such agreement is amended, supplemented or modified from time to time in accordance with its terms.

“Manager Transfer Facilitator Fee”:  This term shall have the meaning set forth in the Manager Transfer Facilitator Agreement.

“Managing Officer”:  Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Managed Containers whose name appears on a list of managing officers furnished to Issuer,

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the Series Enhancer and the Indenture Trustee by the Manager as such list may from time to time be amended.

“Manufacturer Debt”:  A current account payable of the Issuer incurred in connection with the acquisition by the Issuer of a Container from the manufacturer thereof provided that such accounts payable has a due date that occurs prior to Scheduled Conversion Date of the Series 2012-1 Notes (as defined in the note purchase agreement for Series 2012-1) and does not exceed the purchase price of such Container.

“Manufacturer’s Lien”:  The Lien of the manufacturer on any Container sold by such manufacturer to the Issuer which Lien relates solely to such purchased Container and does not secure an amount in excess of one hundred percent (100%) of the purchase price of such Container.

“Master Account”:  The term shall have the meaning as set forth in the Management Agreement.

“Master Lease”:  A Lease other than a Long-Term Lease or a Finance Lease.

“Material Adverse Change”:  Any set of circumstances or events which (i) has, or could reasonably be expected to have, any material adverse effect whatsoever upon the validity or enforceability of any Related Document or the security for any of the Notes, (ii) is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise) or business operations of Issuer or Manager, individually or taken together as a whole, (iii) materially impairs, or could reasonably be expected to materially impair, the ability of Issuer or Manager to perform any of their respective obligations under the Related Documents, or (iv) materially impairs, or could reasonably be expected to materially impair, the ability of Indenture Trustee or the Series Enhancer to enforce any of its or their respective legal rights or remedies pursuant to the Related Documents.

“Maximum Letter of Credit Fee”: For each Payment Date, an amount not to exceed the sum of (i) a fee accrued for the related Interest Accrual Period, calculated at a rate of 0.625% per annum of the undrawn amount of the Letter of Credit during the related Interest Accrual Period and (ii) interest for the related Interest Accrual Period, calculated at an interest rate of 5.5% per annum, on drawn amounts under the Letter of Credit.

“Maximum Principal Withdrawal Amount”:  With respect to the Legal Final Payment Date of any Series, an amount equal to the product of (i) all funds and Eligible Investments on deposit in the Restricted Cash Account on such Payment Date (calculated after giving effect to the disbursements to be made from the Restricted Cash Account on such Payment Date to pay interest shortfalls on all Series of Notes) and (ii) a fraction, the numerator of which is the then unpaid principal balance of the Series for which the Legal Final Payment Date has occurred and the denominator of which is the then Aggregate Principal Balance.

“Minimum Principal Payment Amount”:  With respect to any Series, the amount identified as such in the related Supplement.

“Moody’s”:  Moody’s Investors Service, Inc. and any successor thereto.

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“Net Book Value”:  For purposes of the calculation of the Asset Base, Asset Base Deficiency and any related calculations, including without limitation calculations pursuant to Section 606, Section 627, Section 801 and Section 1201 of this Indenture, one of the following:

(i)With respect to a Container that is not subject to Finance Lease, as of any date of determination, an amount equal to the Original Equipment Cost of such Container, less any accumulated depreciation calculated utilizing the Depreciation Policy; or

(ii)With respect to a Container that is subject to a Finance Lease, the then “investment” in such Finance Lease, as determined in accordance with GAAP.

“Net Issuer Proceeds”:  This term shall have the meaning set forth in the Management Agreement.

“Noteholder” or “Holder”:  The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of either of the Sellers or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the Aggregate Principal Balance of the Outstanding Notes necessary to effect any such consent, waiver, request or demand is represented.

“Noteholder FATCA Information”: Information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information”: Properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W 9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W 8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Note Purchase Agreement”:  Any underwriting agreement or other agreement for the Notes of any Series or Class.

“Note Register”:  The register maintained by the Indenture Trustee pursuant to Section 205 of this Indenture.

“Note Registrar”:  This term shall have the meaning set forth in Section 205(a) of this Indenture.

“Notes”:  One or more of the promissory notes or other securities executed by the Issuer pursuant to this Indenture and authenticated by, or on behalf of, the Indenture Trustee, substantially in the form attached to the related Supplement.

“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.

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“Officer’s Certificate”:  A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

“Operating Expenses”:  This term shall have the meaning set forth in the Management Agreement.

“Opinion of Counsel”:  A written opinion of counsel, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. Unless otherwise specified, the counsel rendering such opinion may be counsel employed by the Issuer, any Seller, or the Manager, as the context may require. The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

“Original Equipment Cost”:  With respect to a Managed Container, one of the following:

(A)for each Managed Container acquired by the Issuer from any Special Purpose Entity, the original equipment cost reflected on the books and records of such Special Purpose Entity;

(B) with respect to each Managed Container originally acquired by TL directly from the manufacturer of such Managed Container, an amount equal to the sum of (i) the vendor’s or manufacturer’s invoice price of the related Container, (ii) all reasonable and customary inspection, transport, and initial positioning costs necessary to put such Container in service and (iii) reasonable acquisition fees and other fees not to exceed 2.5% of the amounts described in clauses (i) and (ii) above; or

(C)with respect to each Managed Container originally acquired by TL from a third party that is not the manufacturer of such Managed Container, the cash purchase price paid by TL for such Managed Container.

“Outstanding”:  When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i)any Note canceled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Issuer at or before said date;

(ii)any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

(iii)any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

(iv)for purposes of voting under this Indenture or any Related Document, any Note held by the Issuer, any Seller or any Affiliate of the Issuer or any Seller.

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Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by a Series Enhancer pursuant to an Enhancement Agreement, shall be Outstanding until such Series Enhancer has been reimbursed in full therefor in accordance with the related Enhancement Agreement.

“Outstanding Obligations”:  As of any date of determination for any Series of Notes issued under this Indenture or any Supplement thereto, an amount equal to the sum of (i) all accrued interest payable on such Series of Notes (including, for any Series of Notes for which the related Noteholder has funded or maintains its investment through the issuance of commercial paper, interest accrued through the last maturing tranche, interest or fixed period, as applicable), (ii) the then outstanding principal balance of such Series of Notes, (iii) all other amounts owing by the Issuer to Noteholders or to any Person under this Indenture or any Supplement hereto and any amounts owed to the Series Enhancer and (iv) amounts owing by the Issuer under any Interest Rate Hedge Agreement.

“Overdue Rate”:  The rate of interest specified in the related Supplement applicable to a Note then earning Default Interest, but in no event to exceed two percent (2%) over the interest rate per annum otherwise then applicable to such Note.

“Ownership Interest”:  An ownership interest in a Book-Entry Note.

“Payment Account”:  This term shall have the meaning set forth in Section 313.

“Payment Date”:  With respect to any Series, the fifteenth (15th) calendar day of each calendar month; provided, however, if such day is not a Business Day, then the immediately succeeding Business Day.

“Permitted Encumbrance”:  With respect to the Collateral, any of the following:  (i) Liens for taxes not yet due or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (ii) with respect to the Managed Containers, carriers’, warehousemen’s, mechanics’, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided for by the Manager; (iii) with respect to the Managed Containers, Leases entered into in the ordinary course of business providing for the leasing of Managed Containers; (iv) Liens created by this Indenture; (v) the rights of the Manager under the Management Agreement; and (vi) any Manufacturer’s Lien with respect to a Managed Container so long as such Manufacturer’s Lien has been in effect for less than ninety (90) days from the acceptance of such Managed Container by, or on behalf of, the Issuer; provided, however, that Proceedings described in (i) and (ii) above could not reasonably subject the Series Enhancer, the Indenture Trustee or the Noteholders to any civil or criminal penalty or liability or involve any material risk of loss, sale or forfeiture of any of the Collateral.

“Permitted Payment Date Withdrawals”:  Both of the following with respect to each Series of Notes: (i) on any Payment Date other than the Legal Final Payment Date for a Series of Notes, the amounts required to pay any shortfall in interest on each Series of Notes (calculated after giving effect to the application of all Available Distribution Amounts on such Payment Date); and (ii) on

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the Legal Final Payment Date for a Series of Notes, the amount (not to exceed the Maximum Principal Withdrawal Amount for such Series of Notes) required to pay any shortfall in the unpaid principal balance of such Series of Notes (calculated after giving effect to the application of the Available Distribution Amount on such Payment Date).

“Person”:  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

“Plan”:  An “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, or a plan described in Section 4975(e)(1) of the Code of the Issuer or its ERISA Affiliates.

“Policy”:  This term shall have the meaning set forth in each Supplement.

“Pre-Adjustment Issuer Proceeds”:  This term shall have the meaning set forth in the Management Agreement.

“Pre-Funding Account”:  An account that is designated as a “Pre-Funding Account” for any Series of Notes in the Supplement for such Series, to be used solely to hold funds that will be used to acquire additional Containers from the Sellers during a specified period of time following the issuance of such Series of Notes.

“Premium”:  A fee or premium payable to a Series Enhancer for guaranteeing all or a portion of the Notes of a Series (or a Class thereof).

“Prepayment”:  Any mandatory or optional prepayment of principal of any Series of Notes prior to the Legal Final Payment Date of such Series including, without limitation, any prepayment made in accordance with the provisions of Article VII of this Indenture.

“Principal Terms”:  With respect to any Series, all of the following: (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount) and the Minimum Principal Payment Amounts and the Scheduled Principal Payment Amount for each Payment Date (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts including the Permitted Payment Date Withdrawals with respect to such Series; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Expected Final Payment Date for the Series; (viii) the Legal Final Payment Date for the Series; (ix) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (x) the priority of the Series with respect to any other Series; (xii) the designation of such Series on its Series Issuance Date as either a Term Note or a Warehouse Note; and (xiii) the Control Party with respect to such Series; and (xii) any other terms of such Series.

“Proceeding”:  Any suit in equity, action at law, or other judicial or administrative proceeding.

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“Proceeds”:  Any “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

“Prospective Owner”:  This term shall have the meaning as set forth in Section 205 of this Indenture.

“Purchaser Letter”:  This term shall have the meaning set forth in Section 205(h) of this Indenture.

“Rating Agency or Rating Agencies”:  With respect to any Outstanding Series, each statistical rating agency selected by the Issuer (with the approval of any Series Enhancer for such Series) to rate such Series which has an outstanding public rating with respect to such Series.

“Rating Agency Condition”:  Each of the following:

(i)With respect to (A) the issuance of an additional Series, (B) any Change in Control of the Manager, (C) any waiver of an Event of Default or Manager Default or (D) any other action expressly specified in any Related Document as requiring the affirmative approval or consent of each Rating Agency, the Rating Agency Condition shall mean (1) the confirmation issued in writing by each Rating Agency of any Series of Notes then Outstanding that the rating(s) on such existing Series will not be downgraded or withdrawn as the result of the issuance of such additional Series, Change of Control, waiver or other action and (2) any other requirement for the fulfillment of the Rating Agency Condition that may be set forth in a Supplement for any Series of Notes which is not rated shall be satisfied; and

(ii)With respect to any other action, the Rating Agency Condition shall mean (1) that each Rating Agency of any Series of Notes then Outstanding shall have been given ten (10) Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) prior notice thereof and, within such notice period, such Rating Agency shall not have notified the Seller, the Indenture Trustee or Issuer in writing that such action will result in a downgrade, qualification or withdrawal of any such outstanding rating and (2) any other requirement for the fulfillment of the Rating Agency Condition that may be set forth in a Supplement for any Series of Notes which is not rated shall be satisfied.

“Record Date”:  With respect to any Payment Date, the last Business Day of the month preceding the month in which the related Payment Date occurs, except as otherwise provided with respect to a Series in the related Supplement.

“Regulation S Book-Entry Notes”: Collectively, the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.

“Regulation S Temporary Book-Entry Notes”: The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary.

“Reimbursement Agreement”:  An agreement between the Issuer and a Letter of Credit Provider with respect to certain terms and conditions under which a letter of credit is issued,

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including Letter of Credit Fees payable by the Issuer and the reimbursement obligations of the Issuer.

“Reimbursement Amount”:  Reimbursement and other amounts payable by the Issuer to a Series Enhancer under an Insurance Agreement, Policy or a premium letter for the related Series Enhancer.

“Related Documents”:  With respect to any Series, each Container Transfer Agreement, the Container Sale Agreement, this Indenture, the related Supplement, the Notes of such Series, the Note Purchase Agreement for such Series, the Management Agreement, the Enhancement Agreement for such Series (if any), each Policy, each Letter of Credit, each Reimbursement Agreement, each Interest Rate Hedge Agreement (upon execution thereof), the Insurance Agreement for such Series (if any), each premium letter and each other document or instrument executed in connection with the issuance of any Series, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Replacement Manager”:  Any Person appointed to replace the then Manager as manager of the Managed Containers, which Person shall be acceptable to the Requisite Global Majority.

“Reportable Event”:  This term shall have the meaning given to such term in ERISA.

“Required Deposit Rating”:  With regard to an institution, the short-term unsecured senior debt rating of such institution is in the highest category by each Rating Agency.

“Requisite Global Majority”:  As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of this Indenture.

“Residual Cash Sweep”:  The condition that will exist on a Payment Date if the most recently delivered Manager Report indicates that the average sales proceeds of all Managed Containers (regardless of type) for the most recently concluded six (6) month period is less than $550 per CEU.

If a Residual Cash Sweep has occurred, such Residual Cash Sweep shall continue until the earlier to occur of (i) the date on which such Residual Cash Sweep is waived in writing by the Requisite Global Majority, and (ii) the first date on which a subsequently delivered Manager Report indicates that such condition is no longer continuing.

The existence (or not) of a Residual Cash Sweep shall be reported on the Manager Report delivered on each Determination Date.

“Residual Deficiency”:  For purposes of determining the amount of any Supplement Principal Payment Amount or Subordinate Supplement Principal Payment Amount for any Payment Date, the condition that will exist on such Payment Date if both (A) and (B) have occurred:

(A)a Failed Test Period has occurred; and

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(B)both (i) twelve months shall have elapsed since the occurrence of such Failed Test Period and (ii) a Failed Test Cure has not occurred with respect to such Failed Test Period.

The existence of a Residual Deficiency shall be reported on the Manager Report delivered on each Determination Date.

If a Residual Deficiency has occurred, such Residual Deficiency shall continue until the earlier to occur of (i) the date on which such Residual Deficiency is waived in writing by the Requisite Global Majority, and (ii) the first date on which a subsequently delivered Manager Report indicates that such condition has not been continuing for three consecutive Payment Dates (including the current Payment Date).

“Residual Value”:  For each type of Managed Container a stated residual value for such type of Managed Container determined in accordance with GAAP, provided that neither the stated residual value nor the estimated useful life of a type of Managed Container may exceed the values shown on Exhibit B (which exhibit may not be amended in a manner that would increase the assumed residual value or extend the estimated useful life of a type of Managed Container without the approval of all of the Noteholders).

“Responsible Officer”:  When used with respect to the Indenture Trustee and the Manager Transfer Facilitator, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture.

“Restricted Cash Account”:  This term shall have the meaning set forth in Section 306 of this Indenture.

“Restricted Cash Amount”:  As of any Payment Date, the aggregate amount of cash and Eligible Investments required to be deposited or maintained in the Restricted Cash Account, which shall be equal to the difference of:

(A)the Restricted Cash Target Amount as of such Payment Date, over

(B)an amount equal to the sum of (i) the Aggregate Available Amount on such Payment Date (calculated after giving effect to all draws made on such Payment Date) and (ii) all cash and Eligible Investments then on deposit in the L/C Cash Account (calculated after giving effect to all draws on such date); provided, however, that the Restricted Cash Amount shall not in any event be less than an amount equal to the product of (i) one-twelfth, (ii) the weighted average (based on the then Aggregate Principal Balance, calculated after giving effect to any principal payments paid on such Payment Date) of the annual rates of interest payable on all Series of Notes then Outstanding (or, if any Series bears interest at a variable rate of interest, the interest rate then in effect on such Series of Notes), and (iii) the Aggregate Principal Balance, calculated after giving effect to all advances of principal and principal payments made on such Payment Date.

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“Restricted Cash Target Amount”:  As of any Payment Date, an amount equal the product of (i) five (5), (ii) one-twelfth, (iii) the weighted average (based on the then Aggregate Principal Balance, calculated after giving effect to any principal payments paid on such Payment Date) of the annual rates of interest payable on all Series of Notes then Outstanding (or, if any Series bears interest at a variable rate of interest, the interest rate then in effect on such Series of Notes), and (iv) the Aggregate Principal Balance, calculated after giving effect to all advances of principal and principal payments made on such Payment Date; provided, however, that, on any Payment Date on or after the Conversion Date for any Series of Warehouse Notes, if there is an incremental increase in the weighted average of the annual rates of interest in clause (iii) above resulting from such Conversion Date, then any resulting increase in the required amount of the Restricted Cash Amount shall be deposited or maintained in the Restricted Cash Account, in equal amounts, over the course of three (3) consecutive Payment Dates (commencing on such Payment Date).

“Rule 144A”:  Rule 144A under the Securities Act, as such Rule may be amended from time to time.

“Rule 144A Book-Entry Notes”: The permanent book-entry notes in fully registered form without coupons that represent the Notes sold in reliance on Rule 144A and which will be registered with the Depositary.

“Sale”:  This term shall have the meaning set forth in Section 816 of this Indenture.

“Sales Proceeds”:  This term shall have the meaning set forth in the Management Agreement.

“Sanctioned Country”:  Any country or territory to the extent that the government of such country or territory is the subject of Sanctions consisting of a general embargo imposed by any Sanctions Authority.

“Sanctioned Person”:  Any of the following: (a) any Person that is listed on, or owned or controlled by a Person listed on (or a Person acting on behalf of such a Person) (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or as otherwise published from time to time, the “Sectoral Sanctions Identifications” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/ssi_list.aspx or as otherwise published from time to time, or the “Foreign Sanctions Evaders” list maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDNList/Pages/ fse_list.aspx or as otherwise published from time to time, (ii) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury or (iii) any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time; or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization directly or indirectly controlled by a Sanctioned Country or (iii) a Person resident in (or organized under the laws of) a Sanctioned Country (to the extent subject to a Sanctions program administered by OFAC, the European Union or the United Nations), or (iv) a Person who is owned or controlled by, or acting on behalf of such a Person.

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“Sanctions”: Any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority”: Each of the following:  (a) the United States Government, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) the governments, official institutions or agencies and other relevant sanctions authorities of any of the foregoing in clauses (a) through (d), including OFAC, the US Department of State, and Her Majesty’s Treasury or (f) any other governmental authority with jurisdiction over the Issuer, TL or the Manager.

“Scheduled Principal Payment Amount”:  With respect to any Series of Notes, the amount identified as such in the related Supplement.

“Securities Account”:  Any “securities account,” as such term is defined in Section 8-501 of the UCC.

“Securities Act”:  The Securities Act of 1933, as amended from time to time.

“Securities Entitlement”:  Any “securities entitlement,” as such term is defined in Section 8-102(a)(17) of the UCC.

“Securities Intermediary”:  Any “securities intermediary”, as such term is defined in Section 8-102 of the UCC.

“Seller(s)”:  Any or all, as the context may require, of TL and any Special Purpose Entity.

“Senior Asset Base”:  As of any date of determination, an amount equal to the difference (but not less than zero) of:

(A)an amount equal to the sum of (a) the product of (i) the Advance Rate in effect on such date of determination and (ii) the difference of (x) the Aggregate Net Book Value, determined as of such date of determination, minus (y) the Excess Concentration Adjustment, (b) an amount equal to the sum of (x) the amount of cash and Eligible Investments then on deposit in the Restricted Cash Account and the L/C Cash Account on such date of determination and (y) the Aggregate Available Amount, in each case, after giving effect to all deposits to, withdrawals from the Restricted Cash Account and the L/C Cash Account, and draws on the Eligible Letter(s) of Credit on such date and (c) the amount of cash and Eligible Investments on deposit in any Pre-Funding Account as of such date (and in the case of clause (c), solely as funded from an issuance of a Series of Notes); minus

(B)an amount equal to the sum of the unpaid Manufacturer Debt with respect to all Managed Containers included in the calculation of the amount set forth in clause (A) above.

“Senior Notes”:  With respect to any Series of Notes, those Note(s) of such Series, if any, that are designated as “Senior Notes” in the related Supplement. Notwithstanding the foregoing, the Series 2012-1 Notes shall be deemed to constitute “Senior Notes”.

“Senior Series”:  Any Series of Senior Notes issued pursuant to a Supplement.

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“Senior Warehouse Notes”:  Any Series of Warehouse Notes that constitute Senior Notes.

“Series”:  Any series of Notes established pursuant to a Supplement.

“Series 2012-1 Notes”:  The Series 2012-1 Notes established pursuant to the Series 2012-1 Supplement.

“Series 2012-1 Supplement”:  The Third Amended and Restated Series 2012-1 Supplement, dated as of the date hereof, between the Issuer and the Indenture Trustee, as such agreement may be amended, modified and restated from time to time in accordance with its terms.

“Series Account”:  Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class as specified in the related Supplement.

“Series Enhancement”:  The rights and benefits provided to the Noteholders of any Series or Class pursuant to any surety bond, financial guaranty insurance policy, insurance agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

“Series Enhancer”:  For each Series, the Person as set forth in the related Supplement then providing any Series Enhancement, other than the Noteholders of any Class which is subordinated to another Class.

“Series Enhancer Expenses”:  For any Collection Period, an amount equal to all reasonable out-of-pocket expenses incurred by any Series Enhancer pursuant to the Related Documents.

“Series Issuance Date”:  With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

“Special Purpose Entity”:  A trust, partnership, corporation, exempted company with limited liability or other entity established and wholly-owned (directly or indirectly) by TL and/or one or more subsidiaries wholly-owned (directly or indirectly) by TL (each an “Entity”) to acquire Containers, leases, other related assets and proceeds of the foregoing, provided that:

(a)no portion of the indebtedness or any other obligations (contingent or otherwise) of such Entity (i) is guaranteed by TL or TGH (excluding guarantees of obligations pursuant to standard securitization undertakings), (ii) is recourse to or obligates TL or TGH in any way other than pursuant to standard securitization undertakings or (iii) subjects any property or asset of TL or TGH, directly or indirectly, contingently or otherwise, to the satisfaction of obligations of such Entity incurred in such transactions, other than pursuant to standard securitization undertakings;

(b)none of TL or TGH has any material contract, agreement, arrangement or understanding with such Entity other than on terms no less favorable to TL or TGH than those that might be obtained at the time from persons that are not affiliates of such Entity, other than fees payable in the ordinary course of business in connection with servicing and managing containers;

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provided that a sale of Containers at net book value shall be deemed to comply with this paragraph (b); and

(c)none of TL or TGH has any obligation to maintain or preserve the financial condition of such Entity or cause such Entity to achieve certain levels of operating results.

Notwithstanding the foregoing, TMCLVII constitutes a Special Purpose Entity.

“Standard & Poor’s”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Step Up Warehouse Fee”:  With respect to any Series of Warehouse Notes, the incremental fee stated in the related Supplement (whether or not characterized as a fee in the relevant Related Documents) payable by the Issuer on the Warehouse Notes upon the occurrence and continuance of an Early Amortization Event, DSCR Sweep Event or Event of Default.

“Subordinate Advance Rate”:  The advance rate percentage for a Series of Subordinate Notes, as set forth in the Supplement for such Series.

“Subordinate Asset Base”:  As of any date of determination, an amount equal to the excess (not less than zero) of

(1)an amount equal to the difference (but not less than zero) of (AA) the sum of (a) an amount equal to the product of (i) the Subordinate Advance Rate and (ii) the difference of (x) the Aggregate Net Book Value minus (y) the Excess Concentration Adjustment, each determined as of such date of determination, (b) an amount equal to the sum of (x) the amount of cash and Eligible Investments then on deposit in the Restricted Cash Account and the L/C Cash Account on such date of determination and (y) the Aggregate Available Amount, in each case, after giving effect to all deposits to, withdrawals from the Restricted Cash Account and the L/C Cash Account, and draws on the Eligible Letter(s) of Credit on such date and (c) any amount on deposit in any Pre-Funding Account as of such date, minus (BB) an amount equal to the sum of the Manufacturer Debt with respect to any Managed Container included in the calculation of clause (AA) above; minus

(2)the sum of the then unpaid principal balances on such date of determination of all Series of Senior Notes then Outstanding, such then unpaid principal balances to be determined after giving effect to (i) all advances of principal made by the Noteholders of Senior Notes on such date and (ii) principal payments actually paid in respect of Senior Notes by the Issuer to the Noteholders thereof on such date.

“Subordinated Management Fee”:  For each Payment Date, an amount equal to the product of (i) twenty percent (20%) and (ii) the Management Fee and Management Fee Arrearage payable on such date.

“Subordinate Notes”:  With respect to any Series of Notes, those Note(s), if any, that are designated as “Subordinate Notes” in the related Supplement.

“Subordinate Series”:  Any Series of Subordinate Notes issued pursuant to a Supplement.

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“Subordinate Supplemental Principal Payment Amount”:  With respect to any Series of Subordinate Notes on any Payment Date, one of the following:

(i)On any Payment Date on which a Residual Deficiency shall exist, an amount equal to the excess (if any) of (x) the unpaid principal balance of such Subordinate Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Subordinate Notes on such Payment Date) over (y) the excess of (A) Subordinate Asset Base on such Payment Date less (B) the product of (aa) fifteen percent (15%), (bb) the Asset Sales Percentage shown on the Manager Report for such Payment Date and (cc) the Subordinate Asset Base as of the close of business on the last day of the month immediately preceding such Payment Date; or

(ii)On any Payment Date not addressed in clause (i) above, an amount equal to the excess, if any, of (x) the then unpaid principal balance of such Subordinate Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Subordinate Notes on such Payment Date), over (y) the Subordinate Asset Base on such Payment Date.

If the Subordinate Supplemental Principal Payment Amount is not paid in full on any Payment Date, such unpaid amount shall carry over to the next succeeding Payment Date.

“Subsidiary”:  A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Supplement”:  Any supplement to the Indenture executed in accordance with Article X of this Indenture.

“Supplemental Principal Payment Amount”:  With respect to any Series of Senior Notes on any Payment Date, one of the following:

(i)on any Payment Date on which a Residual Deficiency shall exist, an amount equal to the excess (if any) of (x) the unpaid principal balance of such Senior Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Senior Notes on such Payment Date) over (y) the excess of (A) Senior Asset Base on such Payment Date, less (B) the product of (aa) fifteen percent (15%), and (bb) the Asset Sales Percentage shown on the Manager Report for such Payment Date and (cc) the Senior Asset Base as of the close of business on the last day of the month immediately preceding such Payment Date; or

(ii)On any Payment Date not addressed in clause (i) above, an amount equal to the excess, if any, of (x) the then unpaid principal balance of such Senior Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Senior Notes on such Payment Date), over (y) the Senior Asset Base on such Payment Date.

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“Supporting Obligation”:  Any “supporting obligation” as defined in Section 9-102(a)(77) of the UCC.

“TEML”:  Textainer Equipment Management Limited, a company continued into and existing under the laws of Bermuda, and its successors and permitted assigns.

“Term Lease”:  This term shall have the meaning set forth in the Management Agreement.

“Term Note”:  Any Note that pays principal and interest on each Payment Date from and after its date of issuance.

“Test Period”:  With respect to any Payment Date, the period of six consecutive calendar months ending on the last day of the calendar month immediately preceding the month in which such Payment Date occurs.

“TEU”:  A twenty (20) foot equivalent unit, an industry standard measure based on the physical dimensions of a Container.

“TGH”:  Textainer Group Holdings Limited, a company with limited liability incorporated under the laws of Bermuda, including its permitted successors and assigns.

“TL”:  Textainer Limited, a company incorporated and existing under the laws of Bermuda, including its permitted successors and assigns.

“TMCLVII”:  Textainer Marine Containers Limited VII, an exempted company with limited liability incorporated under the laws of Bermuda, and its permitted successors and assigns.

“Transferred Assets”:  Each of (i) the “Transferred Assets” (as defined in the Container Sale Agreement) transferred by TL to the Issuer thereunder, and (ii) the “Transferred Assets” (as defined in each Container Transfer Agreement) transferred by a Special Purpose Entity to the Issuer thereunder.

“Trust Account”:  The account or accounts established by the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer pursuant to Section 302 hereof.

“TUS”:  This term shall have the meaning set forth in the Management Agreement.

“TUS Sublease Spread”:  This term shall have the meaning set forth in the Management Agreement.

“TUS Sublease”:  This term shall have the meaning set forth in the Management Agreement.

“TUS Sublessee”:  This term shall have the meaning set forth in the Management Agreement.

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“UCC”:  The Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

“Unrestricted Book-Entry Notes”:  The permanent book-entry notes in fully registered form without coupons that are exchangeable for Regulation S Temporary Book-Entry Notes after the expiration of the 40-day distribution compliance period and which will be registered with the Depositary.

“U.S. Lease Contract”:  The Container Management Streamlining Contract (Contract No. DAMTO1-03-D-0173) effective as of June 24, 2003, between TEML (US) and The Surface Deployment and Distribution Command (f/k/a The Military Traffic Management Command), as such agreement may be further amended, supplemented or modified from time to time in accordance with its terms.

“Warehouse Note”:  Any Series of Notes that has a revolving period during which periodic payments of principal are not scheduled to be paid.

“Warehouse Note Increased Interest”:  With respect to any Series of Warehouse Notes, the incremental interest set forth in the related Supplement that is payable by the Issuer on the Warehouse Notes upon the occurrence of a Conversion Event.

“Warranty Purchase Amount”:  With respect to any Container, (i) the “Warranty Purchase Amount” (as defined in each Container Sale Agreement) or (ii) the sum of the “Agreed Values” (as defined in each Container Transfer Agreement) of “Non-Conforming Assets” (as defined in each Container Transfer Agreement) owned by the Issuer, as applicable.

“Weighted Average Age”:  For any date of determination shall be equal to the quotient of (A) the sum of the products of (i) the age in years (determined from the date of the initial sale thereof by the manufacturer) of each Managed Container being evaluated, multiplied by (ii) the Net Book Value of such Managed Container being evaluated, divided by (B) the sum of the Net Book Values of all Managed Containers being evaluated.

“WTNA”:  As defined in the caption.

Section 102.	Other Definitional Provisions.

(a)With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

(b)All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

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(c)As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP, consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d)With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date,” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period.

(e)With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued and the “related Series Enhancer” shall mean the Series Enhancer for such Series of Notes.

(f)References to the Manager’s financial statements shall mean the financial statements of the Manager and its consolidated Subsidiaries.

(g)With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(h)With respect to the calculation of any financial ratio set forth in this Indenture or any other Related Document, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

. Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

. References in this Indenture and any other Related Document to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

. All of the duties and responsibilities of the Manager Transfer Facilitator set forth in this Indenture, any Supplement or any other Related Document issued pursuant hereto are subject in all respects to the terms and conditions of the Manager Transfer Facilitator Agreement. Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Manager Transfer Facilitator Agreement, and agrees to cooperate with the Manager Transfer Facilitator in their execution of its respective duties and responsibilities.

. Subject to the last sentence hereof, if at any time any change in GAAP (including the adoption of IFRS, if applicable) would affect the computation of any financial ratio or requirement set forth in any Related Document, and Issuer shall so request, Issuer and Administrative Agent

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shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, subject to the consent of the Requisite Global Majority; provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) Issuer shall provide to each party entitled thereto under the applicable Related Documents such financial statements and other documents required thereunder or as reasonably requested by the Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, if any Related Document expressly sets forth any provision related to changes in GAAP, such provision (rather than this Section 106) shall control.”

Article ii
THE NOTES

Section 201.	Authorization of Notes.

(a)The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Early Amortization Event. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b)The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by a Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series.

(c)Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

Section 202.	Form of Notes; Book-Entry Notes.

(a)Notes of any Series or Class may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Book-Entry Notes, Rule 144A Book-Entry Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $250,000 and in integral multiples of

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$250,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.

(b)If the Issuer shall choose to issue Regulation S Book-Entry Notes or Rule 144A Book-Entry Notes, such notes shall be issued in the form of one or more Regulation S Book-Entry Notes or one or more Rule 144A Book-Entry Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued hereunder, (ii) shall be delivered as one or more Notes held by the Book-Entry Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Book-Entry Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c)Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Book-Entry Note is exchanged in whole for Definitive Notes, a Book-Entry Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d). The Depositary shall order the Note Registrar to authenticate and deliver any Book-Entry Notes and any Book-Entry Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary. Without limiting the foregoing, any Book-Entry Noteholders shall hold their respective Ownership Interests, if any, in Book-Entry Notes only through Depositary Participants.

(d)If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Book-Entry Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the outstanding principal balance of the Notes, elects to terminate the book-entry system through the Depositary or (iv) after an Event of Default or a Manager Default, Noteholders notify the Depositary, or Book-Entry Custodian, as the case may be, in writing that the continuation of a book-entry system through the Depositary, or the Book-Entry Custodian, as the case may be, is no longer in the Noteholders’ best interest, upon the request of the Noteholders, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Book-Entry Note then outstanding in exchange for such Book-Entry Note or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes. Upon the exchange of the Book-Entry Notes for such Definitive Notes without coupons, in authorized denominations, such Book-Entry Notes shall be canceled by the Indenture Trustee. All

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Definitive Notes shall be issued without coupons. Such Definitive Notes issued in exchange of the Book-Entry Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary, in the case of an exchange, or the Note Registrar, in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

(e)As long as the Notes outstanding are represented by one or more Book-Entry Notes:

(i)the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Noteholders;

(ii)the rights of Noteholders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Noteholders and the Depositary and/or the Depositary Participants. Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and

(iii)whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the voting rights of a particular series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee.

(f)Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary.

(g)The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by written instrument delivered to the Issuer and the Depositary, any other transfer agent (including the Depositary or any successor Depositary) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depositary or any successor Depositary may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depositary. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

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(h)The provisions of Section 205(i) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Book-Entry Notes.

(i)To the extent Definitive Notes are issued under any Supplement, the Issuer will require that each relevant Noteholder provide Noteholder Tax Identification Information to the Indenture Trustee and, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1) to the Indenture Trustee to comply with its cost basis reporting obligations under the Code.

(j)No transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either:  (i) a certificate from such Noteholder substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager or Affiliate thereof, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 203.Execution, Recourse Obligation

. The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer. The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

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All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Sellers or of any shareholder or any Affiliate of any Seller (other than the Issuer) or any member or shareholder of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 204.Certificate of Authentication

. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205.Registration; Registration of Transfer and Exchange of Notes

.

(a)The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to each of the Administrative Agent and the Manager upon their request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee, the related Series Enhancer and the Issuer shall not be affected by any notice or knowledge to the contrary. The related Series Enhancer and, if a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the

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principal amounts and number of such Notes. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar. Notwithstanding the foregoing, so long as WTNA is acting as the Indenture Trustee, it shall also act as the Note Registrar.

(b)Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Unless otherwise specified in a Supplement for a Series of Notes, all interest payable on each Series of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee (except in connection with the final payment on a Note in accordance with Section 207) at the Corporate Trust Office.

(c)All payments on the Notes shall be paid to the Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York City time) on the related Payment Date. Any payments received by the Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by 1:00 p.m. (New York City time), on such date, then the Issuer, upon receipt by the Noteholders of such payment, shall be deemed to have made such payment at the time so required. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing on the related Payment Date a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note (except in connection with the final payment on a Note in accordance with Section 207) to the Indenture Trustee at the Corporate Trust Office.

(d)Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same class, of any authorized denominations and of a like aggregate original principal amount.

(e)All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the

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same benefits under this Indenture and any Supplement, as the Notes surrendered upon such registration of transfer or exchange.

(f)Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

(g)Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(h)If Notes are issued or exchanged in definitive form under Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a “Prospective Owner”) acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation that the statement in either Section 208(1) or (2) is an accurate representation as to all sources of funds to be used to pay the purchase price of the Notes.

(i)No transfer of a Note shall be deemed effective unless (x) the transference of such Note is not to a Competitor and (y) the registration and prospectus delivery requirements of Section 5 of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration and prospectus delivery requirements under said Securities Act and laws. In the event that a transfer is to be made without registration or qualification, such Noteholder’s prospective transferee shall deliver to the Indenture Trustee an investment letter substantially in the form of Exhibit C hereto (the “Purchaser Letter”) or such other form as set forth in a Supplement to this Indenture. Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA.

Section 206.	Mutilated, Destroyed, Lost and Stolen Notes.

(a)If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

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(b)If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207.Delivery, Retention and Cancellation of Notes

. Each Noteholder is required, and hereby agrees, to return to the Indenture Trustee on or prior to the Legal Final Payment Date (or, if earlier, the date on which the unpaid principal balance of, and accrued interest and other amounts related to, the applicable Series of Notes shall have been paid in full (for example, pursuant to a refinancing of the Notes of the applicable Series or pursuant to the exercise of remedies under Article VIII hereof)), any Note on which the final payment due thereon has been made for the related Series of Notes. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and unless any unreimbursed payment on such Note has been made by a Series Enhancer, shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

Section 208.ERISA Deemed Representations

. Unless otherwise specified in any applicable Supplement, each prospective initial Noteholder acquiring Notes and each Prospective Owner will be deemed to have represented by such purchase to the initial purchaser of the Notes, the Issuer, the Indenture Trustee, the Manager and any successor Manager that either 1. it is not acquiring the Notes with the assets of a Plan; or 1. the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

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ARTICLE III
PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.Principal and Interest

. Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in Section 302 of this Indenture and the related Supplement. The maximum Overdue Rate for any Note under any Series shall be equal to the sum of (i) two percent (2.00%) per annum, plus (ii) the interest rate for such Note prior to the occurrence of the relevant Event of Default. If interest or principal amounts are paid by a Series Enhancer, then the Overdue Rate shall be owed to such Series Enhancer and shall not be paid to applicable Noteholders of such Series unless the related Series Enhancer has failed to make payment of such amounts in accordance with the terms of any applicable Enhancement Agreement. Except as set forth in any Supplement, all interest and fees payable on, or with respect to, the Notes shall be computed on the basis of a 360-day year for the actual number of days which have elapsed in the relevant calculation period.

Section 302.Trust Account

.

(a)The Indenture Trustee has established and will maintain so long as there are any Outstanding Obligations the Trust Account into which the following amounts shall be deposited:  all (i) Collections, (ii) Warranty Purchase Amounts and (iii) other payments required by this Indenture and other Related Documents to be deposited therein. Such Trust Account was established and is maintained with the Corporate Trust Office in trust for the Indenture Trustee, on behalf of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer, and shall be maintained until the Aggregate Outstanding Obligations are paid in full. The Trust Account shall at all times be an Eligible Account and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture. The Issuer shall not establish any additional Trust Accounts without prior written notice to the Indenture Trustee and without the prior written consent of the Requisite Global Majority.

(b)The Issuer shall cause the Manager to deposit funds into the Trust Account at the times and in the amounts required pursuant to the terms of the Management Agreement. So long as no Event of Default, Manager Default or an Early Amortization Event of the type described in Section 1201(1), (2), (3), (4) or (8) of this Indenture shall have occurred and then be continuing, the Manager shall be permitted to request the Indenture Trustee to withdraw from amounts on deposit in the Trust Account, or otherwise net out, from amounts otherwise required to be deposited into the Trust Account pursuant to Section 302(a) the amount of any Management Fees or Management Fee Arrearage (in each case exclusive of any Subordinated Management Fee) that would otherwise be due and payable on the immediately succeeding Payment Date.

(c)On each Determination Date, the Manager, pursuant to the Management Agreement, shall prepare and deliver to the Issuer, the Indenture Trustee, each Interest Rate Hedge Provider, each Series Enhancer and the Administrative Agent, the Manager Report. On each Payment Date, the Indenture Trustee, based on the Manager Report (provided that, in the absence of any Manager Report, the Indenture Trustee shall distribute all funds available for distribution in accordance with written instructions from the Administrative Agent (with a copy to the Issuer, each Series Enhancer, each Interest Rate Hedge Provider and the Administrative Agent) and shall hold until delivery of such Manager Report (i) any funds otherwise payable to the Issuer and (ii)

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any other amounts which the Administrative Agent is unable to ascertain or allocate to a specific payment priority set forth in this Indenture), shall distribute funds in an amount equal to the Available Distribution Amount to the following Persons in the following order of priority:

(i)On each Payment Date, if neither an Early Amortization Event nor an Event of Default shall have occurred and then be continuing, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons in the following order of priority:

(1)To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee Fees and Indenture Trustee Indemnified Amounts (in the case of Indenture Trustee Indemnified Amounts, not to exceed $20,000 annually for each Series of Notes then Outstanding at any time WTNA is acting as Indenture Trustee), then due and payable for all Series then Outstanding;

(2)To the Manager, an amount equal to the excess of (A) the Management Fee and Management Fee Arrearage payable on such Payment Date, over (b) the Subordinated Management Fee;

(3)To the Issuer and the Series Enhancer, pro rata, to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually) and Series Enhancer Expenses (in an aggregate amount not to exceed $250,000 annually) to the extent such payments would not result in the occurrence of an Early Amortization Event or an Event of Default;

(4)To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(5)In payment of the following amounts on a pro rata basis:  (A) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable and (B) to each Series Enhancer, any Premium payments then due and payable;

(6)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(7)In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, (B) to each Letter of Credit Provider, on a pro rata basis, all Letter of Credit Fees (but not to exceed the Maximum Letter of Credit Fee) then due and payable, and (C) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to

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such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);

(8)To each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;

(9)First to the Restricted Cash Account, the amount (if any) necessary to restore amounts on deposit therein to the Restricted Cash Amount for such Payment Date and then to each Letter of Credit Provider, on a pro rata basis, for reimbursement of unpaid draws on the Letter of Credit issued by such Letter of Credit Provider;

(10)To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11)To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(12)To the Series Account for each Series of Senior Notes in accordance with the provisions of Section 302(e) hereof, an amount equal to the Supplemental Principal Payment Amount then due and payable;

(13)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (6) above);

(14)To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(15)If a DSCR Sweep Event, Lessee Transaction Event and/or a Residual Cash Sweep has occurred and is then continuing, to the Series Account for each Series of Notes then Outstanding, on a pro rata basis (based on the then unpaid principal balance of all Series of Notes then Outstanding), all remaining Available Distribution Amount until the unpaid principal balances of all Series of Notes then Outstanding have been paid in full;

(16)To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

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(17)To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(18)To the Series Account for each Series of Subordinate Notes in accordance with the provisions of Section 302(e) hereof, an amount equal to the Subordinate Supplemental Principal Payment Amount then due and payable;

(19)To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(20)To the Manager, an amount equal to the sum of (A) any unreimbursed Manager Advances, and (B) all unpaid Subordinated Management Fees;

(21)To the Indenture Trustee, the amount of any unpaid Indenture Trustee Indemnified Amounts not otherwise paid pursuant to clause (1) above;

(22)To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

(23)To the Manager in the amount of any unpaid indemnification payments payable to the Manager pursuant to Section 18.1 of the Management Agreement; and

(24)To the Issuer (or its designee), any remaining Available Distribution Amount.

(ii)On each Payment Date, if an Early Amortization Event shall have occurred and then be continuing with respect to any Series then Outstanding, but no Event of Default has occurred and is continuing, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons in the following order of priority:

(1)To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee Fees and Indenture Trustee Indemnified Amounts (in the case of Indenture Trustee Indemnified Amounts, not to exceed $20,000 annually for each Series of Notes then Outstanding at any time WTNA is acting as Indenture Trustee), then due and payable for all Series then Outstanding;

(2)To the Manager, an amount equal to the excess of (A) the Management Fee and Management Fee Arrearage payable on such Payment Date, over (b) the Subordinated Management Fee;

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(3)To the Issuer and the Series Enhancer, pro rata, to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually) and Series Enhancer Expenses (in an aggregate amount not to exceed $250,000 annually) to the extent such payments would not result in the occurrence of an Event of Default;

(4)To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(5)In payment of the following amounts on a pro rata basis:  (A) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable, and (B) to each Series Enhancer, any Premium payments then due and payable;

(6)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(7)In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, and (B) to each Letter of Credit Provider, on a pro rata basis, all Letter of Credit Fees (but not to exceed the Maximum Letter of Credit Fee) then due and payable, and (C) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);

(8)To each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;

(9)First to the Restricted Cash Account, the amount (if any) necessary to restore amounts on deposit therein to the Restricted Cash Amount for such Payment Date and then to each Letter of Credit Provider, on a pro rata basis, for reimbursement of unpaid draws on the Letter of Credit issued by such Letter of Credit Provider;

(10)To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11)To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

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(12)To the Series Account for each Series of Senior Notes then Outstanding (other than the Series Account for any Series of Senior Warehouse Notes for which a Conversion Event has not occurred) on a pro rata basis (based on the unpaid principal balance then Outstanding), all remaining Available Distribution Amount until the principal balance of all Senior Notes then Outstanding are paid in full (including Reimbursement Amounts payable in respect thereof to the Series Enhancer);

(13)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to Section 302(c)(ii)(6) above);

(14)To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(15)To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(16)To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(17)To the Series Account for each Series of Subordinate Notes then Outstanding (other than the Series Account for any Series of Subordinate Warehouse Notes for which a Conversion Event has not occurred) on a pro rata basis (based on the unpaid principal balance then Outstanding), all remaining Available Distribution Amount until the principal balance of all Subordinate Notes then Outstanding are paid in full;

(18)To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(19)To the Manager, an amount equal to the sum of (A) any unreimbursed Manager Advances, and (B) all unpaid Subordinated Management Fees;

(20)To the Indenture Trustee, the amount of any unpaid Indenture Trustee Indemnified Amounts not otherwise paid pursuant to clause (1) above;

(21)To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

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(22)To the Manager in the amount of any unpaid indemnification payments payable to the Manager pursuant to Section 18.1 of the Management Agreement; and

(23)To the Issuer (or its designee), any remaining Available Distribution Amount.

(iii)On each Payment Date, if an Event of Default shall have occurred and then be continuing with respect to any Series then Outstanding, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons in the following order of priority:

(1)To the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee Fees and Indenture Trustee Indemnified Amounts (in the case of Indenture Trustee Indemnified Amounts, not to exceed $20,000 annually for each Series of Notes then Outstanding at any time WTNA is acting as Indenture Trustee), then due and payable for all Series then Outstanding;

(2)To the Manager, an amount equal to the excess of (A) the Management Fee and Management Fee Arrearage payable on such Payment Date, over (B) the Subordinated Management Fee;

(3)To the Issuer and the Series Enhancer, pro rata, to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually) and Series Enhancer Expenses (in an aggregate amount not to exceed $250,000 annually);

(4)To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(5)In payment of the following amounts on a pro rata basis:  (A) to the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable and (B) to each Series Enhancer, any Premium payments then due and payable;

(6)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(7)In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, and (B) to each Letter of Credit Provider, on a pro rata basis, all Letter of Credit Fees (but not to exceed the Maximum Letter of Credit Fee) then due and payable, and (C) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by

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such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);

(8)To each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;

(9)One of the following: (A) if the Notes of any Series then Outstanding have been accelerated, each of the following on a pro rata and a pari passu basis (based on amounts then due), all remaining Available Distribution Amount, (1) to each Series Account for each Series of Senior Notes Outstanding, the then unpaid principal balance of such Series (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs) (including Reimbursement Amounts payable in respect thereof to the Series Enhancer) and (2) to each Interest Rate Hedge Provider, the remaining amounts then due and payable under the related Interest Rate Hedge Agreement, until such amounts are paid in full; or (B) if none of the Notes of any Series then Outstanding has been accelerated, to the Series Account for each Series of Senior Notes then Outstanding (pro rata based on the amounts unpaid on the date on which such Event of Default occurs) all remaining Available Distribution Amount until the then unpaid principal balances of all Notes then Outstanding are paid in full (including Reimbursement Amounts payable in respect thereof to the Series Enhancer);

(10)To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(11)To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to Sections Section 302(c)(iii)(6) and (9)(A) above);

(12)All remaining Available Distribution Amount, to each Series Account for each Series of Subordinate Notes Outstanding, the then unpaid principal balance of such Series (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs);

(13)To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fees, Warehouse Note Increased Interest, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

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(14)To each Letter of Credit Provider, on a pro rata basis, in reimbursement of unpaid draws on the Letter of Credit issued by such Letter of Credit Provider;

(15)To the Manager, an amount equal to the sum of (A) any unreimbursed Manager Advances, and (B) all unpaid Subordinated Management Fees;

(16)To the Indenture Trustee, the amount of any unpaid Indenture Trustee Indemnified Amounts not otherwise paid pursuant to clause (1) above;

(17)To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

(18)To the Manager in the amount of any unpaid indemnification payments payable to the Manager pursuant to Section 18.1 of the Management Agreement; and

(19)To the Issuer (or its designee), any remaining Available Distribution Amount.

(d)If on any Payment Date on which no Event of Default is then continuing there are not sufficient funds to pay, in full, the Minimum Principal Payment Amounts and/or Scheduled Principal Payment Amounts owing to all Series of Notes then Outstanding, as the case may be, then principal payments having the same payment priority will be paid, in full, to the Series first issued (based on their respective dates of issuance or Conversion Dates, as applicable) in chronological order based on their respective dates of issuance or Conversion Dates, as applicable. For purposes of this Section 302(d) only, any Series designated as a Warehouse Note will be deemed to have an issuance date equivalent to its Conversion Date. If two or more Series of the Notes were issued on the same date or have the same Conversion Date, then principal payments having the same payment priority will be allocated among each such Series, on a pro rata basis, based on the principal payments then due.

(e)(i)On each Payment Date, any Supplemental Principal Payment Amount then due and owing shall be applied first to each Senior Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of such Warehouse Notes have been paid in full, and then to all Senior Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Senior Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to pay the full amount of the Supplemental Principal Payment Amount on such Payment Date, then the amount of any Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Senior Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes; and

(i)On each Payment Date, any Subordinate Supplemental Principal Payment Amount then due and owing shall be applied first to each Subordinate Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of such Warehouse Notes have been paid in full, and then to all Subordinate Series of Term Notes then Outstanding on a pro rata basis, in

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proportion to the then unpaid principal balance of each such Subordinate Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to pay the full amount of the Subordinate Supplement Principal Payment Amount on such Payment Date, then the amount of any Subordinate Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Subordinate Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes.

(f)If any Series has more than one Class of Notes then Outstanding, then the Available Distribution Amount shall be calculated without regard to the payment priorities of the Classes of Notes within such Series. Once the Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

Section 303.	Investment of Monies Held in the Trust Account, the Restricted Cash Account, and Series Accounts.

(a)Subject to the provisions of Section 703 hereof, the Indenture Trustee shall invest any cash deposited in the Trust Account, the Restricted Cash Account and each Series Account in such Eligible Investments as the Issuer or its designee (or its authorized agent) shall direct in writing or by telephone, subsequently confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Determination Date immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Issuer or its designee by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, such funds shall remain uninvested. Any funds in the Trust Account, the Restricted Cash Account and each Series Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer. Any earnings on Eligible Investments in the Trust Account, the Restricted Cash Account and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303 including, without limitation, any loss of principal or interest or for any breakage fees or penalties in connection with the purchase of liquidation of any investment made in accordance with the instructions of the Issuer. The Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Issuer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any fund/account if no activity has occurred in such fund/account during such period.

(b)Each of the Issuer and the Securities Intermediary have entered into Control Agreements each in the form of Exhibit G hereto for each of the Trust Account and the Restricted

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Cash Account and, prior to closing date for a Series, the Series Account(s) for such Series. At all times on and after the Closing Date, each such account shall be the subject of a Control Agreement.

(c)The Indenture Trustee, acting in accordance with the terms of this Indenture, shall be entitled to deliver an Entitlement Order to the Securities Intermediary or Depositary Bank, as applicable, at which such accounts are maintained at any time; provided, however, that the Indenture Trustee agrees not to invoke its right to provide an Entitlement Order unless an Event of Default has occurred and is continuing. The Control Agreements shall provide that upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Indenture Trustee shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

(d)Each of the Trust Account, the Restricted Cash Account and the Series Accounts shall be initially established with the Indenture Trustee and, so long as any Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating or (B) each of the Trust Account, the Restricted Cash Account and the Series Accounts are maintained at the Corporate Trust Office. If any of the Trust Account, the Restricted Cash Account or the Series Accounts are not maintained at the Corporate Trust Office or if the short-term unsecured debt obligations of the Indenture Trustee fall below the Required Deposit Rating, then the Issuer shall within ten (10) days after obtaining knowledge of such condition, with the Indenture Trustee’s assistance as necessary, cause each of the Trust Account, the Restricted Cash Account and the Series Accounts to be transferred to either (A) an Eligible Institution which then maintains the Required Deposit Rating and is otherwise acceptable to the Administrative Agent and each Series Enhancer, or (B) with the prior written consent of the Administrative Agent and each Series Enhancer, the Corporate Trust Office of the successor Indenture Trustee. Prior to any of the Trust Account, the Restricted Cash Account, the Payment Account or any Series Accounts being maintained with a Person other than the Indenture Trustee (or, with respect to the Payment Account, the Depositary Bank), the Issuer shall obtain the prior written consent of the Administrative Agent and each Series Enhancer and shall cause a new Control Agreement to be entered into with such Person as securities intermediary and, solely with respect to the Payment Account, as depositary bank.

(e)Each of the Trust Account, the Restricted Cash Account, the Payment Account and the Series Accounts shall be maintained in the State of New York and shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. Each Control Agreement shall provide for purposes of the UCC that New York shall be deemed to be the jurisdiction of the Securities Intermediary or the Depositary Bank, as applicable, and each of the Trust Account, the Restricted Cash Account and each Series Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

(f)The Indenture Trustee, in its capacity as the Securities Intermediary, has not entered into, and until the termination of this Indenture will not enter into (i) any agreement with any other Person relating to any of the Trust Account, the Restricted Cash Account, any Series Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person or (ii) any agreement with the Issuer, any Seller, the Manager or the

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Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 303(c) hereof.

(g)Except for the claims and interest of the Indenture Trustee and of the Issuer hereunder in each of the Trust Account, the Restricted Cash Account and each Series Account, to the best of its knowledge without independent investigation, the Indenture Trustee, in its capacity as the initial Securities Intermediary, knows of no claim to, or interest in, any of the Trust Account, the Restricted Cash Account, any Series Account or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Restricted Cash Account, any Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, the Administrative Agent, each Series Enhancer, each Interest Rate Hedge Provider and the Issuer thereof.

(h)The Indenture Trustee shall possess a perfected security interest in all right, title and interest in and to all funds on deposit from time to time in each of the Trust Account, the Restricted Cash Account, each Series Account and in all Proceeds thereof. Each of the Trust Account, the Restricted Cash Account and each Series Account shall be in the name of and under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, each Interest Rate Hedge Provider and each Series Enhancer. The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the Restricted Cash Account and each Series Account and apply such amounts in accordance with the provisions of the Indenture and the related Manager Report or, in the absence of any Manager Report, in accordance with written instructions from the Administrative Agent. Effective upon any submission by the Indenture Trustee to each Series Enhancer of a certificate requesting a draw under any related Enhancement Agreement, the Indenture Trustee will be deemed to have assigned to each Series Enhancer all rights under the obligations insured under such Enhancement Agreement in respect of which payment is being requested to each Series Enhancer.

(i)The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account, the Restricted Cash Account and any Series Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person.

(j)The Financial Assets and other items deposited to the accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person except as created pursuant to this Indenture. For the avoidance of doubt, the fees and expenses of the Indenture Trustee shall be payable solely pursuant to Section 302 or Section 806 of this Indenture and shall not be subject to deduction, set-off, bankers lien or other right of the Indenture Trustee.

Section 304.	Copies of Reports to Noteholders, each Interest Rate Hedge Provider and each Series Enhancer.

(a)Upon request, the Indenture Trustee shall promptly furnish to each Noteholder, the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer a copy of all

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reports, financial statements and notices received by the Indenture Trustee pursuant to the Container Sale Agreement, this Indenture, the Management Agreement or any other Related Document.

(b)The Indenture Trustee will make available promptly upon receipt thereof to the Noteholders via the Indenture Trustee’s internet website at www.CTSLink.com the financial statements referred to in Section 7.2 of the Management Agreement, the Equipment and Lease Report, the Manager Report, the Asset Base Report and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Noteholder to execute the Indenture Trustee’s standard form documentation, and upon such execution, each such Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal Securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor. Each time a Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the certification as of the date of such access. The Indenture Trustee will provide the Issuer with copies of such information request certification. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

Section 305.Records

. The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, each Restricted Cash Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, each member of the Issuer, the Manager, the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer.

Section 306.Restricted Cash Account.

(a)The Indenture Trustee has established and will maintain in the name of the Indenture Trustee an Eligible Account with the Corporate Trust Office which shall be designated the restricted cash account (the “Restricted Cash Account”) for all Series and which shall be held by the Indenture Trustee pursuant to this Indenture and the related Supplements. Any and all moneys remitted by the Issuer, or Manager on its behalf, to the Restricted Cash Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Restricted Cash Account for all Series. On the issuance date of any Series, the Issuer will deposit, or cause to be deposited, into the Restricted Cash Account sufficient amount of funds such that, after giving effect to such deposit, the amount of funds on deposit therein shall be equal to the Restricted Cash Amount, and thereafter amounts shall be deposited in the Restricted Cash Account in accordance with Section 302, or as additional amounts from time to time at Issuer’s option. Any and all moneys remitted by the Indenture Trustee to the Restricted Cash Account shall be invested in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 306.

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(b)On each Determination Date, the Indenture Trustee shall, in accordance with the terms of each applicable Supplement and the Manager Report or, in the absence of a Manager Report, pursuant to written instructions from the Administrative Agent, withdraw from the Restricted Cash Account and deposit into the Series Account for each affected Series an amount equal to the Permitted Payment Date Withdrawals for such Series. Amounts transferred to a Series Account pursuant to the provisions of this Section 306(b)  may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawals”. Any other conditions or restrictions related to such draw for a specific Series shall be set forth in the related Supplement.

(c)On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report or, in the absence of a Manager Report, pursuant to written instructions from the Administrative Agent, deposit in the Trust Account for distribution in accordance with Section 302 of this Indenture the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Restricted Cash Amount. On the Legal Final Payment Date for the Series with the latest Legal Final Payment Date, any remaining funds in the Restricted Cash Account shall be deposited in the Trust Account and, subject to the limitations set forth in any Supplement, distributed in accordance with Section 302 of this Indenture and the related Supplements.

(d)If the amount on deposit in the Restricted Cash Account on a Determination Date is not sufficient to pay in full the aggregate Permitted Payment Date Withdrawals referred to in Section 306(b) above, then the amount of funds then available in the Restricted Cash Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Payment Date Withdrawals.

(e)In addition to the withdrawals set forth in Section 306(b) above, on any date on which an Event of Default has occurred and is continuing and the Notes have been accelerated in accordance with the terms of this Indenture, the Indenture Trustee, acting at the direction of the Requisite Global Majority, shall withdraw all amounts on deposit in the Restricted Cash Account and use such amounts to pay the sum of interest and arrearages then payable on the Notes plus the Aggregate Principal Balance in accordance with the priorities set forth in Section 806 hereof.

Section 307.CUSIP Numbers

. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 308.No Claim

. The Indenture Trustee hereby agrees, and by accepting the benefits of this Indenture, each of the Seller and Manager shall be deemed to have agreed, that amounts payable to it pursuant to the terms of the Related Documents shall be non-recourse to the Issuer

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and shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 or Section 806 of this Indenture.

Section 309.Compliance with Withholding Requirements

. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 310.Tax Treatment of Notes

. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for United States federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 311.Subordination

. WTNA, in its capacities as the Securities Intermediary and the Depositary Bank, hereby irrevocably subordinates to the security interest of the Indenture Trustee under this Indenture any and all security interest in, liens on and rights of setoff against any and all of the Collateral that the Securities Intermediary or the Depositary Bank may have or acquire on the date hereof or at any time hereafter until all Outstanding Obligations, and all amounts payable by the Issuer under this Indenture and all other Related Documents have been paid in full and all covenants and agreements of the Issuer in this Indenture and all other Related Documents have been fully performed.

Section 312.Letters of Credit and L/C Cash Account.

(a)Delivery of Letter of Credit and Establishment of L/C Cash Account. The Issuer may, at its option, deliver to the Indenture Trustee on any Business Day after the date hereof, one or more Eligible Letters of Credit in order to satisfy a portion of the Restricted Cash Target Amount provided that all such Eligible Letters of Credit may not in aggregate represent more than eighty percent (80%) of the Restricted Cash Target Amount. The Indenture Trustee shall on the date hereof establish and maintain in the name of the Indenture Trustee an Eligible Account with the Corporate Trust Office which shall be designated as the L/C Cash Account.

(b)Drawings on Letters of Credit. On each Determination Date, the Indenture Trustee shall, based on the Manager Report delivered on such Determination Date (or, in the absence of a Manager Report, in accordance with the written direction of the Administrative Agent), submit a draw request on the Letter(s) of Credit in an amount equal to the lesser of:

(i)the Aggregate Available Amount; and

(ii)an amount equal to the excess of (x) the Permitted Payment Date Withdrawals for the related Payment Date, over (y) any amounts drawn from the Restricted Cash Account on such Determination Date to satisfy such Permitted Payment Date Withdrawals in accordance with the terms of the Supplements.

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(c)The Indenture Trustee shall receive the proceeds of all drawings on the Letter(s) of Credit on behalf of the Noteholders. Any drawings in respect of a Letter of Credit shall be paid in accordance with the terms of the Supplements.

(d)If there is more than one Letter of Credit on the date of any draw on the Letter(s) of Credit pursuant to the terms of this Indenture, the Indenture Trustee shall draw on each Letter of Credit in an amount equal to the LOC Pro Rata Share of the related Letter of Credit Provider.

(e)If the L/C Cash Account has been funded in accordance with the terms of this Indenture, then the Indenture Trustee shall, based on the information set forth in the Manager Report (or, if the Manager Report has not been submitted, based on the written direction of the Administrative Agent), make drawings outlined in Section 312(b) from amounts on deposit in the L/C Cash Account.

(f)If prior to the date which is ten (10) days prior to the then scheduled Letter of Credit Expiration Date of a Letter of Credit, the Aggregate Available Amount, calculated to exclude the amount available to be drawn under such Letter of Credit but taking into account any substitute Letter of Credit which has been obtained from an Eligible Bank in respect of such expiring Letter of Credit, would be less than the available amount on such expiring Letter of Credit, then the Manager shall notify (or, in the absence of a notification from the Manager, the Administrative Agent shall notify) the Indenture Trustee in writing no later than two Business Days prior to such Letter of Credit Expiration Date of the available amount of such Letter of Credit. Upon acknowledgment of receipt of such notice by the Indenture Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Indenture Trustee shall, by 2:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Indenture Trustee after 10:00 a.m. (New York City time), by 2:00 p.m. (New York City time) on the next following Business Day), draw on the expiring Letter of Credit an amount equal to the amount set forth above. The proceeds of any such drawing shall be deposited in the L/C Cash Account.

(g)The Issuer shall, or shall cause the Manager to, notify the Indenture Trustee in writing within one Business Day of becoming aware that the long-term senior unsecured debt credit rating of any Letter of Credit Provider has fallen below “A-” as determined by S&P (each, a “Downgraded Letter of Credit Provider”). The Downgraded Letter of Credit Provider and the Issuer shall have 30 days to deliver to the Indenture Trustee a replacement Eligible Letter of Credit from an Eligible Bank having an available drawing amount at least equal to the available drawing amount under the Letter of Credit provided by the Downgraded Letter of Credit Provider. If the Downgraded Letter of Credit Provider and the Issuer fail to provide such replacement letter of credit within such timeframe, the Issuer or the Manager shall notify the Indenture Trustee of the amount available to be drawn on the downgraded Letter of Credit. Upon acknowledgment of receipt of such notice by the Indenture Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Indenture Trustee shall, by 2:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Indenture Trustee after 10:00 a.m. (New York City time), by 2:00 p.m. (New York City time) on the next following Business Day), draw on such Letter of Credit in an amount equal to the amount set forth in the immediately preceding sentence on such Business Day. The proceeds of any such drawing shall be deposited in the L/C Cash Account.

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Section 313.	Payment Account

.

(a)The Issuer may, at its option, establish and maintain in the name of the Issuer an Eligible Account that is a Deposit Account with the Depositary Bank, which shall be designated the payment account (the “Payment Account”).

(b)On each Payment Date, the Issuer may deposit into the Payment Account all, or any portion of, the funds otherwise payable to the Issuer from the Trust Account on such Payment Date. So long as no Event of Default is continuing, the Issuer may, at its discretion, use funds on deposit in the Payment Account to, among other things, acquire additional Containers.

(c)On any date on which an Event of Default has occurred and is continuing and the Notes have been accelerated in accordance with the terms of this Indenture, the Indenture Trustee, acting at the direction of the Requisite Global Majority, shall withdraw all amounts on deposit in the Payment Account and deposit such funds in the Trust Account.

ARTICLE IV
COLLATERAL

Section 401.	Collateral.

(a)The Notes and the obligations of the Issuer hereunder shall be obligations of the Issuer as provided in Section 203 hereof. The Noteholders, each Interest Rate Hedge Provider and each Series Enhancer shall also have the benefit of, and the Notes shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral. The income, payments and Proceeds of such Collateral shall be allocated to each such Series of Notes strictly in accordance with the applicable payment priorities set forth in Section 302 and Section 806 hereof.

(b)Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

(c)The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and, so long as such Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Issuer reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases in accordance with the provisions of the Management Agreement and make such deposits into the Trust Account as are required pursuant to the terms of the Management Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases or in payment for, or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a

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party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account, and until so deposited shall be deemed to be held in trust by the Issuer as the Indenture Trustee’s property and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) an Event of Default has occurred, (ii) any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or (iii) a Manager Default has occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Requisite Global Majority, to the extent practicable and to the extent the Issuer possesses such documents, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale and delivery of the Managed Containers and the Issuer shall, to the extent practicable and to the extent the Issuer possesses such documents, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts. The Issuer shall be required to deliver or disclose any information, data, document or agreement which is proprietary to the Issuer, only to the extent required by the terms of the Management Agreement.

(d)The Issuer hereby represents and warrants that this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, the Interest Rate Hedge Providers and the Series Enhancer, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such against creditors of and purchasers from the Issuer. Any breaches of the representation and warranty set forth in this Section 401(d) may be waived by the Indenture Trustee, only with the prior written consent of the Requisite Global Majority and the Interest Rate Hedge Providers and with the prior satisfaction of the Rating Agency Condition.

(e)Notwithstanding anything contained in this Indenture to the contrary, the Indenture Trustee may reject or refuse to accept any Collateral for credit toward payment of the Outstanding Obligations that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

Section 402.	Pro Rata Interest.

(a)Except as expressly provided for herein and in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by any Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

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(b)With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

Section 403.	Indenture Trustee’s Appointment as Attorney-in-Fact.

(a)The Issuer hereby irrevocably constitutes and appoints Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action nor to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant of a security interest in the Collateral hereunder.

(b)The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

(c)The powers conferred on the Indenture Trustee hereunder are solely to protect Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d)The Issuer also authorizes (but does not obligate) the Indenture Trustee to (i) so long as a Manager Default is continuing, communicate with any party to any Contract or Lease relating to a Managed Container with regard to the assignment of the right, title and interest of the Issuer in and under the Contracts or Leases relating to a Managed Container hereunder and other matters relating thereto and (ii) so long as an Event of Default is continuing, execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of and at the direction of the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees and expenses, of Indenture Trustee incurred in

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connection with such performance or compliance together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby.

Section 404.Release of Security Interest

. The Indenture Trustee, at the written direction of the Manager, shall release from the Lien of this Indenture, any Managed Container and the Related Assets sold or transferred or paid-in-kind pursuant to, and in accordance with the terms of, Section 606(a) hereof. In effectuating such release, the Indenture Trustee shall be provided with and shall be entitled to rely on: (A) so long as no Early Amortization Event is then continuing, a written direction of the Manager (with a copy to the Administrative Agent and each Series Enhancer) identifying each Managed Container or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) (x) if an Early Amortization Event is then continuing, all of the following: (i) the items set forth in clause (A) above, and (ii) a certificate from the Manager (with a copy to the Administrative Agent and each Series Enhancer) stating that such release is in compliance with Section 404 and Section 606(a) hereof and (y) if a Manager Default (other than a Manager Default of the type described in Section 11.1(i), (j) or (l) of the Management Agreement) is then continuing, the prior consent of the Requisite Global Majority shall also be required with respect to each such release. The Indenture Trustee shall, at the expense of the Issuer, execute documents prepared by, or on behalf of, the Issuer evidencing such release was made in accordance with the provisions of this Section 404. The Issuer is authorized to file any UCC partial releases in the appropriate jurisdictions with respect to such released Containers.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Sellers or, the Manager, as appropriate, the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer, a non-recourse certificate of release substantially in the form of Exhibit E hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Container and the other related items of Collateral.

Section 405.Administration of Collateral.

(a)The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and agrees to provide the Manager with such documentation, and to take all such actions, as the Manager may reasonably request in accordance with the provisions of the Management Agreement.

(b)The Indenture Trustee shall promptly as practicable notify the Noteholders, each Series Enhancer, the Administrative Agent, each Interest Rate Hedge Provider and the Manager Transfer Facilitator of any Manager Default of which a Responsible Officer has actual knowledge. If a Manager Default shall have occurred and then be continuing, the Indenture Trustee, in accordance with the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to the Administrative Agent, each Interest Rate Hedge Provider, each Series Enhancer and the Manager Transfer Facilitator) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement. If the Manager Transfer Facilitator is unable to locate and qualify a Replacement Manager acceptable to

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the Requisite Global Majority within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may and shall, at the direction of the Requisite Global Majority, appoint, or petition a court of competent jurisdiction to appoint as a successor Manager, a Person acceptable to the Requisite Global Majority, having a net worth of not less than $15,000,000 and whose regular business includes marine cargo container leasing and/or container chassis leasing. In connection with the appointment of a Replacement Manager, the Indenture Trustee or Administrative Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such Replacement Manager out of Collections as the Indenture Trustee (acting in accordance with the Requisite Global Majority), each Series Enhancer, the Administrative Agent and such Replacement Manager shall agree. The terminated Manager shall not be entitled to receive any Management Fee or other amounts owing to it pursuant to the Management Agreement for any period after the effective date of such replacement, but shall be entitled to receive any such amounts earned or accrued through the effective date of such replacement which amounts shall be payable in accordance with Section 302 of this Indenture. The Indenture Trustee shall take such action, consistent with the Management Agreement and the other Related Documents, as shall be reasonably necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 11.4 of the Management Agreement.

(c)Upon a Responsible Officer obtaining actual knowledge or the receipt of notice by the Indenture Trustee that any repurchase obligations of the Sellers under Section 2.04 of the Container Sale Agreement or Section 2.04 of any Container Transfer Agreement have arisen, the Indenture Trustee shall notify each Series Enhancer, each Interest Rate Hedge Provider and each Noteholder of such event and shall enforce such repurchase obligations at the written direction of the Requisite Global Majority.

Section 406.Quiet Enjoyment

. The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of any Managed Container under lease to such lessee for so long as such lessee is not in default under the Lease therefor and the Manager under the Management Agreement (including any Replacement Manager) or the Indenture Trustee (as provided in Section 405 hereof) continues to receive all amounts payable under such Lease.

ARTICLE V
RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF NET ISSUER PROCEEDS; REQUISITE GLOBAL MAJORITY

Section 501.Rights of Noteholders

. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account (subject to the priorities set forth in Section 302 hereof) and the Restricted Cash Account, and (iii) funds on deposit in any Series Account for such Series or Class, or payable with respect to any Series Enhancement for such Series or Class. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account or Series

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Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series.

Section 502.Allocations Among Series

. With respect to each Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 503.Determination of Requisite Global Majority

. Certain actions to be taken, or consents or waivers to be given, require the direction or consent of the Requisite Global Majority. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be). The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 503.

ARTICLE VI
COVENANTS

For so long as any Aggregate Outstanding Obligation of the Issuer remains outstanding the Issuer shall observe each of the following covenants:

Section 601.	Payment of Principal and Interest, Payment of Taxes.

(a)The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b)The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are promptly paid.

Section 602.	Maintenance of Office.

(a)The only “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda. The Issuer shall not establish a new place of business or location for its chief executive office outside of Bermuda unless (i) it shall have given to the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer not less than sixty (60) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Administrative Agent, any Interest Rate Hedge Provider or any Series Enhancer may reasonably request, (ii) not less than fifteen (15) days’ prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the containers to the Issuer, and shall have delivered to the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer copies of all filings required in connection therewith and (iii) the Issuer has delivered to the Indenture Trustee, the

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Administrative Agent, each Series Enhancer and each Eligible Interest Rate Hedge Provider, one or more Opinions of Counsel satisfactory to the Requisite Global Majority, stating that, after giving effect to such change of location: (A) none of the Sellers and the Issuer will, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, any Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of the Related Documents will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, either Seller, and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(b)The Issuer shall not maintain a place of business within the United States of America.

Section 603.Corporate Existence

. The Issuer will keep in full effect its existence, rights and franchises as a company incorporated under the laws of Bermuda, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

Section 604.Protection of Collateral

. The Issuer, at its expense, will cause this Indenture and any Supplement to be registered under Section 55 of the Companies Act of 1981 Bermuda in the Register of Charges kept at the Office of the Registrar of Companies of Bermuda (or under any statute enacted in lieu thereof and for the time being in force, or under any law of general application relating to the registration of mortgages of or charges upon personal property for the time being in force in the Islands of Bermuda). In addition, the Issuer will from time to time execute and deliver all amendments thereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the Administrative Agent, any Interest Rate Hedge Provider or any Series Enhancer, take such other action necessary or advisable to:

(a)	grant more effectively the security interest in all or any portion of the Collateral;

(b)maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof including executing and filing such documents, as may be required under any international convention for the perfection of interests in containers that may be adopted subsequent to the date of this Indenture;

(c)perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

(d)enforce any of the items of the Collateral;

(e)preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders);

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(f)pay any and all taxes levied or assessed upon all or any part of the Collateral;

(g)pay any and all fees, taxes and other charges payable in connection with the registration of this Indenture and any Supplement with the Office of the Registrar of Companies of Bermuda or any other Governmental Authority; or

(h)notify such parties of any Commercial Tort Claims in which the Issuer has rights that arise after the Closing Date and exceed $250,000 and take such actions necessary to create and perfect the Indenture Trustee’s Lien therein.

In furtherance of Section 604(b) and Section 604(c) above, the Issuer hereby agrees that if at any time subsequent to a Closing Date there is a change in Applicable Law (or a change in the interpretation of Applicable Law as in effect on such Closing Date) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee’s security interest in the Collateral, then the Issuer shall, within thirty (30) days after written request from the Requisite Global Majority, furnish to the Indenture Trustee, the Administrative Agent and each Series Enhancer, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplements and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplements and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the Lien and security interest of this Indenture.

Section 605.Performance of Obligations

. Except as otherwise permitted by this Indenture, the Management Agreement, the Container Sale Agreement or any Container Transfer Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral (excluding any Interest Rate Hedge Agreement), or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument (excluding any Interest Rate Hedge Agreement).

Section 606.Negative Covenants

. The Issuer will not, without the prior written consent of the Requisite Global Majority :

(a)at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

(i)in connection with a sale following the occurrence of an Event of Default pursuant to Section 816 hereof;

(ii)sales of Managed Containers and related assets in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Manager) regardless of the sales proceeds realized from such sales so long as none of an Early Amortization

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Event, Asset Base Deficiency or an Event of Default is then continuing or would result from such sale;

(iii)if an Early Amortization Event but no Event of Default is then continuing or would result from such sale of Managed Containers and related assets, sales of Managed Containers and related assets in the normal course of business (including any such sales resulting from the sell/repair decision of the Manager) so long as the sum of the Net Book Values of all Managed Containers that were sold for less than Net Book Value during the four (4) immediately preceding Collection Periods shall not exceed an amount equal to the product of (x) five percent (5%) and (y) an amount equal to the quotient of (i) the sum of the Aggregate Net Book Value as of the last day of each of the four (4) immediately preceding Collection Periods, divided by (ii) four (4);

(iv)in connection with a repurchase or substitution by any Seller to remedy a breach of a Container Representations and Warranties;

(v)a dividend or in kind distribution of Managed Containers and/or related Leases by the Borrower to TL for purposes of a substantially simultaneous contribution of such property by TL to another Special Purpose Entity so long as (x) none of an Early Amortization Event, Asset Base Deficiency or an Event of Default is then continuing or would result therefrom and (y) after giving to such dividend or distribution (and any related sale of Managed Containers), the Effective Advance Rate will not increase from the Effective Advance Rate immediately prior to such dividend or distribution;

(vi)sales to an Affiliate of the Issuer of one or more Managed Containers which are not then classified as Eligible Containers and which are not included in the calculation of the Asset Base, and related assets, so long as (w) if the Conversion Date has occurred, the Effective Advance Rate will not increase from the Effective Advance Rate in effect prior to such sale, (x) none of an Early Amortization Event, Asset Base Deficiency (calculated after giving effect to the application of the Sales Proceeds from such sale), or an Event of Default is then continuing or would result from such sale, (y) the cash sales proceeds realized by the Issuer from such sale shall equal or exceed an amount equal to the sum of the Net Book Values of all such sold Managed Containers, and (z) the sum of the Net Book Values of all such sold Managed Containers shall not exceed $15,000,000;

(vii)dispositions of Managed Containers and related assets to an Affiliate of the Issuer that is not a Special Purpose Entity, so long as (w) if the Conversion Date has occurred, the Effective Advance Rate will not increase from the Effective Advance Rate in effect prior to such disposition, (x) no Asset Base Deficiency, Early Amortization Event or Event of Default is then continuing or would result from such disposition, (y) the consideration received by the Issuer from such disposition (A) to the extent consisting of cash, is deposited in the Trust Account, and (B) shall equal or exceed an amount equal to the sum of the then Net Book Values of the assets so disposed of, and (z) the selection procedures used in selecting such Managed Containers did not materially discriminate against the Issuer as to the type of Containers, utilization potential, lease yields, lessees or Lease terms, in comparison to the Managed Containers as a whole (immediately prior to such sale);

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(viii)sales to a Special Purpose Entity, of one or more Managed Containers and related assets, so long as (x) if the Conversion Date has occurred, (A) the Effective Advance Rate will not increase from the Effective Advance Rate in effect prior to such sale, and (B) the cash portion of the sales proceeds realized by the Issuer from such sale of Managed Containers shall be not less than the product of (i) the Advance Rate then in effect and (ii) the sum of the then Net Book Values of the sold Managed Containers, (y) none of an Early Amortization Event, Asset Base Deficiency (calculated after giving effect to the application of the Sale Proceeds from such sale) or an Event of Default is then continuing or would result from a sale of such Managed Containers, and (z) (i) the sales proceeds realized by the Issuer from such sale of Managed Containers shall equal or exceed an amount equal to the sum of the then Net Book Values of all such sold Managed Containers (provided that, (1) if the Conversion Date has not occurred and (2) such sales proceeds are comprised in whole or in part of Containers and related assets, such sales proceeds shall exceed or approximately equal such amount) and (ii) if such sales proceeds are comprised in whole or in part of Containers and related assets, for each Container on lease on the date on which acquired in such a transaction, the Cash on Cash Return to the Issuer on such lease is nine percent (9%) or higher. For purposes of clarification, no true sale or nonconsolidation legal opinion shall be required with respect to any sale pursuant to this Section 606(a)(viii); and

(ix)any other sales of Managed Containers and/or related Leases that are not covered by any of the above that is specifically approved in writing by the Requisite Global Majority.

(b)claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral;

(c)(i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Collateral (excluding any Interest Rate Hedge Agreement) to be subordinated, terminated or discharged, except as permitted with respect to a sale of such Collateral made in accordance with Section 404, this Section 606 or Article VII hereof or upon payment in full of all Aggregate Outstanding Obligations, or (iii) permit any Person to be released from any covenants or obligations with respect to such Collateral (excluding any Interest Rate Hedge Agreement), except as may be expressly permitted by the Management Agreement, the Container Transfer Agreement or the Container Sale Agreement;

(d)permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof other than the Lien created pursuant to this Indenture;

(e)permit the Lien of this Indenture not to constitute a perfected security interest in the Collateral, free and clear of all Liens other than Permitted Encumbrance;

(f)fail to maintain the registration of this Indenture or any Supplement with the Office of the Registrar of Companies of Bermuda or fail to maintain the effectiveness of any required UCC financing statements filed in the applicable jurisdictions;

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(g)engage in any activities within the United States; provided that containers owned by the Issuer may be leased by the Issuer to Persons in the United States or for use in the United States; or

(h)for purposes of the Asset Base calculation, revise the Depreciation Policy with respect to the Managed Containers in such a way as to reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy without obtaining in each such instance the prior written consent of (A) the Requisite Global Majority and (B) if specified in a Supplement for a Series of Notes, the percentage of Noteholders set forth therein.

Section 607.	Non-Consolidation of Issuer.

(a)The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the estate of any other Person in the event of the bankruptcy or insolvency of the Issuer or such other Person. Without limiting the foregoing, the Issuer shall 1. conduct its business in its own name, 1. maintain its books, records and bank accounts separate from those of any other Person, 1. not commingle its funds with those of any other Person (except for any commingling of monies attributable to the Managed Containers that are on deposit in the Master Account until such time as such monies are transferred to the Trust Account in accordance with the terms of the Management Agreement), 1. maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and, to the extent that the Issuer’s assets, liabilities, expenses, revenues, and other financial information are required to be included in any consolidated financial statement, a note will be included in such financial statements that indicates that the Issuer is a separate legal entity from the other members of the consolidated group, its assets are not assets of any other member of the consolidated group, and its assets are not available to the creditors of any other member of the consolidated group, 1.  other than with respect to Manager Advances, pay its own liabilities and expenses out of its own funds, 1. enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm’s length transaction with a Person or entity that is not an Affiliate (provided, any transaction between the Issuer and an Affiliate pursuant to the Management Agreement, any Container Transfer Agreement or the Container Sale Agreement shall be deemed to have satisfied this clause (6)), 1. allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, 1. hold itself out as a separate entity and maintain adequate capital in light of its contemplated business operations, 1. correct any known misunderstanding regarding its separate identity, 1. use separate stationary, invoices and checks from those of any other Person and 1. observe all other organizational formalities.

(b)Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its corporate name and through its duly authorized officers or agents, (3) engage in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any of the transactions described in Section 611 hereof, except (i) payment of lawful distributions to its members and (ii) the execution, delivery and performance of the Management Agreement, (4) enter into any transaction that is prohibited pursuant to the provisions of Section 610 herein or (5) take any other action that would be inconsistent with maintaining the separate legal identity of the

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Issuer or engage in any other activity not contemplated by this Indenture and the Related Documents.

Section 608.No Bankruptcy Petition

. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609.Liens

. The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof; or (ii) permit the Lien of this Indenture not to constitute a valid first priority (except in the case of any Manufacturer’s Lien, in which case the Lien of this Indenture is subordinate solely to such Manufacturer’s Lien) security interest in the Collateral.

Section 610.Other Indebtedness

. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness except (i) any Notes issued pursuant to this Indenture or any Supplement issued hereunder, (ii) obligations incurred in accordance with the terms of the Related Documents including, without limitation, Manager Advances and Management Fees incurred in accordance with the terms of the Management Agreement, (iii) trade payables (including Manufacturer Debt) and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s charter documents and (iv) Interest Rate Hedge Agreements required or permitted pursuant to the terms of Section 627 hereof. For the avoidance of doubt, the Issuer shall not incur any Indebtedness for borrowed money other than pursuant to clauses (i) and (iv) of this Section 610.

Section 611.Guarantees, Loans, Advances and Other Liabilities

. The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 612.Consolidation, Amalgamation, Merger and Sale of Assets; Ownership of the Issuer

.

(a)The Issuer shall not consolidate with, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its assets, whether in a single transaction or a series of transactions, to any Person, except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement issued hereunder and (ii) any Lease of a container in accordance with the terms of the Management Agreement.

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(b)The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

(c)The Issuer shall give prior written notice to the Control Party for each Series of Notes and to each Interest Rate Hedge Provider of any action pursuant to this Section 612; provided, that such notice shall also be given to each Noteholder of any Warehouse Notes.

Section 613.	Other Agreements.

(a)The Issuer will not after the date of the issuance of the Notes enter into or become a party to any agreements or instruments other than (i) this Indenture, the Supplements, the Container Sale Agreement, any Container Transfer Agreement, the Management Agreement, the Note Purchase Agreement, the other Related Documents for any Series of Notes and any agreements or instruments contemplated under the foregoing agreements listed in this Section 613(a)(i), (ii) any agreement pursuant to which the Issuer issues additional shares to any other Person, (iii) any indemnification agreements with officers and directors of the Issuer provided that any payments owing by the Issuer thereunder shall be payable only to the extent set forth in Section 302 hereof, (iv) any agreement among the Issuer and one or more Affiliates with respect to the payment and accounting treatment of routine administrative expenses incurred by or on behalf of the Issuer in the normal course of its business, (v) any Interest Rate Hedge Agreement required or permitted pursuant to the terms of Section 627 hereof, and (vi) any other agreement(s) contemplated by any Related Document, including, without limitation, any agreement(s) for disposition of the Transferred Assets permitted by Section 404, Section 606(a), Section 804 or Section 816 hereof and any agreement(s) for the sale, repurchase, lease or re-lease of a container made in accordance with the provisions of any Container Transfer Agreement, the Container Sale Agreement or the Management Agreement.

(b)In addition, the Issuer will not amend, modify or waive any provision of the Container Sale Agreement, the Management Agreement or any other Related Documents or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in the Container Sale Agreement, the Management Agreement or such other Related Documents, respectively, except to the extent such waiver, modification or amendment is permitted pursuant to the terms of such agreement. Nothing contained in this Section 613 shall prohibit the assignment, novation or termination of an Interest Rate Hedging Agreement done in compliance with Section 627 of this Indenture, subject to the terms of the related Interest Rate Hedging Agreement.

Section 614.Charter Documents

. The Issuer will not amend or modify its memorandum of association or bye-laws without (i) the vote of 75% of the directors and 70% of the shareholders of the Issuer; (ii) the prior written consent of the Requisite Global Majority and (iii) the prior written notice to the Control Party for each Series of Notes.

Section 615.Capital Expenditures

. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) the purchase of additional containers and related assets made in accordance with the terms of the Management Agreement and Section 631 of this Indenture or (b) capital improvements to the

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containers made in the ordinary course of its business and in accordance with the Management Agreement.

Section 616.Permitted Activities

. The Issuer will not engage in any activity or enter into any transaction except as permitted under its memorandum of association or bye-laws. The Issuer will observe all organizational and managerial procedures required by its constitutional documents and Applicable Law. The Issuer shall (i) keep complete minutes of the meetings and other proceedings of the Issuer and (ii) continuously maintain the resolutions, agreements and other instruments underlying the transaction contemplated by the Related Documents.

Section 617.Investment Company

. The Issuer will conduct its operations in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618.Payments of Collateral

. If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall, by not later than one Business Day after receipt thereof, deposit such payment in the Trust Account.

Section 619.Notices

. The Issuer shall notify the Indenture Trustee, the Administrative Agent, each Series Enhancer, each Interest Rate Hedge Provider and the Manager Transfer Facilitator (but only with respect to the occurrence of a Manager Default) in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)Event of Default. The occurrence of an Event of Default and any acceleration of any Notes hereunder;

(b)Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might have or result in a Material Adverse Change;

(c)Material Adverse Change. The occurrence of a Material Adverse Change;

(d)Other Events. The occurrence of an Early Amortization Event or such other events that may, with the giving of notice or the passage of time or both, constitute an Event of Default.

Section 620.Books and Records

. The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. In connection with each transfer of Transferred Assets, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Transferred Assets as a purchase under GAAP. The Issuer will ensure that no financial statement, nor any consolidated financial statements of the

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Issuer, suggests that the assets of the Issuer are available to pay the debts of either of the Sellers, the Manager, or any of their Affiliates.

Section 621.Taxes

. The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless and only to the extent that Issuer is contesting such taxes in good faith and by appropriate Proceedings and Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 622.Subsidiaries

. The Issuer shall not create any Subsidiaries.

Section 623.Investments

. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

Section 624.Use of Proceeds

. The Issuer shall use the proceeds of the Notes only for general corporate purposes, including the purchase of additional containers, distribution of dividends, the repayment of other indebtedness and paying the costs of the issuance of the Notes, in each case, subject to the restriction set forth in Section 631. In addition, Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

Section 625.Asset Base Report

. The Issuer shall prepare and deliver to the Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Provider and the Administrative Agent on each Determination Date, an Asset Base Report.

Section 626.Financial Statements

. The Issuer shall prepare and deliver to the Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Provider and the Administrative Agent, or shall cause the Manager to prepare and deliver to such parties pursuant to the Management Agreement, unaudited quarterly financial statements of the Issuer, the Manager, Textainer Group Holdings Limited and Textainer Limited within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year and separate unaudited annual financial statements of the Issuer and the Manager, within one hundred twenty (120) days after the end of each fiscal year. All financial statements shall be prepared in accordance with GAAP. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 627.Interest Rate Hedge Agreements.

(a)The Issuer shall (or shall cause the Manager on the Issuer’s behalf, to) enter into and maintain transactions under Interest Rate Hedge Agreements with respect to Managed Containers that are then subject to the Long-Term Leases and Finance Leases, in the amounts required by the hedging policy set forth in Exhibit F hereto. Such Interest Rate Hedge Agreements

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related to Long-Term Leases and Finance Leases, collectively, must have a weighted average tenor that does not terminate prior to the Scheduled Conversion Date and shall amortize in accordance with the requirements set forth in Exhibit F. If the Scheduled Conversion Date is not renewed by the sixtieth (60th) day prior to such date, then the weighted average tenor for such Interest Rate Hedge Agreements must be extended to the Final Maturity Date. In no event shall the sum of the notional balances of all Interest Rate Swap Agreements in effect exceed an amount equal to one hundred percent (100%) of the then Aggregate Principal Balance.

(b)The Issuer may use Interest Rate Caps and/or Interest Rate Swap Agreements in order to comply with the requirement outlined in Section 627(a) provided that each such Interest Rate Hedge Agreement entered into by the Issuer must comply with each of the following requirements (to the extent applicable):

(i)the Issuer will receive payments from the Interest Rate Hedge Provider based on the London interbank offered rate (or such applicable or successor rate);

(ii)recourse by the Interest Rate Hedge Provider to the Issuer with respect to an Interest Rate Swap Agreement is limited to the Available Distribution Amount and the Collateral and the proceeds thereof which, pursuant to the terms of this Indenture, is available for such purpose;

(iii)the Interest Rate Hedge Provider is an Eligible Interest Rate Hedge Provider on the date on which Interest Rate Hedge Agreement was entered into; and

(iv)such Interest Rate Hedge Agreement shall provide that if an Interest Rate Hedge Provider ceases to be an Eligible Interest Rate Hedge Provider subsequent to the execution of an Interest Rate Hedge Agreement, then the affected Interest Rate Hedge Provider shall take the actions set forth in Section 627(i).

If the terms of an Interest Rate Swap Agreement require the Issuer to post collateral from time to time, the Issuer may establish an Issuer Swap Posting Account and use amounts on deposit in the Issuer Swap Posting Account solely for the purpose of posting such collateral. The Issuer may, in its discretion, deposit into an Issuer Swap Posting Account all, or a portion of, the funds otherwise distributed to the Issuer from the Trust Account on any Payment Date.

(c)In the event that the application of the formulas set forth in Exhibit F hereto indicates that either (i) the Issuer is required to enter into additional transactions under Interest Rate Hedge Agreements, with a total notional balance in excess of Ten Million Dollars ($10,000,000) or (ii) the aggregate notional balance of all outstanding transactions under Interest Rate Hedge Agreements then in effect exceeds the aggregate required notional amount (as determined by application of the formulas set forth in Exhibit F hereto) by the lesser of (A) Twenty Million Dollars ($20,000,000) or (B) the then Aggregate Principal Balance (excluding, in such calculation, the unpaid principal balance of any Note of any Series upon which interest is paid at a fixed rate pursuant to the terms of the related Supplement), then the Issuer shall provide notice of such event to the Indenture Trustee, each Interest Rate Hedge Provider and each Series Enhancer within 5 Business Days after such condition is determined to exist. The Issuer (or the Manager on behalf of the Issuer) shall within thirty (30) days after the date on which such condition is

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determined to exist, remedy such imbalance (x) under circumstances described in the preceding clause (i), by entering into one or more transactions under Interest Rate Hedge Agreements in order to comply with the requirements of Section 627(a) and not exceed such requirements by more than the amounts set forth in clause (ii) above, or (y) under circumstances described in the preceding clause (ii) by terminating swap transactions for all, or a portion, of one or more transactions under Interest Rate Hedge Agreements then in effect so that the remaining notional amounts for all future calculation periods under all transactions outstanding under the Interest Rate Hedge Agreements then in effect, shall comply with the requirements of Section 627(a) and not exceed such requirements by more than the amounts set forth in clause (ii) above. The calculations to be made under this Section 627(c) shall exclude fully paid Interest Rate Caps, and the Net Book Value of the containers hedged by such fully paid Interest Rate Caps. So long as no Early Amortization Event or Event of Default is then continuing, the Issuer (or the Manager on its behalf) may exercise its discretion in selecting the specific transactions and notional amounts thereof to be terminated. If an Early Amortization Event or Event of Default is then continuing, termination swaps shall be effected over all outstanding transactions under Interest Rate Hedge Agreements then in effect on a pro rata basis, based on the respective notional amounts for each remaining calculation period, so that the remaining notional amounts for each remaining calculation period will comply with the requirements of Section 627(a) hereof and not exceed the amounts set forth in Section 627(a) hereof. If provided for in the terms of an Interest Rate Hedge Agreement, the Issuer may assign to, or accept an assignment or novation of, any Interest Rate Hedge Agreement with a Special Purpose Entity in order to comply with the provisions of this Section 627.

(d)In the event the Issuer, or Manager on behalf of Issuer, fails to enter into or terminate swap transactions as required under Section 627(c) within the 30 day time period provided in Section 627(c), the Requisite Global Majority (A) will have the right, in its sole discretion, to direct the Indenture Trustee to enter into additional transactions under Interest Rate Hedge Agreements on the Issuer’s behalf in order to comply with the requirements of Section 627(a) hereof or (B) within 5 Business Days after the 30 day period provided in Section 627(c) will have the right, in its sole discretion, to direct the Indenture Trustee to terminate, in whole or in part, all outstanding transactions under Interest Rate Hedge Agreements then in effect on a pro rata basis, based on the respective notional amounts for each remaining calculation period, so that the remaining notional amounts for each remaining calculation period will comply with the requirements of Section 627(a) hereof and not exceed the amounts set forth in Section 627(b)(ii) hereof. In the event the Requisite Global Majority directs the Indenture Trustee to enter into an Interest Rate Hedge Agreement on the Issuer’s behalf, the Requisite Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager with a written direction to deposit in the Trust Account certain amounts to purchase, or reimburse the Requisite Global Majority or a third-party for purchasing, such Interest Rate Hedge Agreement. All payments received from an Interest Rate Hedge Provider shall be deposited by the Issuer directly into the Trust Account.

(e)With respect to any transaction which is to be terminated in accordance with the terms of this Section 627, the Issuer (or the Manager or Requisite Global Majority) will give the Interest Rate Hedge Provider not less than three Business Days’ notice of such termination, specifying the relevant transaction, the notional amount thereof to be terminated for each remaining calculation period and the effective date of such termination. An “Additional Termination Event” and an “Early Termination Date” (as such terms are used in the 1992 ISDA

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Master Agreement Multicurrency–Cross Border form agreement) shall be deemed to have occurred under the transaction on the specified termination date with respect to the notional amounts so terminated. For purposes of such Early Termination Date and Section 6(e) of the applicable Interest Rate Hedge Agreement, the “Terminated Transaction” shall be only that portion relating to the terminated notional amounts and the remainder of the transaction will continue in full force and effect and the Issuer will be the “Affected Party” for purposes of such termination. The amount payable under Section 6(e) of the applicable Interest Rate Hedge Agreement shall be determined by the Interest Rate Hedge Provider and shall be due and payable in accordance with the terms of such Section 6(e), provided that “Market Quotation” under the Interest Rate Hedge Agreement shall be determined on the basis of the quotation of one Reference Market-maker selected by the Interest Rate Hedge Provider, which may be such Interest Rate Hedge Provider to the extent its quotation is reasonably determined in good faith. The provisions of this Section 627(e) shall be incorporated by reference in each Interest Rate Hedge Agreement.

(f)On each Determination Date, Issuer shall provide or cause to be provided to the Indenture Trustee, each Interest Rate Hedge Provider and each Series Enhancer, a monthly report reflecting the hedging policy calculations (including, without limitation, the calculation of the formulas set forth in Exhibit F hereto) as of the end of the preceding calendar month based on all transactions outstanding as of the end of such month under Interest Rate Hedge Agreements then in effect, including transactions which are scheduled to commence on a future date.

(g)The termination provisions provided for in this Indenture relating to the Interest Rate Hedge Agreements are in addition to, and not to the exclusion of, any termination provisions contained in the Interest Rate Hedge Agreements.

(h)Any changes made after the date hereof in the hedging policy set forth in Exhibit F must be approved in advance by the Requisite Global Majority.

(i)Each Interest Rate Hedge Agreement shall provide that if the Eligible Interest Rate Hedge Provider or any party providing credit support on its behalf suffers an Interest Rate Hedge Provider Required Rating Downgrade Event, such Interest Rate Hedge Provider will be required (i) to post, within ten (10) Business Days (or such other period of time as may be set forth in the related Interest Rate Hedge Agreement not to exceed thirty (30) days) after such Interest Rate Hedge Provider Required Rating Downgrade Event, collateral set forth in the applicable Interest Rate Hedge Agreement and execute a credit support annex in connection therewith or (ii) otherwise remedy such Interest Rate Hedge Provider Required Rating Downgrade Event in accordance with the terms of the related Interest Rate Hedge Agreement. Failure to post collateral or so otherwise remedy such Interest Rate Hedge Provider Required Rating Downgrade Event within the applicable period of time shall constitute a termination event under the terms of the applicable Interest Rate Hedge Agreement. Such Interest Rate Hedge Provider may transfer (at its own cost), with the cooperation of the Issuer and the Manager, all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider in accordance with the terms of its Interest Rate Hedge Agreement. Each Interest Rate Hedge Agreement shall also provide that if the Interest Rate Hedge Provider (or any party providing credit support identified in the Interest Rate Hedge Agreement or any credit support annex thereto on its behalf) suffers an Interest Rate Hedge Provider Required Rating Replacement Event, such Interest Rate Hedge Provider will be required to transfer (at its own cost) all of its rights and obligations under its Interest Rate Hedge

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Agreement to an Eligible Interest Rate Hedge Provider not later than thirty (30) Business Days (or such other period of time as may be set forth in the related Interest Rate Hedge Agreement) after the occurrence of the Interest Rate Hedge Provider Required Rating Replacement Event. Upon the occurrence of an Interest Rate Hedge Provider Required Rating Replacement Event, and the failure of the Interest Rate Hedge Provider to transfer (at its own cost) all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider within the applicable period of time, any Series Enhancer shall have the right to direct the Issuer to terminate the applicable Interest Rate Hedge Agreement. The Issuer may, with the prior written consent of each Series Enhancer and the Administrative Agent, or shall, at the direction of any Series Enhancer or the Administrative Agent, terminate an Interest Rate Hedge Agreement and simultaneously enter into a replacement Interest Rate Hedge Agreement in the event an Interest Rate Hedge Provider fails to post collateral or transfer its rights and interests under an Interest Rate Hedge Agreement in accordance with the terms of the Interest Rate Hedge Agreement as required in relation to an Interest Rate Hedge Provider Required Rating Downgrade Event or an Interest Rate Hedge Provider Required Rating Replacement Event, as applicable.

(j)The Indenture Trustee has established a single segregated trust account (with separate subaccounts for each financial institution acting as an Interest Rate Hedge Provider) in the name of the Indenture Trustee (collectively, the “Counterparty Collateral Account”), which shall be held in trust in the name of the Indenture Trustee for the benefit of the Noteholders and any Series Enhancer under this Indenture and over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal. Notwithstanding anything to the contrary in this section, investment earnings on amounts held in the Counterparty Collateral Account shall be remitted to the applicable Interest Rate Hedge Provider upon its written request in accordance with the terms of the applicable Interest Rate Hedge Agreement. The Indenture Trustee shall deposit all collateral received from an Interest Rate Hedge Provider under an Interest Rate Hedge Agreement in the Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise held to the credit of, the Counterparty Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and any Series Enhancer under this Indenture. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of the Counterparty Collateral Account shall be (i) for application to obligations of the applicable Interest Rate Hedge Provider to the Issuer under its Interest Rate Hedge Agreement if such Interest Rate Hedge Agreement becomes subject to early termination, or (ii) to return collateral or investment earnings to such Interest Rate Hedge Provider when and as required by such Interest Rate Hedge Agreement. WTNA, as Indenture Trustee and as Securities Intermediary, shall take all actions necessary to return collateral to any Interest Rate Hedge Provider as described in the preceding sentence including, without limitation, issuance of entitlement orders to any Securities Intermediary. All actions to be taken by an Interest Rate Hedge Provider under this Section 627 shall be at the expense of such Interest Rate Hedge Provider.

(k)The parties hereto acknowledge and agree that the Indenture Trustee shall not be required to act as a “commodity pool operator” (as defined in the Commodity Exchange Act, as amended) or be required to undertake regulatory filings related to this Indenture in connection therewith.

Section 628.UNIDROIT Convention

. The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording

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interests in or liens against shipping containers at the time that such convention is adopted by the container leasing industry.

Section 629.Other Information

. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

Section 630.Separate Identity

. The Issuer will be operated, or will cause itself to be operated, so that the Issuer will not be substantively consolidated with Textainer Limited, TGH, any Special Purpose Entity, the Manager or any of their respective Affiliates.

Section 631.Purchase of Additional Containers

.

(a)The Issuer shall not use funds to be classified as an Issuer Expense to purchase additional Containers.

(b)The Issuer shall be permitted to purchase Containers on or after November 15, 2021, subject to compliance with the following:

(i)[Reserved]

(ii)the Issuer may acquire new Containers directly from the manufacturers of such Containers that are located at the facilities of such manufacturer regardless of whether such Container is on lease or has been designated to a specific identifiable lease unless one of the following conditions then exists:

(A)the Debt Service Coverage Ratio was less than 1.00 to 1.00, on the most recent Manager Report or either of the two Manager Reports immediately preceding the most recent Manager Report; or

(B)the most recently reported six month average sales price for all Managed Containers (regardless of type) is less than $450 per CEU; or

(C)(1) the most recently reported six (6) month average sales price for all Managed Containers (regardless of type) is less than $550 per CEU (but more than $450 per CEU), and (2) the most recent three (3) month average sales price is less than the most recently reported six (6) month average sales price for all Managed Containers (regardless of type).

A failure of one container type to comply with clause (b) and (c) will not impact the ability of the Issuer to purchase Containers of another type which is in compliance.

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Section 632.Compliance with Law

. The Issuer shall comply with any applicable statute, license, rule or regulation by which it or any of its properties may be bound if the failure to comply would reasonably be expected to result in a Material Adverse Effect.

Section 633.FATCA

. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee. In addition, if a Note is issued or significantly modified (within the meaning of section 1.1001-3 of the income tax regulations) after June 30, 2014, each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder FATCA Information as requested from time to time by the Issuer or the Indenture Trustee. Each holder of a Note or an interest therein will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to withhold tax on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements. The Issuer hereby covenants with the Indenture Trustee that the Issuer will provide the Indenture Trustee with sufficient information so as to enable the Indenture Trustee to determine whether or not the Indenture Trustee is obliged to make any withholding, including FATCA Withholding Tax, in respect of any payments with respect to a Note (and if applicable, to provide the necessary detailed information to effectuate any withholding, including FATCA Withholding Tax, such as setting forth applicable amounts to be withheld). Issuer agrees that, as between Issuer and the Indenture Trustee shall be released of any liability relating to its actions that are in compliance with this Section 633 and FATCA. Notwithstanding any other provisions herein, the term ‘applicable law’ for purposes of this Section 633 includes U.S. federal tax law and FATCA. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

Section 634.	Inspections.

(a)Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, each Administrative Agent, any Interest Rate Hedge Provider and any Holder of a Warehouse Note and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto, all in the format which the Manager uses for its own operations. Such inspections shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Manager. The Indenture Trustee, each Interest Rate Hedge Provider and each Noteholder shall, and shall cause their respective representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing); provided that, if no Event of Default shall have occurred and then be continuing, the Issuer shall not be required to provide such access to any such Person more than once per calendar year. Each Noteholder, each Interest Rate Hedge Provider, each Holder of a Note and the Indenture Trustee agrees that it and its Affiliates and their respective shareholders, directors, agents, representatives, accountants and attorneys shall keep confidential any matter of which any of them becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or required by

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appropriate Governmental Authorities (and all reasonable applications for confidential treatment are unavailing) or as necessary to preserve their rights or security under or to enforce the Related Documents, provided that the foregoing shall not limit the right of any Interest Rate Hedge Provider to make such information available to its regulators, securities rating agencies, reinsurers and credit and liquidity providers whom such Interest Rate Hedge Provider, as the case may be, reasonably believes will respect the confidential nature of such information. Any expense incident to the reasonable exercise by the Indenture Trustee, any Interest Rate Hedge Provider or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

(b)The Issuer also agrees (i) to make available an officer on a reasonable basis to the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Provider, any Noteholder or any Prospective Owner of a Note for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to allow the Indenture Trustee, the Administrative Agent, Interest Rate Hedge Provider or any Prospective Owner of a Note to inspect the Manager’s facilities during normal business hours.

Section 635.Sanctions

. The Issuer will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 636.Noteholder Tax Information

. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee. Each Noteholder or holder of an interest in a Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including, without limitation, FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Note, or to any beneficial owner of an interest in a Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Note to the IRS and any other relevant U.S. or foreign tax authority. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports

Article vii
DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.Full Discharge

. Upon payment in full of the Aggregate Outstanding Obligations, the Indenture Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and

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discharge of this Indenture and the security hereby created with respect to the applicable Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to such Series. In connection with the satisfaction and discharge of the Indenture the Indenture Trustee shall be provided with and shall be entitled to conclusively rely upon an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted.

Section 702.	Prepayment of Notes

.

(a)Mandatory Prepayments. Unless otherwise specified in a Supplement for a Senior Series of Notes, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion, of one or more Senior Series of Notes then Outstanding if, on any Payment Date, the then unpaid principal balance of all Senior Series of Notes exceeds the Senior Asset Base. Unless otherwise specified in a Supplement for a Subordinate Series of Notes, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion of, one or more Subordinate Series of Notes then Outstanding if, on any Payment Date, the then unpaid principal balance of all Subordinate Series of Notes exceeds the Subordinate Asset Base. Such Prepayment shall be in the amount of the applicable Asset Base Deficiency and shall be paid in accordance with the priority of payments set forth in Section 302 hereof and the payment allocation rules set forth in Section 302(e) hereof. The calculations referred to herein shall be evidenced by the Asset Base Report received by the Indenture Trustee on any Determination Date.

(b)Voluntary Prepayments. So long as no Early Amortization Event is then continuing, the Issuer may, from time to time, make an optional Prepayment of principal of the Notes of any Series that the Issuer selects at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid. If an Early Amortization Event is then continuing, all optional Prepayments made in accordance with the provisions of this Section 702(b) shall be applied in accordance with the applicable provisions of Section 302  hereof. The Issuer shall promptly confirm any telephonic notice of prepayment in writing. Any optional Prepayment of principal made by the Issuer pursuant to this Section 702(b) shall also include accrued interest to the date of the prepayment on the amount being prepaid. Any optional Prepayment made pursuant to the provisions of this Section 702(b) shall be accomplished by a deposit of funds directly into the Trust Account and, unless otherwise specified in the Supplement for any Series of Notes then Outstanding, may be applied by the Issuer to reduce the unpaid principal balance of one or more Series of Notes then Outstanding, such Series to be selected in the sole discretion of the Issuer. Notice of any voluntary prepayment of a Series of Term Notes to be made by the Issuer pursuant to the provisions of this Section 702(b) shall be given by the Issuer to the Indenture Trustee and, if applicable, the Series of Notes to be prepaid, not later than the tenth (10th) day prior to the date of such prepayment and not earlier than the Payment Date immediately preceding the date of such Prepayment.

(c)Repayment of Eligible Interest Rate Hedge Providers. If the Issuer has elected to make a voluntary Prepayment in accordance with the provisions of Section 702(b) above or is required to make a Prepayment in accordance with the provisions of Section 702(a) above, then in addition to such Prepayment, the Issuer shall pay such amount, including any termination payments, necessary (in each case as determined by the Administrative Agent and after taking account of payment priorities set forth in Section 302 hereunder) to reduce the aggregate notional balance of all outstanding transactions under the Interest Rate Hedge Agreements then in effect to

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the level required under Section 627(b) and not in excess of such requirements by more than the amounts set forth in Section 627(a) hereof. So long as no Early Amortization Event or Event of Default is then continuing, the Issuer (or the Manager on its behalf) may exercise its discretion in selecting the specific transactions and the notional amounts thereof to be terminated. If an Early Amortization Event or Event of Default is then continuing the outstanding transactions will be terminated on a pro rata basis, based on the respective notional amounts for each remaining calculation period so that the remaining notional amounts for all future calculation periods under such transactions shall comply with the requirements of Section 627(b) and not exceed such requirements by more than the amounts set forth in Section 627(a) hereof.

(d)Adjustment of Prospective Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts. In the event that the Issuer makes a prepayment of less than all of the aggregate unpaid principal balance of any Series of Term Notes or a Series of Warehouse Notes after its Conversion Date in accordance with the provisions of Section 702(a) or (b), then, unless otherwise specified in a Supplement for a Series of Notes, the Issuer shall promptly (but in any event within five (5) Business Days after the date on which such Prepayment is made) thereafter reduce (subject to verification by the Administrative Agent) the Minimum Principal Payment Amount and Scheduled Principal Payment Amount for each future Payment Date for each such Series of Notes being prepaid by a percentage equal to the quotient of (i) the aggregate amount of the prepayment received by such Series divided by (ii) the aggregate principal balance of all Notes of such Series immediately prior to such prepayment.

Section 703.Unclaimed Funds

. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in accordance with the applicable laws with respect to the escheat of funds.

Article viii
DEFAULT PROVISIONS AND REMEDIES

Section 801.Event of Default

. “Event of Default”, wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i)default in (A) the payment on any Payment Date of any interest or premium, if any, then due and payable on any Series of Notes or (B) the payment on the Legal Final Payment Date of the then unpaid principal balance of any Series of Notes;

(ii)default in the payment of (A) any Indenture Trustee’s Fees then due and payable, or (B) other amounts not dealt with in Section 801(i) above owing to the Noteholders of any Series or any Series Enhancer, and the continuation of such default for more than three (3)

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Business Days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture, the related Supplement or any other Related Documents;

(iii)default in the performance, or breach, of any covenant of the Issuer or any Seller in any Related Document (to the extent such breach is not otherwise addressed in this Section 801) which breach materially and adversely affects the interest of any Noteholder, any Interest Rate Hedge Provider or any Series Enhancer and continues for a period of sixty (60) days after the earliest of (i) any Authorized Officer of the Issuer or such Seller, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer or such Seller, as the case may be, or (iii) any Noteholder or any Series Enhancer giving written notice thereof to the Issuer or such Seller, as the case may be, and the Indenture Trustee; provided, however, that if the Issuer or the Sellers, as the case may be, is or are diligently attempting to effect such cure at the end of such sixty (60) day period, the Issuer or such Sellers, as the case may be, shall be entitled to an additional sixty (60) day period in which to complete such cure; provided, further, that, no notice whatsoever shall be required with respect to any default in the due observance or performance of Section 603 hereof or of any covenants set forth in Section 606, Section 607(except clause (a)(4) thereof), Section 608, Section 609, Section 610, Section 611, Section 612, Section 613, Section 614, Section 615, Section 616, Section 622, Section 623, Section 630, Section 631 or Section 635 hereof, Section 4.01(a)(iii) or 4.01(f) of any Container Transfer Agreement or Section 4.01(a)(iii) or 4.01(f) of the Container Sale Agreement.

(iv)any representation or warranty of the Issuer or the Sellers made in any Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made which breach materially and adversely affects the interest of any Noteholder, any Interest Rate Hedge Provider or any Series Enhancer and continues and, if capable of cure, the continuance of such condition for a period of 30 days after the earliest of (i) any Authorized Officer of the Issuer or the Sellers, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer or the Sellers, as the case may be, or (iii) any Noteholder or Series Enhancer giving written notice thereof to the Issuer or the Sellers, as the case may be, and the Indenture Trustee; provided, however, that if the Issuer or the Sellers, as the case may be, is diligently attempting to effect such cure at the end of such thirty (30) day period, the Issuer or the Sellers, as the case may be, shall be entitled to an additional thirty (30) day period in which to complete such cure;

(v)the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(vi)the commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the

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Issuer generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(vii)all of the following conditions shall have occurred: (A) a Manager Default shall have occurred and shall not have been remedied, waived or cured, (B) the Indenture Trustee (acting at the direction of the Requisite Global Majority) shall have directed the Issuer in writing, with a copy of such written direction delivered to the Manager (the “Replacement Request”), to appoint a Replacement Manager for the Terminated Managed Containers in accordance with the terms of the Management Agreement, and (C) a Replacement Manager shall not have been appointed and assumed the management of all Terminated Managed Containers pursuant to a management agreement reasonably acceptable to the Requisite Global Majority by the date which is ninety (90) days after the date on which such Manager Default initially occurred;

(viii)the Indenture Trustee shall fail to have a first priority (except in the case of any Managed Container that is subject to Manufacturer’s Lien, in which case the Lien of this Indenture in such Managed Container is subordinate solely to such Manufacturer’s Lien) perfected security interest in the Collateral;

(ix)the occurrence of a default by the Issuer under the terms of any Related Document not otherwise addressed in this Section 801, and the continuation of such default for two (2) consecutive Payment Dates;

(x)The earlier to occur of the following conditions or events:

(A)as of any Payment Date, an Asset Base Deficiency exists, and such condition continues unremedied for a period of ninety (90) consecutive days; or

(B)as of any date of determination, the Aggregate Principal Balance shall exceed the sum of (A) the product of (i) one hundred percent (100%) and (ii) the Aggregate Net Book Value, plus (B) the product of (i) one hundred percent (100%) and (ii) an amount equal to the then current balance of the Restricted Cash Account, any Pre-Funding Account and the L/C Cash Account, plus (C) the product of (i) one hundred percent (100%) and (ii) the Aggregate Available Amount;

(xi)any payment is made by a Series Enhancer under any Enhancement Agreement;

(xii)the Issuer is required to register as an Investment Company under the Investment Company Act of 1940, as amended;

(xiii)the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan maintained by the Issuer as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement that it be notified thereof, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in any liability in excess of $250,000 or which actually results in the imposition of a Lien on the assets of the Issuer; or

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(xiv)Textainer Limited or its Affiliates shall fail to own all of the authorized and issued shares of the Issuer.

The occurrence of an Event of Default with respect to one Series of Notes, except to the extent waived in accordance with Section 813 hereof, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

Section 802.	Acceleration of Stated Maturity; Rescission and Annulment

.

(a)Upon the occurrence of an Event of Default of type described in Section 801(v) or Section 801(vi), the unpaid principal balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider shall become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if an Event of Default under Section 801 occurs and is continuing, then and in every such case the Indenture Trustee shall at the direction of any of (A) any affected Noteholder in the case of the occurrence of an Event of Default of the type described in Section 801(i), (B) the respective Series Enhancer in the case of the occurrence of an Event of Default of the type described in Section 801(xi), or (C) the Requisite Global Majority in all other instances, declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Requisite Global Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(b)At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Requisite Global Majority, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)all of the installments of interest and premium on and, if the Legal Final Payment Date has occurred with respect to any Series, principal of all Notes of such Series which were overdue prior to the date of such acceleration;

(B)to the extent that payment of such interest is lawful, interest at the applicable Overdue Rate on the amounts set forth in Section 802(b)(i)(A) above;

(C)all sums paid or advanced by the Indenture Trustee hereunder or the Manager and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture;

(D)all amounts due to each Series Enhancer;

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(E)all payments due under any Interest Rate Hedge Agreement, together with interest thereon in accordance with the terms thereof, and

(ii)all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 803.Collection of Indebtedness

. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders of all Series then Outstanding and each Series Enhancer and each Interest Rate Hedge Provider, an amount equal to the sum of (i) the sum of (A) the whole amount then due and payable for all Series of Notes then Outstanding, (B) all amounts owing by the Issuer under any Interest Rate Hedge Agreement, and (C) such further amounts as shall be required to pay in full all of the Outstanding Obligations, including in each case, the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee the Requisite Global Majority, their agents and counsel incurred in connection with the enforcement of this Indenture, and (ii) to the extent that the payment of such interest is lawful, interest on the amount set forth in clause (i) at the applicable Overdue Rate with respect to the Notes and at the applicable default rate as set forth in the related Interest Rate Hedge Agreements or other Related Documents.

Section 804.Remedies

. If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each Noteholder, the Administrative Agent, each Series Enhancer and each Interest Rate Hedge Provider, if any, of such Event of Default. So long as an Event of Default is continuing, the Indenture Trustee may, and shall if instructed by any of (A) any affected Noteholder in the case of the occurrence of an Event of Default of the type described in Section 801(i), (B) the respective Series Enhancer in the case of the occurrence of an Event of Default of the type described in Section 801(xi), or (C) the Requisite Global Majority in all other instances:

(i)institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii)subject to the quiet enjoyment rights of any lessee of a Managed Container, sell (including any sale made in accordance with Section 816 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

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(iii)institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

(iv)institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)exercise any remedies of a secured party under the UCC or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

(vi)appoint a receiver or a manager over the Issuer or its assets; and

(vii)if a Manager Default is then continuing, terminate the Management Agreement in accordance with its terms;

provided, however, that the prior consent of the Requisite Global Majority shall be required in order to take the actions set forth in Section 804(ii), Section 804(iii), Section 804(v), Section 804(vi) or Section 804(vii) above.

Section 805.	Indenture Trustee May Enforce Claims Without Possession of Notes.

(a)In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)All rights of action and claims under this Indenture, the related Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement.

Section 806.	Allocation of Money Collected

. If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:

FIRST:  To the payment of all amounts due the Indenture Trustee under Section 905 hereof; and

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SECOND:  Any remaining amounts shall be distributed in accordance with Section 302(c)(iii) hereof.

Section 807.Limitation on Suits

. Except with respect to an Event of Default of the type described in Section 801(i) hereof and solely to the extent permitted under clause (A) of Section 804 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)such Holder has previously given written notice to the Indenture Trustee and the Requisite Global Majority of a continuing Event of Default;

(b)the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)such Holder or Holders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)the Indenture Trustee has, for thirty (30) days after its receipt by a Responsible Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

(e)no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Requisite Global Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 808.Unconditional Right of Holders to Receive Principal, Interest and Commitment Fees

. Notwithstanding any other provision of this Indenture, each Noteholder (including any Series Enhancer with respect to a Note) shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, commitment fees and premiums in respect of such Note as such principal, interest and commitment fees becomes due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder or Series Enhancer.

Section 809.Restoration of Rights and Remedies

. If the Indenture Trustee, any Series Enhancer or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, any Series Enhancer or to such Holder, then and in every such case, subject to any determination in such Proceeding, the

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Issuer, the Indenture Trustee, such Series Enhancer and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, such Series Enhancer and the Holders shall continue as though no such Proceeding had been instituted.

Section 810.Rights and Remedies Cumulative

. No right or remedy conferred upon or reserved to the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 811.Delay or Omission Not Waiver

. No delay or omission of the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider, or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by any Series Enhancer, by any Interest Rate Hedge Provider, or by the Holders, as the case may be.

Section 812.Control by Requisite Global Majority.

(a)Upon the occurrence of an Event of Default, the Requisite Global Majority shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b)Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit of the Noteholders, each Series Enhancer and each Interest Rate Hedge Provider, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including those set forth in Section 804 hereof) shall be vested solely in the Requisite Global Majority and, by accepting the benefits of this Indenture, each Noteholder and Interest Rate Hedge Provider acknowledges such statement; provided, however, that nothing contained herein shall constitute a modification of Section 808, Section 813(b) or Section 816(d) hereof.

Section 813.	Waiver of Past Defaults.

(a)The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except an Event of Default

(i)in the payment of (x) the principal balance of any Note on the Legal Final Payment Date, (y) interest on any Note of any Series on any Payment Date, or (z) commitment

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fees or any Premium owed to any Series Enhancer in respect of any Note of any Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholder or Series Enhancer, as the case may be, or

(ii)in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

(b)Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon nor affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 814.Undertaking for Costs

. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Holder or group of Holders, holding in the aggregate more than ten percent (10%) of the aggregate principal balance of the Notes of all Series then Outstanding, or (ii) to any suit instituted by any Holder for the enforcement of (x) the payment of interest on any Notes on any Payment Date or (y) the payment of the principal of any Note on or after the Legal Final Payment Date of such Note.

Section 815.Waiver of Stay or Extension Laws

. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816.Sale of Collateral.

(a)The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or the Aggregate Outstanding Obligations shall have been paid in full. The Indenture Trustee at the written direction of the Requisite Global Majority may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

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(b)Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture:  (i) the Indenture Trustee, at the written direction of the Requisite Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c)The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee’s rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d)The right of the Indenture Trustee to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or any transaction outstanding thereunder, or to exercise foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

(e)The Indenture Trustee shall provide prior written notice to the Issuer, to the Administrative Agent and to each Interest Rate Hedge Provider of any Sale of any portion of the Collateral under this Section 816.

Section 817.Action on Notes

. The Indenture Trustee’s right to seek and recover judgment on the Notes under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

Article ix
CONCERNING THE INDENTURE TRUSTEE

Section 901.	Duties of Indenture Trustee.

The Indenture Trustee, prior to the occurrence of an Event of Default with respect to any Series or after the cure or waiver of any Event of Default with respect to any Series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no duties shall be inferred or implied. If an Event

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of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for investigating or re-calculating, evaluating, certifying, verifying or independently determining the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii)The Indenture Trustee shall not be liable for actions taken, or any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that

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repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902.Certain Matters Affecting the Indenture Trustee

. Except as otherwise provided in Section 901 hereof:

(a)The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Issuer or the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

(c)The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from the Issuer or the Requisite Global Majority in accordance with the terms of this Indenture and the other Related Documents. The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or Proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Requisite Global Majority shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(d)The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(e)The Indenture Trustee shall not be bound to take any discretionary action, including any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture Trustee may require security or indemnity reasonably satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding. The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(f)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the

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Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)The Indenture Trustee shall not be deemed to have knowledge of any default, Event of Default, Early Amortization Event or Manager Default, or other event or information, or be required to act upon any default, Event of Default, Early Amortization Event, Manager Default or Back-up Manager Event, or other event or information (including the sending of any notice) unless a Responsible Officer of the Indenture Trustee shall have received written notice or has actual knowledge of such event or information, and shall have no duty to take any action to determine whether any such event, default, Event of Default, Early Amortization Event or Manager Default has occurred;

(h)The knowledge of the Indenture Trustee shall not be attributed or imputed to WTNA’s other roles in the transaction and knowledge of the Securities Intermediary, Paying Agent and Note Registrar shall not be attributed or imputed to each other or to the Indenture Trustee (other than those where the roles are performed by the same group or division within WTNA or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of WTNA (and vice versa);

(i)Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Indenture Trustee be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including lost profits), whether or not foreseeable, even if the Indenture Trustee is actually aware of or has been advised of the likelihood of such loss or damage;

(j)Before the Indenture Trustee acts or refrains from taking any action under this Indenture, it may require an officer’s certificate and/or an Opinion of Counsel from the party requesting that the Indenture Trustee act or refrain from acting in form and substance acceptable to the Indenture Trustee, the costs of which (including the Indenture Trustee’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Indenture Trustee act or refrain from acting. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificates and/or Opinions of Counsel;

(k)The Indenture Trustee shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Indenture Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Indenture provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Indenture or any other Related Document;

(l)Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law;

(m)The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty;

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(n)Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the Notes, for the legality, enforceability, effectiveness or sufficiency of the Related Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the collateral;

(o)The Indenture Trustee shall not be liable for any action or inaction of the Issuer, the Manager, or any other party (or agent thereof) to this Indenture or any related document and may assume compliance by such parties with their obligations under this Indenture or any related agreements, unless a Responsible Officer of the Indenture Trustee shall have received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee;

(p)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder and under the other Related Documents, including without limitation, the Paying Agent, Note Registrar, Securities Intermediary and Manager Transfer Facilitator, and to each agent, custodian and other Person employed to act hereunder; and

(q)The Indenture Trustee shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Indenture or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee under this Indenture and the other Related Documents.

Section 903.	Indenture Trustee Not Liable.

(a)The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to, and shall not be responsible for, the validity, legality, enforceability or adequacy or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any Related Document, or as to the correctness of any statement contained in any thereof. The Indenture Trustee shall not be accountable for (i) the use or application by the Issuer of the proceeds of any Series or Class of Notes, and (ii) the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral except for any payment in accordance with the Manager Report of amounts on deposit in any of the Trust Accounts.

(b)The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Managed Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the

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Indenture Trustee or of any intervening assignment, the compliance by the Sellers or the Manager with any covenant or the breach by the Sellers or the Manager of any warranty or representation made hereunder, in any Supplement or in any Related Document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Sellers or the Manager taken in the name of the Indenture Trustee.

(c)The Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Sellers or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 904.Indenture Trustee May Own Notes

. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee.

Section 905.Indenture Trustee’s Fees, Expenses and Indemnities.

(a)The fees, expenses and indemnities (the “Indenture Trustee Fees”) of the Indenture Trustee shall be paid only by the Issuer in accordance with Section 302 or Section 806 hereof. The Issuer shall indemnify the Indenture Trustee (and any predecessor Indenture Trustee) and each of its officers, directors and employees for, and hold them harmless against, any and all loss, liability, damage claim or expense (including reasonable legal fees, costs and expenses and court costs), in each case, incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification.

(b)The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Indenture Trustee, shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge or assignment of this Indenture.

(c)When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(v) or Section 801(vi), the expenses and the compensation for the services are intended to constitute expenses of administration under Insolvency Law.

Section 906.Eligibility Requirements for Indenture Trustee

. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing

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business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000), (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term unsecured senior debt rating of at least investment grade by Standard & Poor’s and by Moody’s and short-term unsecured senior debt rating of at least investment grade by Standard & Poor’s and by Moody’s. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof.

Section 907.Resignation and Removal of Indenture Trustee

. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the Administrative Agent, each Series Enhancer, each Interest Rate Hedge Provider and the Noteholders. Upon receiving such notice of resignation, the Issuer at the direction and subject to the consent of the Requisite Global Majority shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, the Administrative Agent, each Series Enhancer, each Interest Rate Hedge Provider and one copy to the successor Indenture Trustee. In addition, the Issuer may, with the consent of the Requisite Global Majority, upon prior written notice to the Indenture Trustee, remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument. If no successor Indenture Trustee shall have been so appointed by the Issuer or the proposed successor Indenture Trustee has not accepted its appointment within fifteen (15) days after the giving of such notice of resignation or removal, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within fifteen (15) days thereafter, the resigning Indenture Trustee, with the consent of the Administrative Agent and each Series Enhancer, may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer at the direction of the Requisite Global Majority, any Series Enhancer or the Administrative Agent, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer at the direction of the Requisite Global Majority shall remove the Indenture Trustee for cause and appoint a successor Indenture Trustee with prior notice by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after such resignation or removal, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within 30 days after

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such resignation or removal, the departing Indenture Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 908 hereof.

Section 908.Successor Indenture Trustee

. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, Restricted Cash Account and any other Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority and each Interest Rate Hedge Provider.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee and to each Interest Rate Hedge Provider. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 909.Merger or Consolidation of Indenture Trustee

. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910.Separate Indenture Trustees, Co-Indenture Trustees and Custodians

. If the Indenture Trustee is not capable of acting for jurisdictional purposes, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate

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trustee or co-trustee is necessary or advisable under any Applicable Laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee and the Indenture Trustee shall not have any liability relating to such appointment. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

(ii)all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii)no trustee, co-trustee, separate trustee or custodian hereunder shall be liable by reason of any act or omission of any other trustee, co-trustee, separate trustee or custodian hereunder; and

(iv)the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee, each Interest Rate Hedge Provider and each Series Enhancer.

Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to

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do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911.Representations and Warranties

. The Indenture Trustee hereby represents and warrants as of each Series Issuance Date that:

(a)Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought, whether in a Proceeding at law or in equity;

(d)No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

(e)No Proceedings. There are no Proceedings or investigations to which the Indenture Trustee is a party pending, or, to the best of its knowledge without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect

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the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

(f)Approvals. Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of Delaware law governing the banking or trust powers of the Indenture Trustee.

Section 912.Indenture Trustee Offices

. The Indenture Trustee shall maintain in the State of Delaware an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office is currently located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration/Jose Paredes, and shall promptly notify the Issuer, the Manager, each Interest Rate Hedge Provider, each Series Enhancer and the Noteholders of any change of such location.

Section 913.Notice of Event of Default, Early Amortization Event or Manager Default

. If a Responsible Officer of the Indenture Trustee shall have actual knowledge that an Event of Default, Early Amortization Event or Manager Default has occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to the Noteholders, each Administrative Agent and each Interest Rate Hedge Provider of such affected Series. For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of an Event of Default, Early Amortization Event or Manager Default unless notified in writing thereof by the Issuer, any Seller, the Manager, each Administrative Agent, any Interest Rate Hedge Provider or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

ARticle x
SUPPLEMENTAL INDENTURES

Section 1001.Supplemental Indentures Not Creating a New Series Without Consent of Holders

.

(a)Without the consent of any Holder and based on an Opinion of Counsel to the effect that such Supplement is for one of the purposes set forth in Section 1001(a)(i) through Section 1001(a)(vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, in the case of Section 1001(a)(i) through Section 1001(a)(vii) below with the consent of each affected Interest Rate Hedge Provider (if such proposed amendment would adversely affect the rights, duties or immunities of such Interest Rate Hedge Provider under this Indenture or otherwise), enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of all Series then Outstanding or of any Series Enhancer, or to surrender any right or power conferred upon the Issuer in this Indenture;

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(ii)to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

(iii)to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv)to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v)to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi)to evidence the succession of the Indenture Trustee pursuant to Article IX; or

(vii)to add any additional Early Amortization Events or Events of Default.

(b)Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of all Notes then Outstanding, the Administrative Agent, each Interest Rate Hedge Provider and Series Enhancer related to such Series, a notice setting forth in general terms the substance of such Supplement, together with a copy of such Supplement. Any failure of the Issuer to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1002.	Supplemental Indentures Not Creating a New Series with Consent of Holders.

(a)With the consent of the Requisite Global Majority, each affected Series Enhancer and each affected Interest Rate Hedge Provider (if such proposed amendment would adversely affect such Interest Rate Hedge Provider’s rights, duties or immunities under this Indenture or otherwise), the Issuer and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture (other than any such additions, changes, eliminations or modifications described in Section 1001); provided, however, that no such Supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)reduce the principal amount of any Note or the rate of interest thereon (except in the case of the Series 2012-1 Supplement, to amend the definition of SOFR in accordance with the terms of such Supplement), change the priority of any such payments (other than to increase the priority thereof) required pursuant to this Indenture or any Supplement in a manner adverse to any Noteholder, or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date thereof,

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(ii)reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or a Supplement, (c) waiver of certain Events of Default hereunder and their consequences as provided for in this Indenture or (d) the consent required to waive any payment default on the Notes;

(iii)modify any provision of this Indenture or any Supplement (or defined term) which specifies that such provision or defined term cannot be modified or waived without the consent of (x) the Holder of each Outstanding Note affected thereby or (y) a specified percentage of the Holders of a specified Series of Notes (which provisions can only be modified with the consent of not less than the specified percentage);

(iv)modify or alter the definition of the terms “Outstanding”, “Requisite Global Majority”, “Existing Commitment” or “Initial Commitment”;

(v)impair or adversely affect the Collateral in any material respect as a whole except as otherwise permitted herein;

(vi)modify or alter Section 702(a) of this Indenture; or

(vii)permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture.

A Supplement issued to evidence a Series of Notes may also include additional restrictions on the ability to modify or amend each Supplement. Prior to the execution of any Supplement issued pursuant to this Section 1002, the Issuer shall provide written notice to each Interest Rate Hedge Provider and each Series Enhancer setting forth in general terms the substance of any such Supplement.

(b)Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of the Notes (other than those that consented in writing to such Supplement), the Administrative Agent, each Interest Rate Hedge Provider and Series Enhancer related to such Series, a notice setting forth in general terms the substance of such Supplement, together with a copy of such Supplement. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

For purposes of clarification, no change in the Depreciation Policy, for purposes other than calculating the Asset Base, by operation of paragraph (ii) of the definition of “Depreciation Policy”, shall be deemed an amendment, restatement, modification or supplement to the terms of any of the Related Documents requiring a Supplement.

Section 1003.Execution of Supplemental Indentures

. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent specified in

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Section 1001 or Section 1002 (as applicable) for the execution of such Supplement have been satisfied, and that the execution thereof is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1004.Effect of Supplemental Indentures

. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005.Reference in Notes to Supplemental Indentures

. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 1006.Issuance of Series of Notes.

(a)The Issuer may from time to time issue one or more Series of Notes as long as (i) the Rating Agency Condition shall have been satisfied with respect to the issuance of such Series of Notes, (ii) no Early Amortization Event or Event of Default (or event or condition which with the passage of time or giving of notice or both would become an Early Amortization Event or an Event of Default) is then continuing (nor would occur as a result of the issuance of such additional Series) and (iii) all of the applicable conditions set forth in Section 1006(b) of this Indenture have been satisfied.

(b)On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Control Party for any other Series and each affected Interest Rate Hedge Provider, may amend this Indenture as applicable to such other Series, in accordance with Section 1001 or Section 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i)on or before the second (2nd) Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given the Administrative Agent, each Interest Rate Hedge Provider and each Series Enhancer entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

(ii)the Issuer shall have delivered to the Indenture Trustee the related Supplement, in form satisfactory to the Indenture Trustee, executed by each party hereto other than the Indenture Trustee;

(iii)the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto;

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(iv)the Rating Agency Condition shall have been satisfied with respect to the issuance of such Series of Notes;

(v)the Issuer shall have delivered to the Indenture Trustee, each Interest Rate Hedge Provider, each Series Enhancer and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

(vi)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating that no Early Amortization Event or Event of Default (or event or condition which with the passage of time or giving of notice or both would become an Early Amortization Event or an Event of Default) has occurred and is then continuing (or would result from the issuance of such additional Series);

(vii)written confirmation from an officer of the Manager that after giving effect to such proposed issuance, the aggregate unpaid principal balance of all Series of Notes then Outstanding does not exceed the Senior Asset Base or Subordinate Asset Base, as the case may be, as evidenced by the Asset Base Report most recently received by the Indenture Trustee (but not earlier than the preceding Payment Date);

(viii)such other conditions as shall be specified in the related Supplement; and

(ix)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in Section 1006(b)(i) through Section 1006(b)(viii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series.

ARTICLE XI
HOLDERS LISTS

Section 1101.Indenture Trustee to Furnish Names and Addresses of Holders

. Unless otherwise provided in the related Supplement, the Indenture Trustee will furnish or cause to be furnished to the Manager and each Series Enhancer not more than ten (10) days after receipt of a request, a list, in such form as the Indenture Trustee generally maintains, of the names, addresses and tax identification numbers of the Holders of Notes as of such date.

Section 1102.Preservation of Information; Communications to Holders

. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

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ARTICLE XII
EARLY AMORTIZATION EVENT

Section 1201.Early Amortization Event

. As of any date of determination, the existence of any one of the following events or conditions:

(1)An “event of default” or a material “default” by TL, TEML or the Issuer under any Related Document (including an Event of Default hereunder) shall have occurred and then be continuing;

(2)A Manager Default shall have occurred and then be continuing;

(3)On any Payment Date, an Asset Base Deficiency with respect to the Senior Notes shall have occurred, and such condition remains unremedied for a period of ten (10) consecutive Business Days;

(4)The amount of any scheduled payment of interest then due and owing on the Notes of any Series then Outstanding is not paid in full;

(5)As of any Payment Date, the Weighted Average Age of the Eligible Container is greater than nine (9) years;

(6)Any payment shall be made by a Series Enhancer under any Enhancement Agreement;

(7)The occurrence of an additional Early Amortization Event as specified in the related Supplement for any Series; or

(8)Either (A) (x) a breach of any financial covenant of TGH set forth in the documents governing any Indebtedness of TGH in an aggregate principal amount of $10,000,000 or greater (the “Funded Debt Documents”) shall have occurred and (y) shall not have been waived within sixty (60) days thereafter by the applicable lenders, or (B) any default, not described in clause (A), under any Funded Debt Document shall have occurred and as a result the required lenders under the affected financing transaction have accelerated all or part of such Indebtedness.

If an Early Amortization Event exists on any Payment Date, then such Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Early Amortization Event.

Promptly following any occurrence of and, if applicable, any cure of an Early Amortization Event, the Issuer shall notify each Interest Rate Hedge Provider thereof.

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Section 1202.Remedies

. Upon the occurrence of an Early Amortization Event, the Indenture Trustee shall have in addition to the rights provided in the Related Documents, all rights and remedies provided under all Applicable Laws.

ARTICLE III
MISCELLANEOUS PROVISIONS

Section 1301.	Compliance Certificates and Opinions.

(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302.	Form of Documents Delivered to Indenture Trustee.

(a)In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the

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certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c)Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303.	Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1304.	[Reserved].

Section 1305.Limitation of Rights

. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto acknowledge that each Interest Rate Hedge Provider and the Series Enhancer for a

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Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

Section 1306.Severability; Entire Agreement

. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture, shall not affect the remaining portions of this Indenture, or any part thereof.

This Indenture constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

Section 1307.Notices

. All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration/Jose Paredes, telephone: 302-636-6191, facsimile: 302-636-4149, email: jparedes@wilmingtontrust.com, (b) in the case of the Issuer, at the following address:  Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone:  (441) 292-2487, Facsimile:  (441) 295-4164, Attention:  Senior Vice President - Asset Management, with a copy to each:  (i) Textainer Equipment Management Limited at its address at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone:  (441) 292-2487, Facsimile:  (441) 295-4164, Attention:  Senior Vice President - Asset Management, and (ii) Textainer Equipment Management (U.S.) Limited at its address at 650 California Street, 16th floor, San Francisco, CA 94108, Telephone:  (415) 658-8363, Facsimile:  (415) 434-0599, Attention:  Senior Vice President - Asset Management, (c) in the case of a Series Enhancer, at its address set forth in the related Supplement, or at such other address as shall be designated by such party in a written notice to the other parties, and (d) in the case of an Interest Rate Hedge Provider, at its address set forth in the related Interest Rate Hedge Agreement, or at such other address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile or electronic mail, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone or fax number or e-mail address furnished by such Noteholder. Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile or electronic mail, or (c) when delivered, if delivered by hand.

Section 1308.Consent to Jurisdiction

. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER

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HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS INDENTURE, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES COGENCY GLOBAL INC. (FORMERLY KNOWN AS NATIONAL CORPORATE RESEARCH LTD.), HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NY 10016, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS INDENTURE SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 1309.Captions

. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 1310.Governing Law

. THIS INDENTURE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1311.No Petition

. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the later of (a) the last date on which any Note of any Series was Outstanding and (b) the date on which all amounts owing to each Series Enhancer pursuant to the terms of this Indenture and the related Insurance Agreements have been paid in full.

Section 1312.	General Interpretive Principles

. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a)the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

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(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision;

(f)the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)When referring to Section 302 or Section 806 of this Indenture, the term “or” shall be additive and not exclusive.

Section 1313.WAIVER OF JURY TRIAL

. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1314.Waiver of Immunity

. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or Proceedings, from set off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of Applicable Law.

Section 1315.Judgment Currency

. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such

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Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this Section 1315 shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Related Documents.

Section 1316.Statutory References

. References in this Indenture and each other Related Document for any Series to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the State of New York, such revised or successor section thereto.

Section 1317.Counterparts

. This Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or e-mail (including in pdf format) shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 1318.Transactions Under Prior Agreement

. On the date hereof, the Prior Agreement shall be amended and restated as provided in this Indenture and shall be superseded by this Indenture. The terms and conditions of this Indenture shall apply to all of the Liens created by, and all of the rights, obligations and remedies incurred by, the Issuer under the Prior Agreement, and the Issuer agrees that this Indenture is not intended to constitute a discharge of the rights, obligations and remedies existing under the Prior Agreement.

Section 1319.Patriot Act

. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity,

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including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 1320.Multiple Roles

. The parties expressly acknowledge and consent to WTNA acting in the multiple capacities of Securities Intermediary, Depositary Bank, Paying Agent, Note Registrar, and in the capacity as Indenture Trustee. WTNA may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by WTNA of express duties set forth in this Indenture and any other Related Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by WTNA.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

By _______________________________________

Name:

Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By _______________________________________

Name:

Title:

[Third Amended and Restated Indenture]

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EXHIBIT A

FORM OF ASSET BASE REPORT

[To Be Updated]

Exhibit A-1

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EXHIBIT B

DEPRECIATION METHODS BY TYPE OF CONTAINER

Depreciation Methods - GAAP

1.

For purposes of any calculation of the Asset Base, a Managed Container is depreciated using the straight-line method, over the estimated useful life for such type of Container to the Residual Value of such type of Managed Container, in each case, as such estimated useful life and residual value is determined in accordance with GAAP, provided, however that if any such estimated useful life is extended or Residual Value increased from that shown below, all of the Noteholders must first approve of such change.

2.

For any purpose other than that described in item 1 above, including without limitation the calculation of financial covenants, the preparation of financial reports, and the calculation of the purchase price to be paid for any containers, the Depreciation Policy shall be in accordance with GAAP (provided that any change in the Depreciation Policy, as described in this item 2, resulting from the application of GAAP, or from the requirements of the Issuer’s accountants applying GAAP, shall be deemed not to constitute a change to the Depreciation Policy under any of the Related Documents).

Residual Values based upon GAAP on July 24, 2019

GAAP RESIDUAL VALUES AND USEFUL LIVES
AS OF 30 JUNE 2019

TYPE	GAAP RV	USEFUL LIFE	CEU
Tanks	10%
2B	604	13	1.3	BULKER
2C	393	13	1.4	High Cube / High Cube Transrac
2D	845	13	3	SIDE DOOR
2F	140	13	2	FIXED FLAT
2H	666	13	2.3	20’HALF HIGH
2L	1,300	15	2.3	FOLDING FLAT
2M	834	13	2.9	20’MEZZANINE DECKS/ 40” METER ROLLTRAILER
2R	2,750	12	6	REEFER
2S	1,000	13	1	STANDARD DRY FREIGHT
2T	1,500	15	1.4	OPEN TOP
2U	2,377	13	8.3	20” BITUTAINER/ 45’ AUTORACK, COLLAPSIBLE
2W	765	13	2.7	HARD TOP HIGH CUBE
2Y	2,049	12	6.5	HIGH CUBE REEFER
2Z	2,534	13	2.7	CHASSIS

Exhibit B-1

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4F	820	13	3.5	FIXED FLAT
4H	1,400	13	1.7	40’ HIGH CUBE
4J	1,500	13	2.9	45’ HIGH CUBE/DRY VAN
4L	1,700	16	3.7	FOLDING FLAT
4M	1,169	13	4.1	20’MEZZANINE DECKS/ 40” METER ROLLTRAILER
4N	765	13	2.7	CELLULAR PALLETWIDE HUGH CUBE
4S	1,200	14	1.6	STANDARD DRY FREIGHT (40 FOOT DRY)
4T	2,500	14	2.3	OPEN TOP
4U	2,288	13	8	20” BITUTAINER/ 45’ AUTORACK, COLLAPSIBLE
4W	1,253	13	4.4	HARD TOP HIGH CUBE
4Y	4,000	12	8	HIGH CUBE REEFER

Exhibit B-2

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EXHIBIT C

FORM OF PURCHASER LETTER

(Transfers pursuant to Rule 144A)

FOR VALUE RECEIVED the undersigned registered Holder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

_____________________________________________________________________________________________________________________________________________________________________________________________________________ (The “Purchaser”), Taxpayer Identification No. _______________________, the accompanying [Series _____ Asset Backed Note bearing number __________________] and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

1.In connection with such transfer and in accordance with Section 205 of the Third Amended and Restated Indenture, dated as of November 15, 2021 (as amended or supplemented from time to time, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company incorporated and existing under the laws of Bermuda (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), as Indenture Trustee (the “Indenture Trustee”), the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Third Amended and Restated Series 2012-1 Supplement, dated as of November 15, 2021, between the Issuer and the Indenture Trustee.

2.The Purchaser warrants and represents to, and covenants with, the Seller, the Indenture Trustee and the Manager pursuant to Section 205 of the Indenture as follows:

a.The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.

b.The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

Exhibit C-1

119711828\V-7

c.The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

d.The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act (“Rule 144A”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

e.The Purchaser is not a Competitor.

3.The Purchaser represents to the Indenture Trustee, the Issuer and the Manager or any successor Manager that one of the following statements is true and correct:  (i) the purchaser is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Benefit Plan”) and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code, (iii) the source of funds (the “Source”) to be used by the Purchaser to pay the purchase price of the Notes is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code as applicable, and treating as a single plan, all plans maintained by the same employer (or an affiliate within the meaning of Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile.

4.This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.

Seller	Purchaser

Exhibit C-2

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By: Name: Title: Taxpayer Identification No.:	By: Name: Title: Taxpayer Identification No.:
Date:	Date:

Exhibit C-3

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ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Purchaser Letter:

1.As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other senior executive officer of the Purchaser.

2.The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $__________________ in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

____Corporation etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____Insurance Company. The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

Exhibit C-4

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____ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

3.The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule 144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

5.The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

________ Yes No	Will the Purchaser be purchasing the Notes only for Purchaser’s own account?

6.If the answer to the foregoing question is “no”, the Purchaser agrees that, in connection with, any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase.

Exhibit C-5

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____________________________________

Print Name of Purchaser

By:_________________________________

Name:

Title:

Date:________________________________

Exhibit C-6

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ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers That Are Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Purchaser Letter:

1.As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the adviser.

2.The Purchaser is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)).

____The Purchaser owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____The Purchaser is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor.

4.The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on

Exhibit C-7

119711828\V-7

the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

6.The undersigned will notify the parties addressed the Purchaser Letter to which this certification relates of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

___________________________________

Print Name of Purchaser or Adviser

By:________________________________

Name:

Title:

IF AN ADVISER:

___________________________________

Print Name of Purchaser

Date:

Exhibit C-8

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EXHIBIT D

FORM OF PURCHASER CERTIFICATION

(Transfers other than Rule 144A)

FOR VALUE RECEIVED the undersigned registered Holder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

______________________________________________________ (the “Purchaser”), Taxpayer Identification No.___________________ the accompanying Series _____ Asset Backed Note bearing number __________________ (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

1.

In connection with such transfer and in accordance with Section 205 of the Third Amended and Restated Indenture, dated as of November 15, 2021 (as amended or supplemented from time to time, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company incorporated and existing under the laws of Bermuda (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”), the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security, or (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Third Amended and Restated Series 2012-1 Supplement, dated as of November 15, 2021, between the Issuer and the Indenture Trustee.

2.	The Purchaser warrants and represents to, and covenants with, the Seller, the Indenture Trustee and the Manager pursuant to Section 205 of the Indenture as follows:
a.	The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.
b.	The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

Exhibit D-1

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c.	The Purchaser is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.
d.

The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

e.	The Purchaser is not a Competitor.
3.

The Purchaser represents to the Indenture Trustee, the Issuer and the Manager or any successor Manager that one of the following statements is true and correct:  (i) the purchaser is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Benefit Plan”) and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code, (iii) the source of funds (the “Source”) to be used by the Purchaser to pay the purchase price of the Notes is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code as applicable, and treating as a single plan, all plans maintained by the same employer (or an affiliate within the meaning of-Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the purchaser’s state of domicile.

4.

This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date

___________________________________	___________________________________
Seller	Purchaser

Exhibit D-2

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By: ________________________________ Name: Title: Taxpayer Identification No.:	By: ________________________________ Name: Title: Taxpayer Identification No.:
______________________________	______________________________

Date:_______________________________	Date:_______________________________

Exhibit D-3

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EXHIBIT E

FORM OF NON-RECOURSE RELEASE

Indenture Trustee’s Certificate
pursuant to Section 404 of the Indenture

[DATE]

Reference is made to the Third Amended and Restated Indenture, dated as of November 15, 2021 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED (the “Issuer”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used herein without definition have the meanings provided in the Indenture.

Pursuant to the Indenture, the Indenture Trustee does, as of [the date hereof] (the “Effective Date”), hereby release all of the Indenture Trustee’s right, title and interest in and to all of the Released Collateral (as defined below), without recourse, representation or warranty (except that the Indenture Trustee has not created any liens, claims or encumbrances on any Released Collateral, other than the lien of the Indenture).

“Released Collateral” shall mean all Managed Containers identified in the attached Schedule 1, together with all income thereon and proceeds thereof and all general intangibles, security, chattel paper and documents relating thereto, including without limitation rent (whether paid or unpaid) for such Managed Containers accrued as of [_____] (and not thereafter).

[Remainder of page intentionally left blank; signature follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By _______________________________________

Name:

Title:

SCHEDULE 1 TO NON-RECOURSE RELEASE

MANAGED CONTAINERS

[see attached]

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EXHIBIT F

INTEREST RATE HEDGING POLICY

In determining the appropriate level of hedging, separate components will be calculated pursuant to established formulas with respect to those Managed Containers that are then subject to Long-Term Leases and Finance Leases. The calculations with respect to Long-Term Leases and Finance Leases are set forth below:

The required aggregate notional balance of Interest Rate Hedge Agreements attributable to those Managed Containers that are then subject to Long-Term Leases and Finance Leases shall be determined in accordance with the following formula:

LTLHR =	AR x NBVLTL
LTLHR =	as of any date of determination, the required aggregate notional balance of Interest Rate Hedge Agreements attributable to Long-Term Leases and Finance Leases;
AR =

as of any date of determination, a fraction (expressed as a percentage) the numerator of which is equal to the then ANPB and the denominator of which is equal to the sum of the Net Book Values of all Eligible Containers;

ANPB =

as of any date of determination, an amount equal to the sum of the unpaid principal balance of the Notes of all Series then Outstanding (excluding the Notes of all Series upon which interest is paid at a fixed rate pursuant to the terms of the related Supplement);

NBVLTL =

as of any date of determination, the sum of the Net Book Values (determined as of the most recently available date, but not less frequently than quarterly) of all Managed Containers then subject to a Long-Term Lease or Finance Lease;

Notwithstanding the foregoing formula, the Issuer will be deemed to be in compliance with the foregoing requirement if the then aggregate notional balance of all Interest Rate Hedge Agreements attributable to Long-Term Leases then in effect differs from the amount calculated above by no more than seven and one-half percent (7.5%) of the amount calculated by the above formula. The notional balance of any Interest Rate Hedge Agreements entered into with respect to Long-Term Leases shall amortize at an annual rate reasonably consistent with the depreciation rate associated with the Managed Containers under Long-Term Leases. The notional balance of any Interest Rate Hedge Agreements entered into with respect to Finance Leases shall amortize at an annual rate reasonably consistent with the depreciation rate associated with the Managed Containers under Finance Leases.

Exhibit F-1

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EXHIBIT G

FORM OF CONTROL AGREEMENT

[see attached]

Exhibit F-2

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Exhibit B to Amendment and Consent

PROPOSED SUPPLEMENT

EXECUTION VERSION

TEXTAINER MARINE CONTAINERS II LIMITED

Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION

Administrative Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

Indenture Trustee

______________________________

THIRD AMENDED AND RESTATED SERIES 2012-1 SUPPLEMENT

Dated as of November 15, 2021

to

THIRD AMENDED AND RESTATED INDENTURE

Dated as of November 15, 2021

______________________________

SERIES 2012-1 NOTES

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Page

Article I Definitions; Calculation Guidelines	2
Section 101.	Definitions2
Article II Creation of the Series 2012-1 Notes	2
Section 201.	Designation.2
Section 202.	Daily Simple Conforming Changes2
Section 203.	Series 2012-1 Notes.2
Section 204.	Interest Payments on the Series 2012-1 Notes; Fees; Calculations.2
Section 205.	Principal Payments on the Series 2012-1 Notes; Prepayment of Principal on the Series 2012-1 Notes.2
Section 206.	Amounts and Terms of Series 2012-1 Noteholder Commitments; Payments.2
Section 207.	Taxes2
Section 208.	Illegality2
Section 209.	Increased Costs.2
Section 210.	Replacement of Series 2012-1 Noteholder; Survival.2
Section 211.	Defaulting Noteholders.2
Section 212.	Changed Circumstances.2
Section 213.	Payment on the Series 2012-1 Notes2
Section 214.	Indemnity2
Article III Series 2012-1 Series Account and Allocation and Application of Amounts Therein	2
Section 301.	Series 2012-1 Series Account2
Section 302.	Drawing Funds from the Restricted Cash Account and Letters of Credits.2
Section 303.	Distribution from Series 2012-1 Series Account2
Article IV Additional Covenants and Agreements	2
Section 401.	Rule 144A2
Section 402.	Depreciation Policy2
Section 403.	Perfection Requirements2
Section 404.	United States Federal Income Tax Election2
Section 405.	OFAC Matters2
Section 406.	Consent to Series Issuance2
Section 407.	Additional Series2
Section 408.	Use of Proceeds2
Article V Conditions of Effectiveness of Amendment and Restatement of Supplement and Future Lending	2
Section 501.	Effectiveness of Amendment and Restatement of this Supplement2
Section 502.	Subsequent Advances on Series 2012-1 Notes2
Article VI Representations and Warranties	2

i

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(continued)

Page

Section 601.	Existence2
Section 602.	Authorization2
Section 603.	No Conflict, Legal Compliance2
Section 604.	Validity and Binding Effect2
Section 605.	Financial Statements2
Section 606.	Place of Business2
Section 607.	No Agreements or Contracts2
Section 608.	Consents and Approvals2
Section 609.	Margin Regulations2
Section 610.	Taxes2
Section 611.	Investment Company Act of 19402
Section 612.	Solvency and Separateness2
Section 613.	Title; Liens2
Section 614.	No Existing Events2
Section 615.	Litigation and Contingent Liabilities2
Section 616.	Subsidiaries2
Section 617.	No Partnership2
Section 618.	Pension and Welfare Plans2
Section 619.	Ownership of Issuer2
Section 620.	Use of Proceeds2
Section 621.	Security Interest Representations.2
Section 622.	FATCA2
Section 623.	Other Series of Notes2
Section 624.	Survival of Representations and Warranties2
Article VII Miscellaneous Provisions	2
Section 701.	Ratification of Indenture2
Section 702.	Counterparts2
Section 703.	Governing Law2
Section 704.	Notices2
Section 705.	Amendments, Waivers and Modifications of this Supplement2
Section 706.	Consent to Jurisdiction2
Section 707.	Waiver of Jury Trial2
Section 708.	Successors2
Section 709.	Nonpetition Covenant2
Section 710.	Transactions Under Prior Agreement2
Section 711.	Reports, Financing Statements and other Information to Series 2012-1 Noteholders2
Section 712.	Patriot Act2
Section 713.	Definitive Notes2
Section 714.	Noteholder Information2
Section 715.	Entire Agreement2

EXHIBITS

EXHIBIT AForm of Series 2012-1 Note

ii

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(continued)

Page

SCHEDULES

Schedule 1 - Minimum Targeted Principal Balance Percentage

Schedule 2 - Scheduled Targeted Principal Balance Percentage

iii

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THIRD AMENDED AND RESTATED SERIES 2012-1 SUPPLEMENT, dated as of November 15, 2021 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company incorporated and existing under the laws of Bermuda (the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as (the “Administrative Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer entered into that certain Second Amended and Restated Series 2012-1 Supplement, dated as of August 31, 2017 (as amended by Amendment 1, dated as of July 24, 2019, the “Prior Agreement”), with WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (“Prior Trustee”), pursuant to which the Issuer had issued the Series 2012-1 Notes;

WHEREAS, Prior Trustee has assigned its role as indenture trustee to WTNA, which has assumed such role; and

WHEREAS, the Issuer and the Indenture Trustee (acting at the direction of all of the Series 2012-1 Noteholders) wish to amend certain provisions of the Prior Agreement as of the date hereof, confirm the Lien of the Prior Agreement and, for ease of reference, to restate the terms of the Prior Agreement in their entirety;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Article I
Definitions; Calculation Guidelines

Section 101.Definitions

.  (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further

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that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (ii) the SOFR Adjustment and (b) the Floor.  Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Issuer.

“Aggregate Series 2012-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the then Series 2012-1 Note Principal Balances of all Series 2012-1 Notes then Outstanding.

“Aggregate Series 2012-1 Note Commitment” shall have the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, with respect to each day (commencing on the date hereof) during an Interest Accrual Period on which a Series 2012-1 Advance is outstanding, one of the following amounts for such Series 2012-1 Advance:

(A)for each day occurring prior to the Conversion Date, (i) if no DSCR Sweep Event has occurred and is continuing, one and six tenths percent (1.6%) per annum, and (ii) if a DSCR Sweep Event has occurred and is continuing, two and one tenth percent (2.1%) per annum;

(B)for each day subsequent to the Conversion Date, two and six tenths percent (2.6%) per annum.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Supplement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 212(c)(iv).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) Adjusted Daily Simple SOFR in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Daily Simple SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Daily Simple SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than zero percent (0%).

“Base Rate Loan” means any Series 2012-1 Advance that bears interest that is calculated based on the Base Rate.

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“Benchmark” means, initially, Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 212(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Issuer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Supplement and the other Series 2012-1 Related Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Series 2012-1 Related Document in accordance with Section 212(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Series 2012-1

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Related Document in accordance with Section 212(c).

“Breakage Costs” means any amount or amounts as shall compensate a Series 2012-1 Noteholder for any loss, cost or expense incurred by such Series 2012-1 Noteholder or a member of its Related Group in connection with funding obtained by it with respect to a Series 2012-1 Advance (as reasonably determined by the related Series 2012-1 Noteholder in its sole discretion) as a result of (i) the failure of the Issuer to accept funding of a Series 2012-1 Advance in accordance with a Funding Notice submitted by Issuer, or (ii) the failure of the Issuer to make a prepayment in accordance with the terms of any of the Indenture, this Supplement or the Series 2012-1 Note Purchase Agreement, or (iii) the Issuer making a payment of principal on a Series 2012-1 Note on a day other than a Payment Date.  Nothing contained herein shall obligate the Issuer to pay Breakage Costs with respect to any prepayment actually made by the Issuer on a Payment Date.

“Change in Law” means the occurrence, after the date hereof, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlement, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III, and (z) the implementation or application of, or compliance with, CRD IV (as defined below) or CRR (as defined below), or any law or regulation that implements or applies CRD IV or CRR shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented.  As used herein, “CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC, and “CRR” means regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 214 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that

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adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Supplement and the other Series 2012-1 Related Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Party” means, with respect to Series 2012-1 Notes, the Majority of Holders of the Series 2012-1 Notes.

“Conversion Date” means the earlier to occur of (i) the date on which a Conversion Event occurs, and (ii) the date set forth in Section 2.5 of the Series 2012-1 Note Purchase Agreement, as such date in this clause (ii) may be extended from time to time in accordance with the terms, and subject to the conditions, of Section 2.5 of the Series 2012-1 Note Purchase Agreement.

“Conversion Event” means the earlier to occur of (x) the date on which an Early Amortization Event occurs and (y) any Payment Date on which the then aggregate unpaid principal balance of any other Series of Notes issued by the Issuer exceeds the Minimum Targeted Principal Balance of such Series (determined after giving effect to any Minimum Principal Payment Amount actually paid on such Payment Date).  If the Conversion Event occurs as the result of the occurrence of an Early Amortization Event, then any subsequent cure of such Early Amortization Event will not restore the ability of the Issuer to request Series 2012-1 Advances from a Series 2012-1 Noteholder without the consent of such Series 2012-1 Noteholder.

“Default Interest” means, for any Payment Date, the incremental amount of interest payable in accordance with Section 204(c) hereof.

“Defaulting Noteholder” means any Series 2012-1 Noteholder (or, if applicable, any member of its Related Group that (a) has failed to fund any portion of any Series 2012-1 Advances required to be funded by it hereunder or under the Series 2012-1 Note Purchase Agreement, including any funding to be made in respect of a Delaying Noteholder, within two Business Days of the date required to be funded by it hereunder, unless such Series 2012-1 Noteholder is a Delaying Noteholder, (b) has otherwise failed to pay over to the Administrative Agent or any other Series 2012-1 Noteholder any other amount required to be paid by it under the Series 2012-1 Related Documents within two Business Days of the date when due, unless the subject of a good faith dispute, (c) has notified the Issuer (or any of its Affiliates) or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (d) has failed, within three Business Days after written request by the Administrative Agent or the Issuer, to confirm in writing to the Administrative Agent and the Issuer that it will comply with its prospective funding obligations hereunder (provided that such Noteholder shall cease to be a Defaulting Noteholder pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Issuer), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee

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for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Series 2012-1 Noteholder shall not be a Defaulting Noteholder solely by virtue of the ownership or acquisition of any equity interest in that Series 2012-1 Noteholder or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Series 2012-1 Noteholder with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Series 2012-1 Noteholder (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Series 2012-1 Noteholder.  Any determination by the Administrative Agent that a Series 2012-1 Noteholder is a Defaulting Noteholder under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Series 2012-1 Noteholder shall be deemed to be a Defaulting Noteholder (subject to Section 211(c)) upon delivery of written notice of such determination to the Issuer and each Series 2012-1 Noteholder.  For purposes of the Series 2012-1 Related Documents, a Delaying Noteholder shall not be a Defaulting Noteholder solely as a result of its status as a Delaying Noteholder.  A Delaying Noteholder will be classified as a Defaulting Noteholder if such Delaying Noteholder fails to fund a Delayed Amount on the related Delaying Funding Date.

“Delaying Funding Notice” shall have the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Delaying Noteholder” shall have the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“DSCR Sweep Event” shall have the meaning set forth in the Indenture.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Series 2012-1 Noteholder, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Series 2012-1 Noteholder, United States federal  withholding Taxes imposed on amounts payable to or for the account of such Series 2012-1 Noteholder with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Series 2012-1 Noteholder acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Issuer under Section 210) or (ii) such Series 2012-1 Noteholder changes its Lending Office, except in each case to the extent that, pursuant to Section 207(b) or (d), amounts with respect to such Taxes were payable either to such Series 2012-1 Noteholder’s assignor immediately before such Series 2012-1 Noteholder became a party hereto or to such Series 2012-1 Noteholder immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 207(g) and (d) any United States federal withholding Taxes imposed under FATCA

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“Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, and determined by the Administrative Agent or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“FATCA” mean, Sections 1471 through 1474 of the Code, as amended, any regulations thereunder or other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (including any foreign legislation, rules, regulations, guidance notes or other, similar guidance adopted pursuant to or implementing such agreements) entered into in connection with such Sections.

“FATCA Withholding Tax” means, any withholding or deduction made pursuant to FATCA in respect to any payment.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means each fee letter, dated on or about the date hereof, between the Issuer and each Series 2012-1 Noteholder (or its designated representative).

“Foreign Series 2012-1 Noteholder” means (a) if the Issuer is a U.S. Person, a Series 2012-1 Noteholder that is not a U.S. Person, and (b) if the Issuer is not a U.S. Person, a Series 2012-1 Noteholder that is resident or organized under the laws of a jurisdiction other than that in which the Issuer is resident for tax purposes.

“Floor” means a rate of interest equal to zero (0%).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funding Notice” has the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Increased Costs” means any fee, expense, increased cost or reduction in rate of return on capital charged to or incurred by an Indemnified Party on account of the occurrences set forth in Section 209 hereof.

“Indemnified Party” means the Administrative Agent, any Series 2012-1 Noteholder and any member of any Series 2012-1 Noteholder’s Related Group.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Series 2012-1 Related Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Accrual Period” means, for each Payment Date, the calendar month immediately preceding such Payment Date; provided, however, that the initial Interest Accrual

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Period following the Restatement Date shall commence on the Restatement Date and end on November 30, 2021.

“Lending Office” means, as to any Series 2012-1 Noteholder, the office or offices of such Series 2012-1 Noteholder designated the office from which the Series 2012-1 Advances are funded, or such other office or offices as a Series 2012-1 Noteholder may from time to time notify the Issuer and the Administrative Agent.

“Loan” means an extension of credit made by, or on behalf of, a Series 2012-1 Noteholder to the Issuer pursuant to Section 206 hereof.

“Majority of Holders” means, with respect to the Series 2012-1 Notes as of any date of determination, one or more Series 2012-1 Noteholders representing more than fifty percent (50%) of the then aggregate Series 2012-1 Note Commitments of all Series 2012-1 Noteholders (or, if the Conversion Date has occurred, the then Aggregate Series 2012-1 Note Principal Balance); provided however, that the Series 2012-1 Note Commitments (or, if applicable, Series 2012-1 Note Principal Balance) of any Person classified as a Defaulting Noteholder on such date of determination shall be excluded for purposes of determining the Majority of Holders for Series 2012-1 Notes except to the extent expressly set forth in Section 211.

“Manager Report” shall have the meaning set forth in the Management Agreement.

“Minimum Principal Payment Amount” means, for the Series 2012-1 Notes on any Payment Date, one of the following:

(1)for any Payment Date on or prior to the Conversion Date, zero;

(2)for any Payment Date following the Conversion Date, the excess, if any, of (x) the Aggregate Series 2012-1 Note Principal Balance, over (y) the Minimum Targeted Principal Balance for the Series 2012-1 Notes for such Payment Date.

“Minimum Targeted Principal Balance” means for the Series 2012-1 Notes for each Payment Date subsequent to the Conversion Date, an amount equal to the product of (x) the Aggregate Series 2012-1 Note Principal Balance on the Conversion Date and (y) the percentage set forth opposite such Payment Date (based on the number of months elapsed from the Conversion Date; it being agreed that if the Conversion Date does not occur on a Payment Date, the number of months calculation shall commence with the Payment Date immediately following the Conversion Date) on Schedule 1 hereto under the column entitled “Minimum Targeted Principal Balance”.

“Note” means any Series 2012-1 Note.

“Noteholder Tax Identification Information” means, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Series 2012-1 Related Document, or sold or assigned an interest in any Loan or Series 2012-1 Related Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 210).

“Overdue Rate” means an interest rate per annum equal to the sum of (i) the interest rate otherwise in effect hereunder plus (ii) two percent (2%).

“Payment Date” shall have the meaning set forth in Section 201(b) hereof.

“Permitted Interest Withdrawal” shall have the meaning set forth in Section 302(a) hereof.

“Permitted Principal Withdrawal” shall have the meaning set forth in Section 302(b) hereof.

“Prime Rate” means the rate announced by the Administrative Agent (or any successor thereto), from time to time as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent (or any successor thereto) in connection with extensions of credit to debtors.  For sake of clarity, the references to the Administrative Agent in the two preceding sentences are not intended to refer to the initial Indenture Trustee.

“Pro Rata” means in accordance with the Pro Rata Share of each Series 2012-1 Noteholder.

“Pro Rata Share” means, with respect to each Series 2012-1 Noteholder as of any date of determination, a ratio (expressed as a percentage) the numerator of which is equal to the Series 2012-1 Note Commitment (or, if the Conversion Date has occurred, the Series 2012-1 Note Principal Balance) of such Series 2012-1 Noteholder and the denominator of which is equal to the Aggregate Series 2012-1 Note Commitments (or, if the Conversion Date has occurred, the Aggregate Series 2012-1 Note Principal Balance).

“Purchaser” shall have the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Rating Agency Condition” means, in addition to the meaning set forth in the Indenture, that so long as no Rating Agency maintains a rating on the Series 2012-1 Notes, the Control Party for the Series 2012-1 Notes shall also have consented to the applicable action or decision.

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“Recipient” means (a) the Administrative Agent or (b) any Series 2012-1 Noteholder or any member of its Related Group.

“Related Group” shall have the meaning set forth in the Series 2012-1 Note Purchase Agreement.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Residual Cash Sweep” has the meaning set forth in the Indenture.

“Restatement Date” means November 15, 2021.

“Scheduled Principal Payment Amount” means, for the Series 2012-1 Notes for any Payment Date, one of the following:

(1)for any Payment Date on or prior to the Conversion Date, zero (0); or

(2)for any Payment Date following the Conversion Date, the excess, if any, of (x) the then Aggregate Series 2012-1 Note Principal Balance (determined after giving effect to any payment of the Minimum Principal Payment Amount for the Series 2012-1 Notes on such Payment Date), over (y) the Scheduled Targeted Principal Balance for the Series 2012-1 Notes for such Payment Date.

“Scheduled Targeted Principal Balance” means, for the Series 2012-1 Notes for each Payment Date subsequent to the Conversion Date, an amount equal to the product of (x) the Aggregate Series 2012-1 Note Principal Balance on the Conversion Date and (y) the percentage set forth opposite such Payment Date (based on the number of months elapsed from the Conversion Date; it being agreed that if the Conversion Date does not occur on a Payment Date, the number of months calculation shall commence with the Payment Date immediately following the Conversion Date) on Schedule 2 hereto under the column entitled “Scheduled Targeted Principal Balance”.

“Series 2012-1” means the Series of Notes the terms of which are specified in this Supplement.

“Series 2012-1 Advance” means any advance of funds made by, or on behalf of, a Series 2012-1 Noteholder pursuant to Section 206 hereof.

“Series 2012-1 Legal Final Payment Date” means, with respect to the Series 2012-1 Notes, the Payment Date which is the fourth (4th) annual anniversary of the Conversion Date or, if the Conversion Date is not a Payment Date, the Payment Date immediately following such Conversion Date.

“Series 2012-1 Note” means any one of the notes issued pursuant to the terms hereof, substantially in the form of Exhibit A hereto, and shall include any and all replacements or substitutions of such notes.

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“Series 2012-1 Note Commitment” means, for each Series 2012-1 Noteholder (excluding, however, any Series 2012-1 Noteholder which is a CP Purchaser), the commitment of such Series 2012-1 Noteholder to fund Series 2012-1 Advances in an aggregate amount outstanding at any point in time not to exceed the amount set forth opposite such Series 2012-1 Noteholder name on Schedule II to the Series 2012-1 Note Purchase Agreement, as such amount may be modified in accordance with the terms thereof.  After the Conversion Date, the Series 2012-1 Note Commitment for each Series 2012-1 Noteholder shall be equal to the then Series 2012-1 Note Principal Balance of the Series 2012-1 Note owned by such Series 2012-1 Noteholder.

“Series 2012-1 Note Interest Payment” means, for each Payment Date, an amount equal to the interest payable on such Payment Date on all unpaid Series 2012-1 Advances pursuant to Section 204(a) of this Supplement, assuming that the Applicable Margin used in such interest calculation is the amount set forth in clause (A) of the definition of “Applicable Margin”.

“Series 2012-1 Note Principal Balance” means, with respect to any Series 2012-1 Note as of any date of determination, an amount equal to the excess of (x) all Series 2012-1 Advances made by or on behalf of the related Series 2012-1 Noteholder, over (y) the cumulative amount of all Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts, Supplemental Principal Payment Amounts and any other Prepayments actually paid to the related Series 2012-1 Noteholder.

“Series 2012-1 Note Purchase Agreement” means the Third Amended and Restated Series 2012-1 Note Purchase Agreement, dated as of November 15, 2021, among the Issuer, TL, and the Series 2012-1 Noteholders named therein pursuant to which document the Series 2012-1 Noteholders agreed to purchase the Series 2012-1 Notes and make Series 2012-1 Advances, as amended by that certain Omnibus Amendment and Consent, dated as of the date hereof, and as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Series 2012-1 Noteholder” means, at any time of determination for the Series 2012-1 Notes, any Person in whose name a Series 2012-1 Note is registered in the Note Register, and shall be deemed to include each Purchaser and each related CP Purchaser.

“Series 2012-1 Related Documents” means any and all of the Indenture, this Supplement (including any documents necessary to effectuate an increase in the Aggregate Series 2012-1 Note Commitment, as provided for in the Series 2012-1 Note Purchase Agreement), the Series 2012-1 Notes, the Management Agreement, the Container Sale Agreement, the Container Transfer Agreement, the Series 2012-1 Note Purchase Agreement, the Administration Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each Fee Letter and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2012-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2012-1 Series Account” means the account established by the Issuer with the Indenture Trustee into which funds are deposited from the Trust Account pursuant to Section 303 of the Indenture.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means a percentage equal to one tenth percent (0.10%) per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Daily Simple SOFR (other than pursuant to the Adjusted Daily Simple SOFR component of the definition of “Base Rate”), as provided in Section 204(a).

“SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“Step Up Warehouse Fee” means, for each Payment Date, the amount of the fee set forth in Section 204(b) of this Supplement that is payable with respect to that period of time during the related Interest Accrual Period which a DSCR Sweep Event is continuing.

“Super Majority of Holders” means, with respect to the Series 2012-1 Notes as of any date of determination, Series 2012-1 Noteholders that, in aggregate, represent more than sixty six and two thirds percent (66 2/3%) of the then aggregate Series 2012-1 Note Commitments of all Series 2012-1 Noteholders (or, if the Conversion Date has occurred, the then Aggregate Series 2012-1 Note Principal Balance); provided however, that the Related Groups and Series 2012-1 Note Commitments (or, if applicable, Series 2012-1 Note Principal Balance) of any Person classified as a Defaulting Noteholder on such date of determination shall be excluded for purposes of determining the Super Majority of Holders for Series 2012-1 Notes except to the extent expressly set forth in Section 211.

“Supplemental Principal Payment Amount” means that portion of the Supplement Principal Payment Amount (as defined in the Indenture) that has been allocated to Series 2012-1 in accordance with the provisions of Section 302(e) of the Indenture.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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“Unused Commitment” means, with respect to any date of determination, the excess of (i) the Aggregate Series 2012-1 Note Commitment then in effect, over (ii) the Aggregate Series 2012-1 Note Principal Balance of such date of determination, measured after giving effect to all Series 2012-1 Advances made and all principal payments to be received on such date of determination.

“Unused Fee” shall have the meaning set forth in Section 204(e) hereof.

“Unused Fee Percentage” means, as of any date of determination, one of the following:

(A)if the quotient (expressed as a percentage) obtained by dividing (y) the Aggregate Series 2012-1 Note Principal Balance on such date of determination, by (y) the Aggregate Series 2012-1 Note Commitments on such date of determination, shall be less than fifty percent (50%) as of such date of determination, four tenths of one percent (0.40%) per annum; or

(B)otherwise, three tenths of one percent (0.30%) per annum.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Warehouse Note Increased Interest” means, for each Payment Date occurring after the Conversion Date, the incremental amount of interest payable on such Payment Date on all unpaid Series 2012-1 Advances pursuant to Section 204(a) of this Supplement, calculated as the difference of (i) the Applicable Margin subsequent to the Conversion Date minus (ii) the Applicable Margin prior to the Conversion Date.

“Withholding Agent” means the Issuer and the Administrative Agent.

(i)Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2012-1 Note Purchase Agreement.

Article II
Creation of the Series 2012-1 Notes

Section 201.	Designation.

(ii)There is hereby created a Series of Notes issued in one Class pursuant to the Indenture and this Supplement known as “Textainer Marine Containers II Limited Floating Rate Asset-Backed Notes, Series 2012-1”.  The Series 2012-1 Notes were previously issued in the initial maximum principal balance of One Billion, Five Hundred Million Dollars ($1,500,000,000).  The Series 2012-1 Notes will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series.

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(iii)The Payment Date with respect to the Series 2012-1 Notes shall be the fifteenth (15th) calendar day of each month (or, if such day is not a Business Day, the immediately following Business Day).

(iv)Payments of principal on the Series 2012-1 Notes shall be payable from funds on deposit in the Series 2012-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III hereof.

(v)Each Series 2012-1 Note is classified as a “Senior Note” and “Warehouse Note”, as such term is used in the Indenture.

(vi)No Enhancement Agreement is in effect with respect to the Series 2012-1 Notes on the date hereof.

(vii)The Series 2012-1 Notes are not rated by any Rating Agency on the date hereof.  Accordingly, so long as no Rating Agency maintains a public rating for the Series 2012-1 Notes, the term “Rating Agency Condition”, as used in the Related Documents, shall have the meaning set forth in this Supplement.

(viii)The Series 2012-1 Legal Final Payment Date shall also constitute the Expected Final Payment Date for the purposes of this Supplement and the Series 2012-1 Notes.

(ix)For purposes of the Indenture, a “Permitted Payment Date Withdrawal” for the Series 2012-1 Notes shall mean, for any Payment Date, either or both of the Permitted Interest Withdrawal for such Payment Date and the Permitted Principal Withdrawal for such Payment Date.

(x)For purposes of this Supplement, the “Interest Payment” for each Payment Date referenced in the Indenture shall mean an amount equal to the sum of the Series 2012-1 Note Interest Payment for such Payment Date and the Unused Fee for such Payment Date.

(xi)In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions hereof shall govern.

Section 202.Daily Simple Conforming Changes.  In connection with the use or administration of Adjusted Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time with prior written notice to the Issuer. Notwithstanding anything to the contrary herein or in any other Series 2012-1 Related Document, if following five (5) Business Days receipt by the Issuer of written notice the Issuer has not raised any objection to such Conforming Changes, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Supplement or any other Series 2012-1 Related Document.  The Administrative Agent will promptly notify the Issuer and the Series 2012-1 Noteholders of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Daily Simple SOFR.

Section 203.Series 2012-1 Notes

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(a)The Issuer has previously signed, and the Indenture Trustee has authenticated, and each Series 2012-1 Noteholder has received, a Series 2012-1 Note with a maximum principal balance equal to its Series 2012-1 Note Commitment.  All such Series 2012-1 Notes shall remain in effect on the date hereof and all Series 2012-1 Advances that remain unpaid as the date hereof shall remain a valid obligation of the Issuer entitled to the benefits of the Series 2012-1 Related Documents.  Each Series 2012-1 Noteholder (or its designee) shall maintain records of all Series 2012-1 Advances and repayments made on each Series 2012-1 Note, which records shall, absent manifest error, be conclusive.

(b)In connection with any assignment or transfer of a Series 2012-1 Note made in accordance with the terms of the Related Documents, or an increase in the Series 2012-1 Note Commitments made in accordance with the terms of the Series 2012-1 Related Documents, the Issuer shall execute and deliver, and the Indenture Trustee shall in accordance with the direction of the Issuer, authenticate additional Series 2012-1 Notes.

(c)The Issuer shall pay interest on the Series 2012-1 Notes at the rates and in the manner set forth in Section 204 hereof.  The unpaid principal amount of the Series 2012-1 Notes and all unpaid interest accrued thereon, together with any unpaid Unused Fees, Warehouse Note Increased Interest and Step Up Warehouse Fee and, without duplication of the amounts set forth in Section 205, all other fees, expenses, costs and other sums chargeable to Issuer incurred in connection with Series 2012-1 Note, shall be due and payable on the Series 2012-1 Legal Final Payment Date.

(d)In accordance with Section 202 of the Indenture, the Series 2012-1 Notes shall be represented by one or more Definitive Notes.

(e)The Series 2012-1 Notes shall be executed by manual, electronic (PDF) or facsimile signature on behalf of the Issuer by any officer of the Issuer and shall be substantially in the form of Exhibit A hereto.

(f)The Series 2012-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $100,000 in excess thereof.

Section 204.Interest Payments on the Series 2012-1 Notes; Fees; Calculations.

(a)Interest on Series 2012-1 Notes.  Subject to the provisions of Section 204(b) and Section 204(c) of this Supplement each Loan shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin (provided that Adjusted Daily Simple SOFR shall not be available for five (5) U.S. Government Securities Business Days after the Closing Date unless the Issuer has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Series 2012-1 Noteholders in the manner set forth in Section 214 of this Supplement).  Interest shall be payable in arrears on each Payment Date.  For purposes of the priority of payments set forth in Section 303 of this Supplement, the interest referred to in this Section 204(a) shall be divided into the Series 2012-1 Note Interest Payment and the Warehouse Note Increased Interest.  For purposes of such interest calculations, the definition of “Applicable Margin” set forth in this Supplement shall become effective as of the opening of business on the date hereof.

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(b)Step Up Warehouse Fee.  In addition to the interest referred to in Section 204(a), the Issuer will pay to each Series 2012-1 Noteholder in arrears on each Payment Date, a Step Up Warehouse Fee for each day during the related Interest Accrual Period on which the Debt Service Coverage Ratio is less than 1.0 to 1 in an amount equal to one half of one percent per annum (0.5%) per annum on the unpaid principal balance of each unpaid Loan.  If the Step Up Warehouse Fee is not paid in full on any Payment Date occurring prior to the Series 2012-1 Legal Final Payment Date, then such unpaid Step Up Warehouse Fee shall not accrue additional interest prior to the Series 2012-1 Legal Final Payment Date.  Accrued but unpaid Step Up Warehouse Fee shall accrue additional interest pursuant to Section 204(c) upon the of the earlier to occur of the Series 2012-1 Legal Final Payment Date or any earlier date on which the Series 2012-1 Notes have been accelerated in accordance with Section 802 of the Indenture.

(c)Interest on Overdue Amounts.  If the Issuer shall default in the payment of (i) the Series 2012-1 Note Principal Balance of any Series 2012-1 Note on the Series 2012-1 Legal Final Payment Date, or (ii) the Series 2012-1 Note Interest Payment on any Series 2012-1 Note on any Payment Date, or (iii) all other amount becoming due under this Supplement on the Series 2012-1 Legal Final Payment Date or any earlier date on which of the Series 2012-1 Notes have been accelerated in accordance with Section 802 of the Indenture, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, at a rate per annum equal to the Overdue Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof (after as well as before judgment).  Default Interest shall be payable at the times and subject to the priorities set forth in Section 303 hereof.

(d)Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2012-1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the interest rate charged with respect to the Series 2012-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2012-1 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in the Adjusted Daily Simple SOFR or Base Rate, as the case may be, shall not reduce the interest to accrue on such Series 2012-1 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2012-1 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect.  If the total amount of interest paid or accrued on the Series 2012-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2012-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest actually paid in accordance with the other provisions hereof.

(e)Unused Fee.  Subject to Section 211(a)(iii), the Issuer shall pay to each Series 2012-1 Noteholder its Pro Rata Share of an unused fee (the “Unused Fee”) in arrears on each Payment Date in an amount equal to the sum for each day during the immediately preceding Interest Accrual Period of the product of (x) the applicable Unused Fee Percentage on such date, and (y) the Unused Commitment on such date.  Such Unused Fee shall be payable from amounts

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then on deposit in the Series 2012-1 Series Account in accordance with Section 303 hereof.  The Issuer acknowledges that the Unused Fee shall continue to accrue at all times prior to the Conversion Date when either or both of a DSCR Sweep Event or a Residual Cash Sweep is continuing.

(f)Calculation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by referral to the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 212, bear interest for one day.  Each determination by the Indenture Trustee or the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 205.Principal Payments on the Series 2012-1 Notes; Prepayment of Principal on the Series 2012-1 Notes.

(a)The principal balance of the Series 2012-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2012-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing, the sum of the Minimum Principal Payment Amount, the Scheduled Principal Payment Amount and Supplemental Principal Payment Amount for such Payment Date and, if a DSCR Sweep Event and/or a Residual Cash Sweep is then continuing, the then unpaid principal balance of the Series 2012-1 Notes shall be payable in full to the extent that funds are available for such purpose in accordance with the provisions of Section 303(a), or (ii) if an Early Amortization Event is then continuing, the then Aggregate Series 2012-1 Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of Section 303(b)(iv) hereof.  The unpaid principal amount of each Series 2012-1 Note, together with all unpaid interest (including all Default Interest, Unused Fees, Warehouse Note Increased Interest and Step Up Warehouse Fee), fees, expenses, costs and other amounts payable by the Issuer to the Series 2012-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2012-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture and (y) the Series 2012-1 Legal Final Payment Date.

(b)The Issuer will have the option to prepay, without premium, all, or a portion of, the Aggregate Series 2012-1 Note Principal Balance, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000).  Any such Prepayment of the Aggregate Series 2012-1 Note Principal Balance shall also include accrued interest to the date of Prepayment on the principal balance being prepaid, and, if such prepayment is made on a Business Day other than a Payment Date, any Breakage Costs attributable to such Prepayment.  The Issuer may not make such Prepayment from funds in the Trust Account, the Series 2012-1 Series Account or the Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms hereof and the Indenture.  In the event of any Prepayment

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of the Series 2012-1 Notes in accordance with this Section 205(b), Section 208 or any other provision of the Indenture, the Issuer shall pay any termination, notional reduction, breakage or other fees or costs assessed by any Interest Rate Hedge Provider.  The Issuer must provide advance notice of at least two Business Days to the Series 2012-1 Noteholders and each Interest Rate Hedge Provider of any such Prepayment, which notice shall be irrevocable when delivered.

(c)Any Prepayment of less than the entire Aggregate Series 2012-1 Note Principal Balance made in accordance with the provisions of Section 205 hereof and occurring after the Conversion Date, shall be applied to reduce the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts of the Series 2012-1 Notes in respect of each subsequent Payment Date in equal amounts such that, after giving effect to such adjustment, the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts for each subsequent Payment Date shall be reduced by a percentage equal to a fraction stated as a percentage the numerator of which is equal to the aggregate amount of such Prepayment and the denominator of which is equal to the Aggregate Series 2012-1 Note Principal Balance.

(d)If for any reason the Issuer receives a Series 2012-1 Advance for which all of the conditions precedent set forth in Section 502 of this Supplement or any other Series 2012-1 Related Document have not been satisfied, the Issuer shall promptly (but in any event within two (2) Business Days after Issuer’s knowledge of such failure to comply) repay in full such Series 2012-1 Advance plus accrued interest on the amount repaid to the date of such repayment and all Breakage Costs resulting from such repayment.

Section 206.Amounts and Terms of Series 2012-1 Noteholder Commitments; Payments.

(a)Subject to the terms and conditions hereof and the Series 2012-1 Note Purchase Agreement, each Series 2012-1 Noteholder agrees to make its Series 2012-1 Note Commitment available to the Issuer on the date hereof.

(b)The Issuer may make a request for a Series 2012-1 Advance in accordance with the terms of the Series 2012-1 Note Purchase Agreement.

(c)Each such Series 2012-1 Advance shall be a SOFR Loan unless otherwise required pursuant to the terms of this Supplement.

(d)Subject to the terms of the Series 2012-1 Note Purchase Agreement, each Series 2012-1 Noteholder shall fund its Pro Rata Share of the requested Series 2012-1 Advance in accordance with the terms of the Series 2012-1 Note Purchase Agreement.

(e)Each request for a Series 2012-1 Advance shall constitute an affirmation by Issuer that all of the conditions precedent set forth in Section 502 of the Supplement and the Series 2012-1 Note Purchase Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(f)If a Series 2012-1 Noteholder fails to fund a requested Series 2012-1 Advance pursuant to a valid request made in accordance with Section 502(c), and has not delivered a

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Delaying Funding Notice in accordance with the terms of the Series 2012-1 Note Purchase Agreement, the Issuer shall promptly notify the Indenture Trustee that such Person should be classified as a Defaulting Noteholder.  Thereafter, the Issuer shall promptly notify the Indenture Trustee of any subsequent change in such classification.

Section 207.Taxes.

(a)Defined Terms.  For purposes of this Section 207, “Applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Issuer under any Series 2012-1 Related Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Issuer.  The Issuer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Issuer.  The Issuer shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Issuer by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)Indemnification by the Series 2012-1 Noteholders.  Each Series 2012-1 Noteholder shall severally indemnify (x) the Administrative Agent, within ten (10) days after demand therefor, for any Indemnified Taxes attributable to such Series 2012-1 Noteholder (but only to the extent that the Issuer has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Issuer to do so) and (y) the Administrative Agent and the Issuer (as applicable), within ten (10) days after demand therefor, for any Excluded Taxes attributable to such Series 2012-1 Noteholder, in each case, that are payable or paid by the Administrative Agent or the Issuer in connection with any Series 2012-1 Related Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental

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Authority.  A certificate as to the amount of such payment or liability delivered to any Series 2012-1 Noteholder by the Administrative Agent shall be conclusive absent manifest error.  Each Series 2012-1 Noteholder hereby authorizes the Administrative Agent and the Issuer (as applicable) to setoff and apply any and all amounts at any time owing to such Series 2012-1 Noteholder under any Series 2012-1 Related Document or otherwise payable by the Administrative Agent or the Issuer (as applicable) to the Series 2012-1 Noteholder from any other source against any amount due to the Administrative Agent or the Issuer (as applicable) under this Section 207(e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Issuer to a Governmental Authority pursuant to this Section 207, the Issuer shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Series 2012-1 Noteholders.

(i)Any Series 2012-1 Noteholder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Series 2012-1 Related Document shall deliver to the Issuer and the Administrative Agent, at the time or times reasonably requested by the Issuer or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Issuer or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Series 2012-1 Noteholder, if reasonably requested by the Issuer or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Issuer or the Administrative Agent as will enable the Issuer or the Administrative Agent to determine whether or not such Series 2012-1 Noteholder is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 207(g)(ii)(A), (B) and (D) below) shall not be required if in the Series 2012-1 Noteholder’s reasonable judgment such completion, execution or submission would subject such Series 2012-1 Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Series 2012-1 Noteholder.

(ii)Without limiting the generality of the foregoing:

(A)any Series 2012-1 Noteholder that is a U.S. Person shall deliver to the Issuer and the Administrative Agent on or prior to the date on which such Series 2012-1 Noteholder becomes a Series 2012-1 Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Series 2012-1 Noteholder is exempt from United States federal backup withholding tax;

(B)any Foreign Series 2012-1 Noteholder shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Series 2012-1 Noteholder becomes a Series 2012-1 Noteholder under this Agreement (and from time to time

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thereafter upon the reasonable request of the Issuer or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Series 2012-1 Noteholder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Series 2012-1 Related Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Series 2012-1 Related Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Series 2012-1 Noteholder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Series 2012-1 Noteholder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4)to the extent a Foreign Series 2012-1 Noteholder is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Series 2012-1 Noteholder is a partnership and one or more direct or indirect partners of such Foreign Series 2012-1 Noteholder are claiming the portfolio interest exemption, such Foreign Series 2012-1 Noteholder may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)any Foreign Series 2012-1 Noteholder shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Series 2012-1 Noteholder becomes a Series 2012-1 Noteholder under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Issuer or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Series 2012-1 Noteholder under any Series 2012-1 Related Document would be subject to United States federal withholding Tax imposed by FATCA if such Series 2012-1 Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Series 2012-1 Noteholder shall deliver to the Issuer and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer

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or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Administrative Agent as may be necessary for the Issuer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Series 2012-1 Noteholder has complied with such Series 2012-1 Noteholder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Series 2012-1 Noteholder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any Indemnified Party determines, in its sole discretion exercised in good faith, that it has received a credit or refund of any Taxes as to which it has been indemnified pursuant to this Section 207 (including by the payment of additional amounts pursuant to this Section 207), it shall pay to the indemnifying party an amount equal to such credit or refund (but only to the extent of indemnity payments made or additional amounts paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this Section 207(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 207(h), in no event will the Indemnified Party be required to pay any amount to an indemnifying party pursuant to this Section 207(h) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 207(h) shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 207 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Series 2012-1 Noteholder, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Series 2012-1 Related Document.

Section 208.Illegality.  If, in any applicable jurisdiction, the Administrative Agent or any Series 2012-1 Noteholder determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Series 2012-1 Noteholder to (i) perform any of its obligations hereunder or under any other Series 2012-1 Related Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Loan, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Issuer, and

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until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Loan shall be suspended, and to the extent required by Applicable Law, cancelled.  Upon receipt of such notice, the Issuer shall, (A) repay that Person’s participation in the next succeeding Payment Date occurring after the Administrative Agent has notified the Issuer or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 209.Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Series 2012-1 Noteholder or any member of its Related Group;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Series 2012-1 Noteholder any other condition, cost or expense (other than Taxes) affecting this Supplement or Loans made by such Series 2012-1 Noteholder or any member of its Related Group;

and the result of any of the foregoing shall be to increase the cost to such Series 2012-1 Noteholder (or any member of its Related Group) of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Series 2012-1 Noteholder, (whether of principal, interest or any other amount) then, upon written request of such Series 2012-1 Noteholder, the Issuer shall promptly pay to any such Series 2012-1 Noteholder, such additional amount or amounts as will compensate such Series 2012-1 Noteholder, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Series 2012-1 Noteholder determines that any Change in Law affecting such Series 2012-1 Noteholder or any Lending Office of such Series 2012-1 Noteholder or such Series 2012-1 Noteholder’s holding company, if any, or other member of its Related Group regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Series 2012-1 Noteholder’s  capital or on the capital of such Series 2012-1 Noteholder’s  holding company, if any, or other member of its Related Group as a consequence of this Supplement, to a level below that which such Series 2012-1 Noteholder or

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such Series 2012-1 Noteholder’s holding company could have achieved but for such Change in Law (taking into consideration such Series 2012-1 Noteholder’s  policies and the policies of such Series 2012-1 Noteholder’s  holding company with respect to capital adequacy and liquidity (other than a change solely in such policy)), then from time to time upon written request of such Series 2012-1 Noteholder  the Issuer shall pay on the next succeeding Payment Date to such Series 2012-1 Noteholder such additional amount or amounts as will compensate such Series 2012-1 Noteholder or such Series 2012-1 Noteholder’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Series 2012-1 Noteholder setting forth the amount or amounts necessary to compensate such Series 2012-1 Noteholder or any of their respective holding companies, as the case may be, as specified in Section 209(a) or (b) and delivered to the Issuer, shall be conclusive absent manifest error.  The Issuer shall pay such Series 2012-1 Noteholder the amount shown as due on any such certificate on the next succeeding Payment Date after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Series 2012-1 Noteholder to demand compensation pursuant to this Section shall not constitute a waiver of such Series 2012-1 Noteholder’s to demand such compensation; provided that the Issuer shall not be required to compensate any Series 2012-1 Noteholder pursuant to this Section for any increased costs incurred or reductions (i) suffered more than ninety (90) days prior to the date that such Series 2012-1 Noteholder notifies the Issuer of the Change in Law giving rise to such increased costs or reductions, and of such Series 2012-1 Noteholder’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) if such Series 2012-1 Noteholder has not required other similarly situated borrowers or obligors to pay comparable amounts with respect to such increased costs or reductions.

(e)Survival.  All of the obligations of the Issuer under this Section 209 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Series 2012-1 Noteholder, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Series 2012-1 Related Document.

Section 210.Replacement of Series 2012-1 Noteholder; Survival.

(a)The Issuer may, at its sole expense and effort, upon not less than three Business Days prior written notice to any Indemnified Party that makes a demand pursuant to Section 207 or Section 209 (each an “Affected Party”), require such Affected Party to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in the Indenture and the Series 2012-1 Note Purchase Agreement), all of its interests, rights and obligations under its Series 2012-1 Note to an assignee that shall assume such assigned obligations (which assignee may or may not be another Series 2012-1 Noteholder, if a Series 2012-1 Noteholder accepts such assignment, but is not required to be another Series 2012-1 Noteholder); provided that (A) such Affected Party shall have received payment of an amount equal to the unpaid principal of its Series 2012-1 Note, accrued interest thereon, accrued fees and all other amounts payable to such Affected Party (including any amounts that have been accrued pursuant to Section 207 and/or Section 209, as applicable) and under the other Series 2012-1 Related Documents from the Issuer or the assignee

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(to the extent of such outstanding principal and accrued interest and fees) or the Issuer (in the case of all other amounts); and (B) such assignment does not conflict with Applicable Law.

(b)All of the Issuer’s obligations under Section 207 or Section 209 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Section 211.Defaulting Noteholders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in any Series 2012-1 Related Document, if any Series 2012-1 Noteholder becomes a Defaulting Noteholder, then, until such time as that Series 2012-1 Noteholder is no longer a Defaulting Noteholder, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Notwithstanding anything to the contrary in any Series 2012-1 Related Document, a Series 2012-1 Noteholder that is then classified as Defaulting Noteholder shall not have any right to approve or disapprove any amendment, waiver or consent under any Series 2012-1 Related Document (and any amendment, waiver or consent which by its terms requires the consent of all Series 2012-1 Noteholders or each affected Series 2012-1 Noteholder may be effected with the consent of the applicable Series 2012-1 Noteholders other than Defaulting Noteholders), except that (A) the Series 2012-1 Note Commitment of any Defaulting Noteholder may not be increased or extended without the consent of such Series 2012-1 Noteholder and (B) any waiver, amendment or modification requiring the consent of all Series 2012-1 Noteholders or each affected Series 2012-1 Noteholder that by its terms affects any Defaulting Noteholder more adversely than other affected Series 2012-1 Noteholders shall require the consent of such Defaulting Noteholder.

(ii)Limited Right of Set-off.  Until the Conversion Date, any amounts on deposit in the Series 2012-1 Series Account which would otherwise be payable as principal, interest, fees or other amounts (whether payable pursuant to Section 303 or otherwise) to a Series 2012-1 Noteholder that is then classified as a Defaulting Noteholder, shall, in accordance with the written direction of the Issuer, be applied to fund to the Issuer any previously requested Series 2012-1 Advance in respect of which such Defaulting Noteholder has failed to fund its portion thereof as required by the terms of the Series 2012-1 Related Documents.  Any payments, prepayments or other amounts paid or payable to a Defaulting Noteholder that are so applied shall be deemed paid to and redirected by such Defaulting Noteholder, and each Series 2012-1 Noteholder is hereby deemed to have irrevocably consented to this treatment.

(iii)Unused Fees.  A Defaulting Noteholder shall not be entitled to receive any Unused Fee accrued during any period in which such Series 2012-1 Noteholder is a Defaulting Noteholder (and the Issuer shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Noteholder).

(b)Replacement of Defaulting Noteholder.  The Issuer may, at its sole expense and effort, upon not less than three Business Days prior written notice to a Defaulting Noteholder, require such Defaulting Noteholder to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in the Indenture), all of its interests, rights and obligations

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under its Series 2012-1 Note to an assignee that shall assume such assigned obligations (which assignee may or may not be another Series 2012-1 Noteholder, if a Series 2012-1 Noteholder accepts such assignment, but is not required to be another Series 2012-1 Noteholder); provided that (A) such Defaulting Noteholder shall have received payment of an amount equal to the unpaid principal of its Series 2012-1 Note, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Series 2012-1 Related Documents, excluding Breakage Costs, from the Issuer or the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Issuer (in the case of all other amounts), except to the extent that any Unused Fees are not due and payable to such Defaulting Noteholder pursuant to Section 211(a)(iii); and (B) such assignment does not conflict with Applicable Law.

(c)Defaulting Noteholder Cure.  If through the application of the provisions of Section 211(a)(ii) hereof or otherwise by the Defaulting Noteholder, a Defaulting Noteholder shall have fully funded all Series 2012-1 Advances that it has previously failed to fund, such Person shall cease to be classified as a Defaulting Noteholder.

Section 212.Changed Circumstances.

(a)Circumstances Affecting Benchmark Availability.  Subject to clause (c) below, in connection with any request for a SOFR Loan or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or (ii) the Majority of Holders  shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR does not adequately and fairly reflect the cost to such Series 2012-1 Noteholders of making or maintaining such Loans and, in the case of clause (ii), the Majority of Holders  have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Issuer.  Upon notice thereof by the Administrative Agent to the Issuer, any obligation of the Series 2012-1 Noteholders to make SOFR Loans, and any right of the Issuer to continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority of Holders ) revokes such notice.  Upon receipt of such notice, (A) the Issuer may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately.  Upon any such prepayment or conversion, the Issuer shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 214.

(b)Laws Affecting SOFR Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Series 2012-1 Noteholders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Series 2012-1 Noteholders (or any of their respective

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Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR, such Series 2012-1 Noteholder shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Issuer and the other Series 2012-1 Noteholders.  Thereafter, until the Administrative Agent notifies the Issuer that such circumstances no longer exist, (i) any obligation of the Series 2012-1 Noteholders to make SOFR Loans, and any right of the Issuer to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Series 2012-1 Noteholder notifies the Administrative Agent and the Issuer that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Issuer shall, if necessary to avoid such illegality, upon demand from any Series 2012-1 Noteholder (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the Payment Date therefor, if all affected Series 2012-1 Noteholders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Series 2012-1 Noteholder may not lawfully continue to maintain such SOFR Loans to such day.  Upon any such prepayment or conversion, the Issuer shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 214.

(c)Benchmark Replacement Setting.

(i)Benchmark Replacement.

(A)Notwithstanding anything to the contrary herein or in any other Series 2012-1 Related Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Issuer may amend this Supplement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Series 2012-1 Noteholders and the Issuer so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Series 2012-1 Noteholders comprising the Required Series 2012-1 Noteholders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 212(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(B)No Interest Rate Hedge Agreement shall be deemed to be a “Series 2012-1 Related Document” for purposes of this Section 212(c).

(ii)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Issuer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Series 2012-1 Related Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Supplement or any other Series 2012-1 Related Document.

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(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Issuer and the Series 2012-1 Noteholders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Issuer of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 212(c)(iv).  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Series 2012-1 Noteholder (or group of Series 2012-1 Noteholders) pursuant to this Section 212(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Supplement or any other Series 2012-1 Related Document, except, in each case, as expressly required pursuant to this Section 212(c).

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Series 2012-1 Related Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent and the Issuer in their reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent and the Issuer may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent and the Issuer may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Issuer may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans immediately.  During any Benchmark Unavailability Period, the component of Base Rate based upon the then-current Benchmark will not be used in any determination of Base Rate.

In no event shall Wilmington Trust, National Association, in any capacity, have any obligation to determine any Benchmark (including a Benchmark Replacement) or make any determination with respect to a Benchmark Unavailability Period or Conforming Changes.

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Section 213.Payment on the Series 2012-1 Notes. All payments of principal and interest on the Series 2012-1 Notes and fees with respect to the Series 2012-1 Notes shall be paid to the Series 2012-1 Noteholders reflected in the Note Register as of the related Record Date on a Pro Rata basis by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date.  Any payments received by a Series 2012-1 Noteholder after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 214.Indemnity.  The Issuer hereby indemnifies each of the Series 2012-1 Noteholders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Issuer to make any payment when due of any amount due hereunder in connection with a SOFR Loan, (b) any failure of the Issuer to borrow or continue a SOFR Loan or convert to a SOFR Loan on a date specified therefor in a notice of borrowing, (c) any failure of the Issuer to prepay any SOFR Loan on a date specified therefor in any notice of prepayment (regardless of whether any such notice of prepayment may be revoked, (d) any payment, prepayment or conversion of any SOFR Loan on a date other than on the Payment Date therefor (including as a result of an Event of Default) or (e) the assignment of any SOFR Loan other than on a Payment Date as a result of a request by the Issuer pursuant to Section 210.  A certificate of such Series 2012-1 Noteholder setting forth the basis for determining such amount or amounts necessary to compensate such Series 2012-1 Noteholder shall be forwarded to the Issuer through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.  All of the obligations of the Issuer under this Section 214 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Series 2012-1 Noteholder, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Series 2012-1 Related Document.

Article III
Series 2012-1 Series Account and Allocation and Application of Amounts Therein

Section 301.Series 2012-1 Series Account

.  The Issuer has established and will maintain, so long as any Series 2012-1 Note is Outstanding, an Eligible Account with the Indenture Trustee which shall be designated as the Series 2012-1 Series Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2012-1 Noteholders.  All deposits of funds by or for the benefit of the Series 2012-1 Noteholders from the Trust Account and the Restricted Cash Account shall be accumulated in, and withdrawn from, the Series 2012-1 Series Account in accordance with the provisions of the Indenture and this Supplement.  To secure the payment of the Outstanding Obligations under the Series 2012-1 Notes, the Issuer hereby confirms its grant to the Indenture Trustee, for the benefit of the Series 2012-1 Noteholders, of a security interest in the Series 2012-1 Series Account, all cash and Eligible Investments on deposit therein, all securities entitlement credited thereto, and income and proceeds of the foregoing.

Section 302.	Drawing Funds from the Restricted Cash Account and Letters of Credits.

(a)In the event that the Manager Report with respect to any Determination Date shall state that (or the Administrative Agent shall, pursuant to Section 302(c) of the Indenture, determine that) the funds on deposit in the Series 2012-1 Series Account will not be sufficient to make

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payment in full on the related Payment Date of the related Series 2012-1 Note Interest Payment then due for the Series 2012-1 Notes (the amount of such deficiency, the “Permitted Interest Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Restricted Cash Account in an amount equal to the lesser of (x) the Permitted Interest Withdrawal, and (y) the amount then on deposit in the Restricted Cash Account.  If the amount on deposit in the Restricted Cash Account is not sufficient to fund in full the Permitted Interest Withdrawal, then the Indenture Trustee shall, on such Determination Date, based on the information set forth on the Manager Report (or, if no Manager Report has been delivered based on the written instruction of the Administrative Agent), submit a draw request on the Letters of Credit in an amount equal the lesser of (x) the remaining Permitted Interest Withdrawal and (y) the Aggregate Available Amount.

(b)In the event that the Manager Report delivered with respect to the Determination Date immediately preceding the Series 2012-1 Legal Final Payment Date shall state that (or the Administrative Agent shall, pursuant to Section 302(c) of the Indenture, determine that) the funds on deposit in the Series 2012-1 Series Account will not be sufficient to make payment in full on the Series 2012-1 Legal Final Payment Date of the then Aggregate Series 2012-1 Note Principal Balance (the amount of such deficiency, the “Permitted Principal Withdrawal”), then the Indenture Trustee shall on such Determination Date, based on the information set forth on the Manager Report (or, if no Manager Report has been delivered based on the written instruction of the Administrative Agent), draw on the Restricted Cash Account in an amount equal to the least of (w) the Aggregate Series 2012-1 Note Principal Balance, (x) the Permitted Principal Withdrawal, (y) the Maximum Principal Withdrawal Amount as calculated for Series 2012-1 and (z) the amount then on deposit in the Restricted Cash Account.  If the amount on deposit in the Restricted Cash Account is not sufficient to fund in full the Permitted Principal Withdrawal then the Indenture Trustee shall, on such Determination Date submit a draw request on the Letters of Credit in an amount equal the lesser of (x) the remaining Permitted Principal Withdrawal and (y) the Aggregate Available Amount.

(c)Drawings will be made pursuant to Section 302(a) before any drawing is made on such date pursuant to Section 302(b), and notice of each such drawing will be delivered to the Manager, by hand delivery or facsimile transmission.  Drawings will be made on the Restricted Cash Account before any drawings are made on the Letter of Credit pursuant to Section 302.  Any such funds actually received by the Indenture Trustee pursuant to Section 302(a) or (b) shall be used solely to make payments of the Series 2012-1 Note Interest Payment or the Aggregate Series 2012-1 Note Principal Balance, as the case may be.

Section 303.Distribution from Series 2012-1 Series Account.  On each Payment Date, the Indenture Trustee shall (based on the Manager Report or, if no Manager Report is delivered, based on the written instructions from the Administrative Agent) distribute funds then on deposit in the Series 2012-1 Series Account in accordance with the provisions of Section 303(a), (b) or (c), in each case, subject to Section 211:

(a)If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series of Notes:

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(i)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Interest Payment for Series 2012-1, as follows: (A) such Holder’s Pro Rata Share of the Series 2012-1 Note Interest Payment (for sake of clarity, exclusive of Default Interest, Warehouse Note Increased Interest and Step Up Warehouse Fees) for such Payment Date, plus (B) such Holder’s Pro Rata Share of the Unused Fee for such Payment Date;

(ii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Minimum Principal Payment Amount then due and payable to Series 2012-1 Noteholders on such Payment Date;

(iii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Scheduled Principal Payment Amount then due and payable to Series 2012-1 Noteholders on such Payment Date;

(iv)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share (if any) of the Supplemental Principal Payment Amount then due and payable to Series 2012-1 Noteholders on such Payment Date;

(v)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date and each other Indemnified Party, an amount equal to Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, Warehouse Note Increased Interest, indemnities and other amounts (including Default Interest) then due and payable to the Series 2012-1 Noteholders and each other Indemnified Party pursuant to the Series 2012-1 Related Documents; and

(vi)If a DSCR Sweep Event, Lessee Transaction Event and/or a Residual Cash Sweep has occurred and is then continuing, all remaining available funds on deposit in the Series 2012-1 Series Account shall be paid to the Series 2012-1 Noteholders as an additional principal payment on the Series 2012-1 Notes until the unpaid principal balances, Pro Rata, of all Series 2012-1 Notes then Outstanding have been paid in full;

(vii)To the Issuer, any remaining amounts then on deposit in the Series 2012-1 Series Account.

(b)If an Early Amortization Event shall have occurred and be continuing with respect to any Series but no Event of Default shall have occurred and be continuing with respect to any Series:

(i)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Interest Payment allocated to Series 2012-1, as follows: (A) such Holder’s Pro Rata Share of the Series 2012-1 Note Interest Payment (for sake of clarity, exclusive of Default Interest, Warehouse Note Increased Interest and Step Up Warehouse Fees) for such Payment Date, plus (B) such Holder’s Pro Rata Share of the Unused Fee for such Payment Date;

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(ii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Minimum Principal Payment Amount then due and payable to Series 2012-1 on such Payment Date;

(iii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Scheduled Principal Payment Amount then due and payable to Series 2012-1 on such Payment Date;

(iv)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the then remaining funds on deposit in the Series 2012-1 Series Account until the Aggregate Series 2012-1 Note Principal Balance has been reduced to zero;

(v)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date and each other Indemnified Party, its Pro Rata Share of an amount equal to Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, Warehouse Note Increased Interest, indemnities and other amounts (including Default Interest) then due and payable to Series 2012-1 Noteholders and each Indemnified Party pursuant to the Series 2012-1 Related Documents; and

(vi)After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer, any remaining amounts then on deposit in the Series 2012-1 Series Account.

(c)If an Event of Default shall have occurred and be continuing with respect to any Series:

(i)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata Share of the Interest Payment allocated to Series 2012-1, as follows: (A) such Holder’s Pro Rata Share of the Series 2012-1 Note Interest Payment (for sake of clarity, exclusive of Default Interest, Warehouse Note Increased Interest and Step Up Warehouse Fees) for such Payment Date, plus (B) such Holder’s Pro Rata Share of the Unused Fee for such Payment Date;

(ii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date its Pro Rata Share of the then remaining funds on deposit in the Series 2012-1 Series Account equal to the then Aggregate Series 2012-1 Note Principal Balance until the Series 2012-1 Notes are paid in full;

(iii)To each Holder of a Series 2012-1 Note on the immediately preceding Record Date and each other Indemnified Party, its Pro Rata Share of an amount equal to Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, Warehouse Note Increased Interest, indemnities and other amounts (including Default Interest) then due and payable to the Series 2012-1 Noteholders and each other Indemnified Party pursuant to the Series 2012-1 Related Documents; and

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(iv)After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer, any remaining amounts then on deposit in the Series 2012-1 Series Account.

Article IV
Additional Covenants and Agreements

In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2012-1 Noteholders:

Section 401.Rule 144A

.  So long as any of the Series 2012-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 and 15(d) of the Exchange Act, or Rule 12g3-2(b) thereunder, provide to any Series 2012-1 Noteholder of such restricted securities, or to any prospective Series 2012-1 Noteholder of such restricted securities designated by a Series 2012-1 Noteholder, upon the request of such Series 2012-1 Noteholder or prospective Series 2012-1 Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

Section 402.Depreciation Policy

.  For purposes of the calculation of the Asset Base, the Issuer will not, without obtaining in each such instance the prior written consent of all of the Series 2012-1 Noteholders (other than any Defaulting Noteholders), (i) increase the assumed useful life of a Managed Container to in excess of the useful life for such type of Container set forth in Exhibit B to the Indenture on the date hereof, (ii) increase the residual value of a type of Managed Container to an amount in excess of the Residual Value for such type of Managed Container that is set forth on Exhibit B to the Indenture on the date hereof, or (iii) otherwise revise the Depreciation Policy with respect to the Managed Containers in such a way as to reduce the amount of Depreciation Expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy.  Any amendment, modification or waiver of this Section 402 shall require the prior written consent of all Series 2012-1 Noteholders (other than Defaulting Noteholders).

Section 403.Perfection Requirements

.  The Issuer will not (a) change any of (i) its corporate name or (ii) the name under which it does business or (b) amend any provision of its certificate of formation or operating agreement or become organized under the laws of any other jurisdiction without the prior written consent of the Control Party.

Section 404.United States Federal Income Tax Election

.  The Issuer shall not make an election to be classified as an association taxable as a corporation pursuant to Section 301.7701-3 of the United States Treasury Regulations.

Section 405.OFAC Matters

.  The Issuer shall not in an manner which would violate the laws of the United States, other than pursuant to a license issued by OFAC (i) lease, or consent to any sublease of, any of the Containers to any Person that is a Sanctioned Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Sanctioned Person.  If the Issuer obtains knowledge that a Container is subleased to a Sanctioned Person or located or used in a Sanctioned Country in a manner which would violate one or more Sanctions

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(other than pursuant to a license issued by the relevant Sanctions Authority), then the Issuer shall, within ten (10) Business Days after obtaining knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.

Section 406.Consent to Series Issuance

.  The Issuer shall not issue any additional Series of Notes without obtaining the prior written consent of (i) with respect to any Series of Senior Notes, the Majority of Holders, and (ii) with respect to any Series of Subordinate Notes, the Holders of all of the Series 2012-1 Notes.  Any amendment, modification or waiver of clause (ii) of the preceding sentence will require the prior written consent of the Control Party.

Section 407.Additional Series

.  In addition to the limitations set forth in Section 406, the Issuer will not during the term of this Supplement:

(a)issue any obligations that (a) constitute asset backed commercial paper, or (b) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or

(b)issue any other debt obligations or equity interests, in each case, other than (i) debt obligations substantially similar to the obligations of the Issuer under this Supplement that are (A) issued to the other banks or asset backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in the Series 2012 1 Related Documents, and (ii) equity interests issued to TL or its Affiliates under the terms of the memorandum of association and bye-laws of the Issuer.

Section 408.	Use of Proceeds. The Issuer shall use the proceeds of each Series 2012-1 Advance for a purpose permitted pursuant to Section 620 of this Supplement.

Article V
Conditions of Effectiveness of Amendment and Restatement of Supplement and Future Lending

Section 501.Effectiveness of Amendment and Restatement of this Supplement

.  The amendment and restatement of the Prior Agreement is subject to the condition precedent that the Indenture Trustee and the Administrative Agent shall have received all of the following, each duly executed and delivered, in form and substance satisfactory to all of the initial Series 2012-1 Noteholders and each (except for the Series 2012-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts, which may be photocopied or electronic, to provide one for each Series 2012-1 Noteholder:

(a)Series 2012-1 Notes.  Except to the extent previously delivered, separate Series 2012-1 Notes executed by the Issuer in favor of each Series 2012-1 Noteholder in the stated maximum principal amount equal to the Series 2012-1 Note Commitment of such Series 2012-1 Noteholder.

(b)Certificate(s) of Secretary or Assistant Secretary or Officer.  Separate certificates executed by the corporate secretary, assistant secretary or authorized officer of each of the Manager and the Issuer as of the date hereof, certifying (i) that the respective company has the

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authority to execute and deliver, and perform its respective obligations under each of the Series 2012-1 Related Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Memorandum of Association, Certificate of Incorporation, by-laws, board resolutions and incumbency certificates of the related company in form and substance satisfactory to each Series 2012-1 Noteholder as to such matters as the Series 2012-1 Noteholder shall reasonably require.

(c)Security Documents.  (i) This Supplement, (ii) except to the extent previously delivered, a control agreement with respect to the Series 2012-1 Series Account, each in form and substance satisfactory to all of the initial Series 2012-1 Noteholders, among the Issuer, Indenture Trustee and the Securities Intermediary, and (iii) all UCC financing statements, documents of similar import in other jurisdictions, and other documents reasonably requested by any Series 2012-1 Noteholder.

(d)Opinions of Counsel.  Opinions from counsel to the Issuer and counsel to the Manager, each dated the date hereof and in form and in substance satisfactory to each Series 2012-1 Noteholder as to such matters as it shall reasonably require, including, without limitation, that the Issuer has granted a perfected security interest in the Collateral to the Indenture Trustee.

(e)Fees.  The Issuer shall have paid (A) all fees to each new or continuing Series 2012-1 Noteholder in accordance with its respective Fee Letter (or authorized Series 2012-1 Noteholder to offset and retain the amount of such fees from the Series 2012-1 Advance made on the date hereof) and (B) all fees to each Series 2012-1 Noteholders that have accrued under the Prior Agreement that remain unpaid as of the date hereof including any Unused Fee, Deferral Fee, Step Up Warehouse Fee and Warehouse Note Increased Interest that accrued on the terms of the Prior Agreement.

(f)Opinion of Counsel to the Indenture Trustee.  An opinion of counsel to the Indenture Trustee, as of the date hereof, as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as each Series 2012-1 Noteholder may reasonably request.

Section 502.Subsequent Advances on Series 2012-1 Notes

.  The obligation of a Series 2012-1 Noteholder to make any Series 2012-1 Advance on the Series 2012-1 Note pursuant to its Series 2012-1 Note Commitment under this Supplement and the Series 2012-1 Note Purchase Agreement is subject to the following further conditions precedent:

(a)Default.  Before and after giving effect to such Series 2012-1 Advance, no Event of Default shall have occurred and be continuing (or would occur with the giving of notice or the passage of time or both).

(b)Early Amortization Event.  Before and after giving effect to such advance, no Early Amortization Event shall have occurred and be continuing (or would occur with the giving of notice or the passage of time or both or would otherwise be reasonably expected to occur) unless such Series 2012-1 Advance has been approved by each Series 2012-1 Noteholder (other than a then Defaulting Noteholder).

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(c)Certification and Funding Notice.  The Issuer shall have delivered to the Administrative Agent a compliance certificate and funding notice, substantially in the form of Exhibit A to the Series 2012-1 Note Purchase Agreement, signed by an officer of Issuer, certifying that (A) the Issuer has complied with all of the conditions precedent set forth in Section 501 and Section 502 hereof and in the Series 2012-1 Note Purchase Agreement; (B) all of the representations and warranties of the Issuer, the Seller and the Manager contained in any of the Series 2012-1 Related Documents are true and correct in all material respects as of the date of such Series 2012-1 Advance, except to the extent such representations and warranties specifically relate to an earlier date, in which event such representation and warranty was true, correct and complete in all material respects as of such earlier date; and (C) all of the conditions precedent to the making of such Series 2012-1 Advance have been satisfied.

(d)Asset Base Report.  The Issuer shall have delivered to the Administrative Agent a duly completed and executed Asset Base Report, determined after giving effect to any Eligible Containers to be acquired with the proceeds of such Series 2012-1 Advance and any associated Manufacturer Debt with respect to the Containers to be acquired with the proceeds of such Series 2012-1 Advance, which demonstrates that, after giving effect to such Series 2012-1 Advance, the sum of the then unpaid principal balance of all Series of Senior Notes then Outstanding (calculated after giving effect to the requested Series 2012-1 Advance) does not exceed the Senior Asset Base.

(e)Conversion Date.  The Conversion Date shall not have occurred, unless such Series 2012-1 Advance has been approved by each Series 2012-1 Noteholder (other than a then Defaulting Noteholder).

(f)Lien Release Documents.  The Issuer shall deliver to the Administrative Agent and each Series 2012-1 Noteholder, a copy of all lien release documents specified in the Container Sale Agreement or Container Transfer Agreement, as the case may be, and any other document requested by the Administrative Agent or any Series 2012-1 Noteholder evidencing the release of all Liens in all Containers and related assets that will be acquired by the Issuer on such funding date.

(g)Debt Service Coverage Ratio.  The Debt Service Coverage Ratio (as reported on the most recent Manager Report and the two Manager Reports immediately preceding the most recent Manager Report) is greater than or equal to 1.00 to 1.00.

Article VI
Representations and Warranties

To induce the Series 2012-1 Noteholders to continue its investment in the Series 2012-1 Notes hereunder, the Issuer represents and warrants to the Series 2012-1 Noteholders on the date hereof and each funding date of a Series 2012-1 Advance that:

Section 601.Existence

.  The Issuer is a company duly incorporated, validly existing and in compliance under the laws of Bermuda.  The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

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Section 602.Authorization

.  The Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2012-1 Related Documents to which it is a party. The Issuer is and will continue to be duly authorized to borrow monies hereunder; and the Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2012-1 Related Documents.  The execution, delivery and performance by the Issuer hereof and the other Series 2012-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

Section 603.No Conflict, Legal Compliance

.  The execution, delivery and performance hereof and each of the other Series 2012-1 Related Documents and the execution, delivery and payment of the Series 2012-1 Notes will not: (a) contravene any provision of Issuer’s memorandum of association or bye-laws; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2012-1 Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected. Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604.Validity and Binding Effect

.  This Supplement is, and each Series 2012-1 Related Document to which Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605.Financial Statements

.  Since the date of the most recent financial statements delivered pursuant to Section 626 of the Indenture, there has been no Material Adverse Change in the financial condition of any of the Issuer, either Seller or the Manager.

Section 606.Place of Business

.  The Issuer’s only “place of business” (within the meaning of 9-307 of the UCC) is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda.  The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Restricted Cash Account and the Series Accounts and (ii) off-hire containers located in depots in the United States and containers described in Section 606(g) of the Indenture.

Section 607.No Agreements or Contracts

.  The Issuer is not now and has not been a party to any contract or agreement (whether written or oral) other than the Related Documents.

Section 608.Consents and Approvals

.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any  agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2012-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the date hereof.  All consents

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and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2012-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609.Margin Regulations

.  Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2012-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610.Taxes

.  All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture.  Issuer has paid when due and payable all material charges upon the books of Issuer and no Governmental Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611.Investment Company Act of 1940

.  The Issuer is not, and is not controlled by, an “investment company” registered, or required to be registered, under the Investment Company Act. The Issuer is not an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, or, alternatively, the Issuer is relying on an exemption from such definition under Rule 3(a)(5) under the Investment Company Act. The Issuer is not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.  The Issuer is structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Section 612.Solvency and Separateness

.

(a)The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(b)Other than with respect to the transactions contemplated hereby, the Issuer is not engaged in any business transactions with the Sellers or the Manager except as permitted by the Management Agreement, the Container Transfer Agreement or the Container Sale Agreement.

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(c)Immediately after the effectiveness of the Series 2012-1 Note Purchase Agreement, the bye-laws of the Issuer provide that the Issuer shall have six (6) directors, unless increased to seven (7) directors under certain circumstances described in the bye-laws including those discussed below. If a resolution of the directors is proposed which involves a Specified Matter (as defined in the Bye-Laws of the Issuer in effect on the date hereof) and/or a Special Bye-law Amendment (as defined in the bye-laws of the Issuer in effect on the date hereof) then, in such instance, the number of directors of the Issuer shall automatically be increased to seven (7), and the quorum for any such vote shall be seven (7) directors, one of which must be an Independent Director who shall be elected by an affirmative vote of all of the other directors from a pool of candidates (and such pool may consist of only one person) put forward by AMACAR Group, L.L.C. The Independent Director so elected shall be a director until the resolution regarding the Specified Matter and/or the Special Bye-law Amendment has been voted upon and shall automatically cease to be a director of the Issuer immediately following such vote.

(d)The Issuer’s funds and assets are not, and will not be, commingled with those of the Sellers or the Manager, except as permitted by the Management Agreement.

(e)The bye-laws of the Issuer require it to maintain correct and complete books and records of account, and Bermuda law requires it to maintain minutes of the meetings and other proceedings of its members.

(f)The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2012-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation Proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613.Title; Liens

.  The Issuer has good and marketable title to the Collateral, free and clear of all Liens other than Permitted Encumbrances.  The Indenture Trustee has a valid first priority (except in the case of a Managed Container that is subject to a Manufacturer’s Lien, in which case the Lien of the Indenture in such Managed Container is subordinated to such Manufacturer’s Lien) perfected Lien in the Collateral.

Section 614.No Existing Events

.  No Event of Default, or Early Amortization Event (or event or condition which with the giving of notice or passage of time or both would become an Event of Default or Early Amortization Event) has occurred and is continuing.

Section 615.Litigation and Contingent Liabilities

.  No claims, litigation, arbitration Proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616.Subsidiaries

.  The Issuer has no Subsidiaries.

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Section 617.No Partnership

.  The Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618.Pension and Welfare Plans

.  No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of Section 4043 of ERISA), has occurred with respect to any Plan of the Issuer or any ERISA Affiliate.  The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million.  Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multiemployer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA).  No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly.  All Plans of Issuer are in material compliance with ERISA and the Code.  No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets.  The Issuer does not have any obligation under any collective bargaining agreement.  As of the date hereof, the Issuer is not an “employee benefit plan” with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619.Ownership of Issuer

.  The Issuer is a wholly-owned Subsidiary of TL.

Section 620.Use of Proceeds

.   The Issuer shall, subject to any restrictions contained in the Indenture or this Supplement, use the proceeds from the issuance of the Series 2012-1 Notes (i) to acquire additional Eligible Containers and other Collateral, (ii) to pay the costs of issuance or restatement of the Series 2012-1 Notes and the Series 2012-1 Related Documents, (iii) to repay other indebtedness include payments on other Series of Notes issued by the Issuer, and (iv) for general corporate purposes.

If a DSCR Sweep Event and/or a Residual Cash Sweep is continuing on the funding date of a Series 2012-1 Advance, the proceeds of such Series 2012-1 Advance shall be used solely to acquire additional Eligible Containers and related assets, subject to any restrictions contained in the Indenture.

Section 621.Security Interest Representations.

(a)The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Containers and the proceeds thereof in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

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(b)The Containers constitutes “goods” within the meaning of the applicable UCC.

(c)The Issuer owns and has good and marketable title to the Containers free and clear of any Lien, claim, or encumbrance of any Person.

(d)The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Containers and the proceeds thereof granted to the Indenture Trustee under the Indenture.

(e)Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Containers or the proceeds thereof.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Containers  or the proceeds thereof other than any financing statement relating to the security interest granted to the Indenture Trustee under the Indenture or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f)No creditor of the Issuer other than Indenture Trustee has in its possession any goods that constitute or evidence the Containers or the proceeds thereof.

(g)The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Issuer.

(h)All Eligible Investments have been and will have been credited to one of the Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account.  The Securities Intermediary for the Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account has agreed to treat all assets credited to such accounts as “financial assets” within the meaning of the UCC.

(i)The Issuer owns and has good and marketable title to each of the Trust Account, the Restricted Cash Account, the Series 2012-1 Series Account and the Eligible Investments credited thereto (collectively, the “Securities Entitlements Collateral”) free and clear of any Lien, claim, or encumbrance of any Person.

(j)The Issuer has received all consents and approvals required by the terms of the Eligible Investments to the transfer to the Indenture Trustee all of its interest and rights in the Eligible Investments.

(k)The Issuer has delivered to Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account without further consent by the Issuer.

(l)Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise

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conveyed any of the Securities Entitlement Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Securities Entitlement Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(m)The Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account are not in the name of any person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to the securities intermediary of any Trust Account, the Restricted Cash Account and the Series 2012-1 Series Account to comply with entitlement orders of any person other than the Indenture Trustee.

(n)The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Issuer’s contractual rights under any Interest Rate Hedge Agreement, the Contribution and Sale Agreement and the Management Agreement (collectively, the “General Intangible Collateral”) in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(o)The Issuer’s contractual rights under any Interest Rate Hedge Agreement, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the applicable UCC.

(p)The Issuer owns and has good and marketable title to the General Intangible Collateral free and clear of any Lien, claim, or encumbrance of any Person.

(q)The Issuer has received all consents and approvals required by the terms of the General Intangible Collateral to pledge such General Intangibles Collateral to the Indenture Trustee.

(r)The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the General Intangible Collateral granted to the Indenture Trustee.

(s)Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the General Intangible Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the General Intangible Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

The representations and warranties set forth in this Section 621 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture.  Any breaches of the representations and warranties set forth in this Section 621 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party, and satisfaction of the Rating Agency Condition.

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Section 622.FATCA

. This Supplement is a material modification of the Series 2012-1 Notes for FATCA purposes.

Section 623.Other Series of Notes

.  The Issuer has not:

(a)issued any obligations that (a) constitute asset-backed commercial paper, or (b) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or

(b)issued any other debt obligations or equity interests,

in each case, other than (i) debt obligations substantially similar to the obligations of the Issuer under this Supplement that are (A) issued to the other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in the Series 2012-1 Related Documents, and (ii) equity interests issued to TL or its Affiliates under the terms of the memorandum of association and bye-laws of the Issuer.

Section 624.Survival of Representations and Warranties

.  So long as any of the Series 2012-1 Notes shall be Outstanding and until payment and performance in full of the Aggregate Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

Article VII
Miscellaneous Provisions

Section 701.Ratification of Indenture

.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702.Counterparts

.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart hereof by facsimile or by electronic means shall be equally effective as the delivery of an originally executed counterpart.

Section 703.Governing Law

.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704.Notices

.  All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: 1100 North Market Street, Wilmington, Delaware 19890-1605,

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Attention: Corporate Trust Administration/Jose Paredes, telephone: 302-636-6191, facsimile: 302-636-4149, email: jparedes@wilmingtontrust.com, and (b) in the case of the Issuer, at the following address: Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone: (441) 292-2487, Facsimile: (441) 295-4164, Attention: Executive Vice President - Asset Management, with a copy to each: (i) Textainer Equipment Management Limited at its address at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda, Telephone: (441) 292-2487, Facsimile: (441) 295-4164, Attention: Executive Vice President - Asset Management, and (ii) Textainer Equipment Management (U.S.) Limited at its address at 650 California Street, 16th floor, San Francisco, CA 94108, Telephone: (415) 658-8363, Facsimile: (415) 434-0599, Attention: Executive Vice President - Asset Management, or at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) upon receipt, if sent by courier or U.S. mail, (b) upon receipt of confirmation of transmission, if sent by facsimile, or (c) when delivered, if delivered by hand.

Section 705.	Amendments, Waivers and Modifications of this Supplement

.

(a)Any amendment, modification or waiver of terms of this Supplement shall be deemed a Supplement subject to Article X of the Indenture.  Except for the matters set forth in Section 211(a)(i), Section 705(b), Section 705(c) and Section 705(d), the terms of this Supplement and the term used herein may be waived, modified, or amended only in a written instrument signed by each of the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Control Party) (except with respect to the matters set forth in (x) Section 1001(a) of the Indenture, in the case of which any such waiver, modification or amendment shall be made subject to the terms of such Section 1001, and (y) Section 212(c) hereof, in the case of which any such waiver, modification or amendment shall be made subject to the terms of such Section 212(c)).

(b)An amendment, modification or waiver of the following matters may be effectuated only in a written instrument signed by each of the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Super Majority of Holders):

(i)an amendment to the provisions of this Section 705(b); or

(ii)except for the matters set forth in Section 705(d)(ii), an amendment, modification or waiver of the definitions of the terms “Advance Rate” (in a manner that would increase such amount), “Asset Base” (in a manner that would increase such amount), “Senior Asset Base” (in a manner that would increase such amount), “Subordinate Asset Base” (in a manner that would increase such amount), “Restricted Cash Target Amount” (in a manner that would decrease such amount) or “Eligible Letter of Credit” (in a manner that would make such definition less restrictive, as evidenced by an Officer’s Certificate to that effect, delivered to the Indenture Trustee; provided that if an Officer’s Certificate is delivered to the Indenture Trustee certifying that an amendment, modification or waiver of the definition of the term “Eligible Letter of Credit” would make such definition more restrictive, or no less restrictive, then such amendment,

45

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modification or waiver shall require the consent of the Control Party, rather than the Super Majority of Holders).

(c)An amendment, modification or waiver of each of the following matters may be effectuated only in a written instrument signed by each affected Series 2012-1 Noteholder:

(i)any increase in the Series 2012-1 Note Commitment of such Series 2012-1 Noteholder or extension of the Conversion Date (other than any such extension made via an amendment of the Series 2012-1 Note Purchase Agreement), and the Series 2012-1 Note Purchase Agreement may only be amended, in accordance with the provisions of Section 9.1 of the Series 2012-1 Note Purchase Agreement; or

(ii)subject to Section 211(a)(i), any waiver of any conditions precedent set forth in Article V hereof, or a reduction, modification or amendment of any rights, indemnification, Breakage Costs or amounts under Section 207 or Section 209 owing or accruing to any Series 2012-1 Noteholder.

(d)An amendment, modification or waiver of each of the following matters may be effectuated only in a written instrument signed by each of the Series 2012-1 Noteholders:

(i)an amendment of this Section 705(d);

(ii)an amendment, modification or waiver of any provision of this Supplement that expressly states that any amendment, modification, waiver thereof, or non-conformity with such provision, requires the consent or approval of all of the Series 2012-1 Noteholders, or

(iii)an amendment requiring the consent of each affected Series 2012-1 Noteholder pursuant to the provisions of Section 1002(a)(i) of the Indenture.

(e)Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section, the Indenture Trustee shall mail to the Noteholders, the Administrative Agent, and each Interest Rate Hedge Provider, a copy of such Supplement.  Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 706.Consent to Jurisdiction

.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES COGENCY GLOBAL INC. (FORMERLY KNOWN AS NATIONAL CORPORATE RESEARCH LTD.) HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NY 10016, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY

46

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AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICE OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS SUPPLEMENT SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 707.Waiver of Jury Trial

.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2012-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708.Successors

.  This Supplement shall inure to the benefit of and be binding upon the Issuer, the Indenture Trustee and, by its acceptance of any Series 2012-1 Note or any legal or beneficial interest therein, each Series 2012-1 Noteholder and each of such Person’s successors and assigns.

Section 709.Nonpetition Covenant

.  Each Series 2012-1 Noteholder by its acquisition of a Series 2012-1 Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 710.Transactions Under Prior Agreement

.  On the date hereof, the Prior Agreement shall be amended and restated as provided in this Supplement and shall be superseded by this Supplement.  The terms and conditions of this Supplement shall apply to all of the Liens created by, and all of the rights, obligations and remedies incurred by, the Issuer under the Prior Agreement, and the Issuer agrees that this Supplement is not intended to constitute a discharge of the rights, obligations (including any unpaid Series 2012-1 Advances) and remedies existing under the Prior Agreement.

Section 711.Reports, Financing Statements and other Information to Series 2012-1 Noteholders

.  The Indenture Trustee will make available promptly upon receipt thereof to the Series 2012-1 Noteholders via the Indenture Trustee’s internet website at www.CTSLink.com the financial statements referred to in Section 7.2 of the Management Agreement, the Manager Report, the Asset Base Report, and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Series 2012-1 Noteholder to execute the Indenture Trustee’s standard form documentation, and upon

47

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such execution, each such Series 2012-1 Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Series 2012-1 Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Series 2012-1 Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor. Each time a Series 2012-1 Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date of such access. The Indenture Trustee will provide the Issuer with copies of such information request certification. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526.  The Indenture Trustee makes no representation or warranty as to the accuracy of such documents and assumes no responsibility.

Section 712.Patriot Act

.  The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee.  Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 713.Definitive Notes

.  Each Series 2012-1 Noteholder shall provide Noteholder Tax Identification Information (including, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1)) requested by the Indenture Trustee to comply with its cost basis reporting obligations under the Code.  Each Series 2012-1 Noteholder or holder of an interest in a Note, by acceptance of such Series 2012-1 Note or such interest in such Series 2012-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information referred to in the preceding sentence as requested from time to time by the Issuer or the Indenture Trustee.

Section 714.Noteholder Information

.  Each Noteholder or holder of an interest in a Series 2012-1 Note, by acceptance of such Series 2012-1 Note or such interest in such Series 2012-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  Each Noteholder or holder of an interest in a Series 2012-1 Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including, without limitation, FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Series 2012-1 Note, or to any beneficial owner of an interest in a Series 2012-1 Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Series 2012-1 Note to the IRS and any other relevant U.S.

48

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or foreign tax authority. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

Section 715.Entire Agreement

. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

By _______________________________________

Adam Hopkin

Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By _______________________________________

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By _______________________________________

Name:

Title:

[Third Amended and Restated Series 2012-1 Supplement]

119711890\V-7

EXHIBIT A

Form of Series 2012-1 Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS (1) SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER AND (2) SUCH TRANSACTION COMPLIES WITH THE PROVISIONS SET FORTH IN SECTION 205 OF THE INDENTURE. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

TEXTAINER MARINE CONTAINERS II LIMITED
SECURED NOTE,
SERIES 2012-1

Up to $[___],000,000.00No. [__]

November 15, 2021

KNOW ALL PERSONS BY THESE PRESENTS that TEXTAINER MARINE CONTAINERS II LIMITED, a company incorporated and existing under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to [_______________] or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to [________] Million Dollars ($[___],000,000), which sum shall be payable on the dates and in the amounts set forth in the Third Amended and Restated Indenture, dated as of November 15, 2021 (as amended, restated, supplemented or modified from time to time, the “Indenture”), and the Third Amended and Restated Series 2012-1 Supplement, dated as of November 15, 2021 (as amended, restated, supplemented or modified from time to time, the “Supplement”), each between the Issuer and WILMINGTON TRUST, NATIONAL ASSOCIATION and (ii) interest on the outstanding principal amount of this Series 2012-1 Note on the dates and in the amounts set forth in the Indenture and the Supplement. A record of each Series 2012-1 Advance, Prepayment and repayment shall be made by the related Series 2012-1 Noteholder and absent manifest error such record shall be conclusive.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Supplement.

Payment of the principal of and interest on this Series 2012-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on, this Series 2012-1 Note is payable at the times and in the amounts set forth in the Indenture and the Supplement by wire

Exhibit A-1

119711890\V-7

transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2012-1 Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to One Billion Five Hundred Million Dollars ($1,500,000,000) pursuant to the Indenture and the Supplement.

The Series 2012-1 Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Supplement.

This Series 2012-1 Note is transferable as provided in the Indenture and the Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2012-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax, expense, or other governmental charge payable in connection with any transfer or exchange of this Series 2012-1 Note.

The Issuer, the Indenture Trustee and any agent of the Issuer may treat the person in whose name this Series 2012-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

This Series 2012-1 Note is subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2012-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2012-1 Note and on all future holders of this Series 2012-1 Note and of any Series 2012-1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2012-1 Note. Supplements and amendments to the Indenture and the Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Supplement.

The Holder of this Series 2012-1 Note shall have no right to enforce the provisions of the Indenture or the Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture or the Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Supplement; provided, however, that nothing contained in the Indenture or the Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2012-1 Note

Exhibit A-2

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on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as: permitted by Section 1311 of the Indenture.

All terms and provisions of the Indenture and the Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Supplement and the issuance of this Series 2012-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2012-1 Note shall not be entitled to any benefit under the Indenture or the Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Textainer Marine Containers II Limited has caused this Series 2012-1 Note to be duly executed by its duly authorized representative, on this November 15, 2021.

TEXTAINER MARINE CONTAINERS II LIMITED

By _______________________________________

Adam Hopkin

Secretary

This Note is one of the Series 2012-1 Notes described in the within-mentioned Indenture and the Supplement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By _______________________________________

Name:

Title:

Exhibit A-3

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SCHEDULE 1

MINIMUM TARGETED PRINCIPAL BALANCE PERCENTAGE

Period (Months Elapsed From Conversion Date)	Minimum Targeted Principal Balance Percentage
0	100.00%
1	99.44%
2	98.89%
3	98.33%
4	97.78%
5	97.22%
6	96.67%
7	96.11%
8	95.56%
9	95.00%
10	94.44%
11	93.89%
12	93.33%
13	92.78%
14	92.22%
15	91.67%
16	91.11%
17	90.56%
18	90.00%
19	89.44%
20	88.89%
21	88.33%
22	87.78%
23	87.22%
24	86.67%
25	86.11%
26	85.56%
27	85.00%
28	84.44%
29	83.89%
30	83.33%
31	82.78%
32	82.22%
33	81.67%
34	81.11%
35	80.56%
36	80.00%
37	79.44%
38	78.89%
39	78.33%
40	77.78%
41	77.22%
42	76.67%
43	76.11%
44	75.56%
45	75.00%
46	74.44%
47	73.89%
48	0.00%

Schedule 1-1

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SCHEDULE 2

SCHEDULED TARGETED PRINCIPAL BALANCE PERCENTAGE

Period (Months Elapsed From Conversion Date)	Scheduled Targeted Principal Balance Percentage
0	100.00%
1	99.17%
2	98.33%
3	97.50%
4	96.67%
5	95.83%
6	95.00%
7	94.17%
8	93.33%
9	92.50%
10	91.67%
11	90.83%
12	90.00%
13	89.17%
14	88.33%
15	87.50%
16	86.67%
17	85.83%
18	85.00%
19	84.17%
20	83.33%
21	82.50%
22	81.67%
23	80.83%
24	80.00%
25	79.17%
26	78.33%
27	77.50%
28	76.67%
29	75.83%
30	75.00%
31	74.17%
32	73.33%
33	72.50%
34	71.67%
35	70.83%
36	70.00%
37	69.17%
38	68.33%
39	67.50%
40	66.67%
41	65.83%
42	65.00%
43	64.17%
44	63.33%
45	62.50%
46	61.67%
47	60.83%
48	0.00%

US_Active\119825978\V-2

Exhibit C to Amendment and Consent

PROPOSED NPA

[see attached]

US_Active\119825978\V-2

Exhibit D to Amendment and Consent

INSTRUMENT OF ASSIGNMENT AND ACCEPTANCE

(INDENTURE TRUSTEE)

[see attached]

US_Active\119825978\V-2

Exhibit E to Amendment and Consent

INSTRUMENT OF ASSIGNMENT AND ACCEPTANCE

(MANAGER TRANSFER FACILITATOR)

[see attached]

US_Active\119825978\V-2